PART I – DISCLOSURE DOCUMENT
JWH GLOBAL TRUST
1,000,000
Units of Beneficial Interest

The Trust

The JWH Global Trust trades in the U.S. and international futures and forward markets in currencies, interest rates, energy and agricultural products, metals and stock indices.

The primary objective of the Trust is substantial capital appreciation over time by applying trend-following strategies.

The Trust seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies.

An investment in the Trust offers a means of diversifying a traditional portfolio of equities and bonds.

Managing Owner
R.J. O’Brien Fund Management, LLC (RJOFM) is the managing owner, commodity pool operator and sponsor of the Trust.

The managing owner is a subsidiary of R.J. O’Brien Holdings, Corp. (RJO).

The Trading Advisor
John W. Henry & Company, Inc. (JWH®) is one of the longest established professional managed futures advisors in the managed futures industry. The Trust utilizes the trading advisor’s Financial and Metals Portfolio, JWH GlobalAnalytics®, the International Foreign Exchange Program and the Global Diversified Portfolio.

The Units
The units are available for subscription on the last business day of each month at the net asset value per unit.

As of September 30, 2007, the net asset value per unit was $80.62.  Past performance is not necessarily indicative of future results.

Subscriptions will be deposited in an escrow account at The Bank of New York Mellon Corporation until being invested in the units as of the last business day of the month.

The units are being offered on a continuous basis.  There is no scheduled termination date for the offering of units. The units are being offered on a reasonable efforts basis. R.J. O’Brien Securities, LLC (RJOS) is the lead selling agent of the units. There is no minimum number of units which must be sold during a particular month.

Minimum Subscription Amounts
First-time investors                                     $5,000
IRAs, tax-exempt accounts                        $2,000
Existing investors                                        $1,000

The Risks
Before you decide whether to invest, you should read this entire prospectus carefully and consider “The Risks You Face” beginning on page 10.

•	You could lose all or substantially all of your investment in the Trust.

•
The Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets.  The face value of the Trust’s positions typically range from two to fifteen times its aggregate net assets.

•	Performance has been volatile. Past performance is not necessarily indicative of future results.

•	The use of a single advisor applying a limited number of generally similar trading programs may provide reduced diversification relative to a fund using multiple advisors and increases risk.

•	The Trust must generate trading profits, after taking into account estimated interest income, of 5.45% to cover its expenses and break even.

•	The Trust trades on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets.

•
There is no secondary market for the units and none is expected to develop.  Units may only be redeemed as of the end of a calendar month subject to a 2% redemption charge through the end of the eleventh month after issuance.

•	Each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

•	The Trust is subject to numerous conflicts of interest.

This prospectus is in two parts: a disclosure document and a statement of additional information.  These parts are bound together, and both contain important information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

 R.J. O’Brien Fund Management, LLC
Managing Owner
The date of this prospectus is December 4, 2007.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL.  IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS.  SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL.  IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES.  IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.  THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 36 TO 39 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 3.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL.  THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 10 TO 14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

JWH GLOBAL TRUST

PART ONE

DISCLOSURE DOCUMENT
Contents

Summary	1
The Risks You Face	10
How the Trust Works	14
Performance of the Trust	16
Selected and Supplementary Financial Information	17
Management’s Analysis of Operations	18
Quantitative and Qualitative Disclosures About the Trust’s Market Risk	30
Charges	36
Interest Income	39
The Managing Owner	39
John W. Henry & Company, Inc.	41
JWH Principals	48
Brokerage Arrangements	50
Redemptions; Net Asset Value	51
Conflicts of Interest	52
The Trust and the Trustee	54
Tax Consequences	58
Plan of Distribution	60
Lawyers; Accountants	62
Privacy Policy	62

PART TWO

STATEMENT OF ADDITIONAL

INFORMATION

Managed Futures Funds in General	63
The Role of Managed Futures in Your Portfolio	65
Futures Markets and Trading Methods	67
Supplemental Performance and Statistical Information	69
Financial Statements	F-1
Exhibit A — Sixth Amended and Restated Declaration and Agreement of Trust	A-1
Exhibit B — Subscription Requirements	B-1
Exhibit C-1 — Subscription Agreement and Power of Attorney (All States except Maine)	CI-1
Exhibit C-2 —Subscription Agreement and Power of Attorney (State of Maine Investors)	CII-1
Request for Redemption	D-1

Summary

This summary highlights certain information contained elsewhere in this prospectus.  Before you decide to invest in the Trust, you should read the entire prospectus, the statement of additional information, financial statements, and the exhibits.

General

JWH Global Trust is a Delaware statutory trust which trades in a wide range of U.S. and international futures and forward markets.  R.J. O’Brien Fund Management, LLC (RJOFM) is the Trust’s managing owner and commodity pool operator.  John W. Henry & Company, Inc. (JWH®) is its trading advisor.

As of September 30, 2007, the Trust’s capitalization was approximately $75,839,732, the net asset value per unit was $80.62, and the Trust had a total of 5,485 unitholders.  In October 2005, a portion of the Trust’s net asset value was transferred to a non-trading account to represent the amount held at Refco Capital Markets, Ltd., the Trust’s former futures and currency broker  (See the notes to our Financial Statements beginning at page F-1 for a complete description).

The Trust and Its Objectives
The primary objective of the Trust is substantial capital appreciation through trading directed by JWH.  At the same time, JWH will attempt to reduce volatility and risk of loss by participating in diversified markets and applying risk control policies.

Through an investment in the Trust, investors have the opportunity to participate in markets not typically represented in an individual’s portfolio, and the potential to profit from rising as well as falling prices.  The success of JWH’s trading is not dependent upon favorable economic conditions, national or international.  Indeed, periods of economic uncertainty can augment the profit potential of the Trust by increasing the likelihood of significant movements in commodity prices, the exchange rates between various countries, world stock prices and interest rates.

The Trust allocates 30% of its assets to JWH’s Financial and Metals Portfolio, 30% to the JWH GlobalAnalytics®, 20% to the International Foreign Exchange Program and 20% to the Global Diversified Portfolio.  The Trust’s assets are rebalanced at the end of each quarter among these four trading programs in accordance with the preceding percentages.  The JWH programs used by the Trust may change over time.  The Trust may employ other JWH programs without advance notice to investors.

The address of the Trust is the same as the address for the managing owner, RJOFM.

The Managing Owner

The managing owner and commodity pool operator of the Trust is R.J. O’Brien Fund Management LLC (RJOFM).   RJOFM was originally incorporated in Illinois in 2006 and reincorporated as a limited liability company in Delaware in July 2007, and is a subsidiary of R.J. O’Brien Holdings Corp (RJO).  The managing owner has been registered with the Commodity Futures Trading Commission as a commodity pool operator since November 2006 and is a member of the National Futures Association.  As of September 30, 2007, the managing owner was managing approximately $74.2 million in client assets.  RJOFM maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.

See the organizational chart of the Trust at page 9.

John W. Henry & Company, Inc.

JWH has been the sole trading advisor for the Trust since inception.  JWH manages capital in commodities, financial futures and foreign exchange markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals.  JWH trades on a 24-hour basis in a wide range of futures and forward contracts — more than eighty markets as of the date of this prospectus — in the United States, Europe and Asia.  JWH is one of the longest established managed futures advisors.  It was managing approximately $430 million in client capital as of September 30, 2007.

The Offering

Units are available for subscription at the net asset value per unit as of the close of business on the last business day of each calendar month.  R.J. O’Brien Securities, LLC (RJOS) is the lead selling agent of the units.  The units may be offered on a reasonable efforts basis by a number of additional selling agents appointed by the lead selling agent, at the discretion of the lead selling agent.

In order to purchase units, an investor must complete, execute and deliver a subscription agreement and power of attorney which accompanies this prospectus.  Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last business day of the month.

The minimum initial investment is $5,000 for individuals and $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing unitholders are permitted in $1,000 minimums with $100 increments.  There is no minimum number of units which must be sold during a particular month.

Subscriptions will be deposited in an escrow account at The Bank of New York Mellon Corporation until being invested in the units as of the last business day of the month.

There is no maximum aggregate subscription amount for the Trust.

Major Risks of the Trust

The Trust is a speculative investment.  It is not possible to predict how the Trust will perform over the long or short term.

Investors must be prepared to lose all or substantially all of their investment in the units.

There can be no assurance that the past performance of either the Trust or JWH is indicative of how they will perform in the future.

The Trust is a single-advisor fund, which is likely to involve higher risk than multi-advisor funds.

To date, the performance of the Trust has been volatile.  The net asset value per unit has varied by more than 21% in a single month.

The Trust could incur large losses over short periods.

The Trust typically takes positions with a face value of two to fifteen times its total net assets.

Positive correlation among the JWH trading programs (because they trade in some of the same markets and are all technical, trend-following programs) reduces diversification of trading approaches and methods and increases the risk of loss to investors.

The performance of the JWH trading programs is dependent upon market trends of the type that JWH’s models are designed to identify.  Trendless periods are frequent, and during such periods the Trust is unlikely to be profitable.

Trading on foreign contract markets involves additional risks, including the risks of inadequate or lack of regulation, exchange-rate fluctuations, expropriation, credit and investment controls and counterparty insolvency.

There can be no assurance of the continued availability of JWH or its key principals.

The units may only be redeemed once a month.  Because investors must submit subscriptions as well as redemption notices by the fifth business day prior to month-end, they cannot know the net asset value at which they will acquire or redeem units.

Unitholders may not transfer or assign units without providing prior written notice to the managing owner.  No assignee may become a substitute unitholder except with the consent of the managing owner.

As unitholders, investors have no discretion in the operation of the Trust; they are entirely dependent on the management of RJOFM and JWH for the success of their investment in the Trust.

Profits earned by the Trust will be taxable to an investor even though the managing owner does not intend to make any distributions.

Redemptions

You can redeem units at their month-end net asset value at the end of each month.  The Bank of New York Mellon Corporation, the Trust’s administrator, must receive your redemption request no later than the fifth business day prior to the month-end of redemption.  A redemption charge of 2% of the net asset value of the units redeemed applies to units redeemed on or before the eleventh month-end from the date units are issued.

Fees and Expenses

The incentive fee payable to JWH is calculated on a quarterly basis and could be substantial even in a year in which the Trust has no profits.  The Trust’s other significant expenses are its brokerage and management fees.  If the Trust’s net asset value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Trust’s rate of return.  The following breakeven table indicates the approximate amount of trading profit the Trust must earn during the first twelve months after a unit is purchased to offset the costs of investing in the Trust.

	Breakeven Table
Expenses	Twelve-Month Percentagen Breakeven	Twelve-Month Dollar Breakeven ($5,000 Initial Investment)[1]
Brokerage Fees	5.00%	$250.00
Management Fee	2.00%	$100.00
Incentive Fee[2]	1.00%	$50.00
Administrative Expenses[3]	0.40%	$15.00
Ongoing Offering Costs	0.50%	$25.00
Less Interest Income[3]	(3.45)%	$(172.50)
Return on $5,000 Initial Investment Required For “Breakeven” If Units Held At Least Twelve Months[4]	5.45%	$267.50

(1) Assumes a constant $5,000 net asset value.
(2) Estimated.  The incentive fee is 20% of new trading profits and is paid quarterly; consequently, an incentive fee could be paid in a year in which the Trust has no profits.
(3) Estimated.
(4) A redeeming unitholder pays redemption charges equal to 2% of the redemption proceeds to R.J. O’Brien Fund Management, LLC through the end of the eleventh month after the redeemed unit was purchased.  Redemption charges, if applicable, reduce the redemption proceeds otherwise payable to investors.

See “Charges” beginning at page 36 for a complete description of each fee.

JWH’s Programs

JWH currently offers 9 investment programs in five categories: Broadly Diversified; Financial; Foreign Exchange; Multiple Style; and Commodity Focus.  Broadly Diversified programs invest in a broad spectrum of worldwide financial and non-financial futures and forward markets including currencies, interest rates, global stock indices, metals, energies and agricultural commodities.  Financial programs invest in worldwide financial futures and forward markets including currencies, interest rates and stock indices in addition to the metals markets.  Foreign Exchange programs invest in a wide range of world currencies primarily traded in the inter-bank market.  Multiple Style programs involve the selection and allocation of assets among the other types of JWH investment programs on a discretionary basis.  Commodity Focus programs are broadly diversified, commodity-only programs.

JWH’s Programs Used for the Trust

As of July 1, 2006, the Trust has allocated its assets among JWH’s Financial and Metals Portfolio, JWH GlobalAnalytics®, the International Foreign Exchange Program and the Global Diversified Portfolio.  The Financial and Metals Portfolio, which began trading client funds in October 1984, is JWH’s longest running program.  JWH GlobalAnalytics® has been trading client capital since June 1997.  The International Foreign Exchange Program has been trading client capital since August 1986.  The Global Diversified Portfolio has been trading client capital since June 1988.

The JWH programs used by the Trust may change materially over time.  The Trust has employed other JWH programs in the past and may do so in the future without advance notice to investors.

Past performance is not necessarily indicative of future results.

Financial and Metals Portfolio

Markets Traded:
  Interest Rates
  Global Stock Indices
  Currencies
  Precious Metals

The Financial and Metals Portfolio began trading client capital in October 1984.  The Financial and Metals Portfolio seeks to identify and capitalize on intermediate-term price movements in four worldwide market sectors: interest rates, currencies, global stock indices and metals.  This program takes a market position when trends are identified but may take a neutral stance or liquidate open positions in non-trending markets.  As of September 30, 2007, JWH had approximately $112 million under management pursuant to the Financial and Metals Portfolio.

Past performance is not necessarily indicative of future results.

JWH GlobalAnalytics®

Markets Traded:
    Interest Rates
    Global Stock Indices
    Currencies
    Energies
    Softs
    Grains
    Fiber
    Precious and Base Metals

Introduced in June 1997, JWH GlobalAnalytics® is the result of extensive research and testing by JWH.  The program invests in a broad spectrum of worldwide financial and non-financial futures markets, including interest rate, global stock index, currency, metal, energy and agricultural contracts.  Unlike other JWH programs, which invest in intermediate or long-term price movements, JWH GlobalAnalytics® invests in both long- and short-term price movements.  JWH GlobalAnalytics® uses multiple models and time frames.  As of September 30, 2007, JWH had approximately $94 million under management in JWH GlobalAnalytics®.

Past performance is not necessarily indicative of future results.

International Foreign Exchange Program

Markets Traded:
    Currencies

The International Foreign Exchange Program seeks to identify and capitalize on intermediate-term price movements in a broad range of both major and minor currencies, primarily trading in the interbank market.  Positions are taken outright against the U.S. dollar or as non-dollar cross rates.  This program uses the three-phase forex investment style.  As of September 30, 2007, JWH had approximately $73 million under management pursuant to the International Foreign Exchange Program.

Past performance is not necessarily indicative of future results.

Global Diversified Portfolio

Markets Traded:
Currencies
Grains
Precious and Base Metals
Energies
Interest Rates
Softs
Fiber
Global Stock Indices

           The Global Diversified Portfolio seeks to capitalize on intermediate-term price movements in a broad spectrum of worldwide financial and non-financial futures markets, including agricultural, currencies, energies, interest rate, metals, and global stock-indices.  This program uses the three-phase investment style.  As of September 30, 2007, JWH  had approximately $20 million under management pursuant to the Global Diversified Portfolio.

Past performance is not necessarily indicative of future results.

Allocation Among JWH Programs

RJOFM, as managing owner, has the discretion, subject to JWH’s agreement, from time to time, to alter the allocation of the Trust’s assets among the JWH trading programs, to delete a trading program or to add other JWH programs.  In deciding whether to delete or add a JWH program, the managing owner will consider, among other things, recent and/or expected economic and market conditions, the performance of each trading program and the trading programs combined, the performance of other JWH programs, and the market sector concentration of the trading programs currently being used by the Trust as well as the other JWH programs.  If the Trust’s trading programs become concentrated in the same market sectors, or if the recent performance of a trading program appears incompatible with the Trust’s objectives, the managing owner and JWH may agree to terminate the use of that program and possibly replace it with another.  The following pie charts show the historical allocations made by the Trust to the various JWH programs since the Trust’s inception.

Changes in Allocation

Changes in Allocation

June 1997 – Sept. 1998

F&M 50%
Original 50%

October 1998 – Dec. 1999

G-7 25%
F&M 35%
Original 40%

Jan. 2000 – July 2005

G-7 30%
F&M 40%
GA 30%

August 2005 – June 2006

FX 20%
F&M 30%
GFE 20%
GA 30%

July 2006 – Present

FX 20%
F&M 30%
GD 20%
GA 30%

Legend:

F&M:  Financial and Metals Portfolio
G-7:  G-7 Currency Portfolio
GA:  JWH GlobalAnalytics®
Original:  Original Investment Program
GFE:  Global Financial and Energy Portfolio
FX:  International Foreign Exchange Program
GD:  Global Diversified Portfolio

The JWH Programs are Technical and Trend-Following, Computerized Systems

The mathematical models used by the JWH programs are technical systems, generating trading signals on the basis of statistical research into past market prices.  JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices.  Its analysis focuses exclusively on past price movements.

As a trend-following advisor, JWH’s objective is to participate in major price trends — sustained price movements either up or down.  Such price trends may be relatively infrequent.  Trend-following advisors anticipate that over half of their positions will be unprofitable.  Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

Markets Traded

The Financial and Metals Portfolio, JWH GlobalAnalytics®, the International Foreign Exchange Program and the Global Diversified Portfolio emphasize trading in currencies, energies, global stock indices, interest rates, agricultural and the metals sectors.  This participation may include the following:

Currencies
Australian Dollar Brazilian Real British Pound Czech Koruna Danish Krone Canadian Dollar Euro Japanese Yen EUR/JPY Cross EUR/GBP Cross AUD/CHF Cross GBP/JPY Cross EUR/ZAR Cross Hong Kong Dollar	Mexican Peso New Zealand Dollar Norwegian Krone Polish Zloty Singapore Dollar South African Rand Swiss Franc U.S. Dollar AUD/JPY Cross EUR/MXN Cross MXN/JPY Cross Chilean Peso Korean Won Chinese Yuan

Indices
DJ EuroStoxx 50 Nikkei 225 Index S&P 500 Goldman Sachs	Nasdaq 100 E-Mini SFE SPI 200 DAX (Germany) FTSE 100 (UK)

Metals
Aluminum Copper Copper, High Grade Gold Palladium	Silver Tin Zinc Lead Nickel

Energies
Brent Crude Oil Crude Oil Natural Gas	Heating Oil Unleaded gasoline London Gasoil

Financial Instruments
Australian (90-day) Bank Bills Australian (3-year and 10-year ) Treasury Bonds Euroyen Canadian Gov’t bonds Canadian Bank Bills Eurobund Eurodollar Euribor	Euroswiss Euro BOBL (5 year) Euro Shatz (2 year) Japanese Government Bond U.K. Long “Gilt” U.K. Short Sterling U.S. 5 & 10-yr Treasury Note U.S. 30-year Bond U.S. 2-year note

Agricultural Products
Cocoa Coffee Corn Cotton *Live Cattle Live Hogs	Soybeans *Soybean Meal Soybean Oil Sugar Wheat

_______________
*These markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH’s specifications.

As of September 30, 2007, the Trust had the approximate market sector commitments as shown in the pie chart below.  Also shown on the following page are the approximate average market sector weightings of each JWH program currently used by the Trust for the three-year period ending September 30, 2007.  The market sector weightings of the Trust and the JWH programs may vary significantly over time.

JWH Global Trust
Sector Allocation as of September 2007

Metals 8.4%
Agricultural Commodities 13.6%
Interest Rates - Australia
Interest Rates - Europe 9.8%
Interest Rates - US 8.2%
Interest Rates - Asia 2.6%
Currencies 32.7%
Global Stock Indices 9.8%
Energies 13.2%

Average Sector Allocations (3-Year Average) of Selected JWH Programs as of September 30, 2007
Allocation to JWH Program	JWH Program	Agriculture	Currencies	Energies	Global Stock Indices	Interest Rates	Metals

20%	International Foreign Exchange Program	—	100.0%	—	—	—	—

30%	Financial and Metals Portfolio	—	37.9%	—	24.7%	31.5%	5.9%

30%	JWH GlobalAnalytics	18.2%	19.3%	20.4%	9.9%	22.8%	9.4%

20%	Global Diversified Portfolio	18.3%	14.3%	10.2%	25.7%	26.4%	5.1%

There is no way to predict which markets the Trust will trade or what its relative commitments to the different markets will be.  Past performance is not necessarily indicative of future results.

Varying the Size of the Trust’s Market Positions

JWH attempts to adjust the Trust’s position sizes and market exposure to meet its profit and risk-control objectives.  Generally, only between 2% and 15% of the face value of a futures or forward position is required as margin to put on positions.  Consequently, JWH has considerable flexibility to make significant changes in the size of the Trust’s open positions.  For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract.  This means that JWH could acquire, for each $100,000 of Trust capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to fifty such contracts with a face value of $5,000,000.  The greater the market exposure of the Trust, the more profit or loss it will recognize as a result of the same price movement, and the greater its risk, profit potential and expected performance volatility.

Principal Tax Aspects of Owning Units

Taxable U.S. investors are subject to U.S. federal income tax (and applicable state income taxes) each year on their allocable shares of any gains recognized by the Trust whether or not they redeem any units or receive any distributions from the Trust.

40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at the individual investor’s ordinary income tax rate, while 60% of such gains are taxed as long-term capital gain at a 15% maximum rate for individuals.  The Trust’s trading gains from other contracts will be primarily short-term capital gain.  This tax treatment applies regardless of how long an investor holds Units.  If, on the other hand, an individual investor held a stock or bond for twelve months or longer, all the gain realized on its sale would generally be taxed as long-term capital gain at a 15% maximum rate.

Losses on the units may be deducted against capital gains, and, in the case of individuals, any losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year.  Consequently, investors could pay tax on the Trust’s interest income even though they have lost money on their Units.  See “Tax Consequences” beginning at page 58.

An Investment in the Units Should be Considered as a Three to Five Year Commitment

The market conditions in which the Trust is likely to recognize significant profits occur infrequently.  An investor should plan to hold units for long enough to have a realistic opportunity for a number of such trends to develop.

RJOFM believes that investors should consider the units at least a three- to five-year commitment.

Is the Trust a Suitable Investment for You?

You should consider investing in the Trust if you are interested in its potential to produce enhanced returns over the long-term that are generally unrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant or total losses of your investment.  RJOFM offers the Trust only as a diversification opportunity for an investor’s entire investment portfolio, not as a complete investment program, and you should only invest the risk capital portion of your investment portfolio.  No one should invest more than 10% of his or her readily marketable assets in the Trust.  Investors should be aware that they may lose all of their investments in the Trust.

Where You Can Find More Information

The Trust filed its registration statement relating to the units registered with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.  You may read and copy any of the materials the Trust has filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330.  These materials are also available to the public from the SEC’s web site at http://www.sec.gov.

JWH GLOBAL TRUST

Organizational Chart

The following is an organizational chart that shows the relationship among the various parties involved with this offering.  Other than JWH and the Trustee, all of the entities indicated in the organizational chart are affiliates of R.J. O’Brien Holdings, Corp.  See “Conflicts of Interest” beginning at page 52.   R.J. O’Brien Fund Management, LLC and entities affiliated with it are sometimes referred to as the “RJO Group.”

R.J. O'Brien Holdings, Corp
R.J. O'Brien & Associates, LLC (Futures Broker)
R.J. O'Brien Securities, LLC (Lead Selling Agent)
R.J. O'Brien Alternative Asset Management, LLC
Customer Agreement
Selling Agreement
R.J. O'Brien Fund Management, LLC (Managing Owner)
Managing Ownership Interest
JWH Global Trust
Trustee
Trading Advisory Agreement
Wilmington Trust Company (Trustee)
John W. Henry & Company, Inc. (CTA)
U.S. and International Futures Markets and Cash Foreign Exchange

The Risks You Face

This section includes the principal risks that you will face with an investment in the Trust.  You should consider these risks when making your investment decision.  You should not invest in the Trust unless you can afford to lose all of your investment.

Possible Total Loss of an Investment in the Trust

You could lose all or substantially all of your investment in the Trust.

Specific Risks Associated with a Single-Advisor Fund

Even in the speculative area of managed futures, single-advisor funds are considered by some to be unusually high risk investments.  Multi-advisor strategies are used by many commodity pools specifically for risk control purposes.  The Trust is a single-advisor fund.

Investing in the Units Might Not Diversify an Overall Portfolio

One of the objectives of the Trust is to add an element of diversification to a traditional securities portfolio.  While the Trust may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so.  An investment in the Trust could increase, rather than reduce, the overall portfolio losses of an investor during periods when the Trust, as well as stocks and bonds, decline in value.  There is no way of predicting whether the Trust will lose more or less than stocks and bonds in declining markets.  Investors must not rely on the Trust as any form of protection against losses in their securities portfolios.

Investors Must Not Rely on the Past Performance of Either JWH or the Trust in Deciding Whether to Buy Units

The performance of the Trust is entirely unpredictable, and the past performance of the Trust, as well as of JWH, is not necessarily indicative of their future results.

The price data which JWH has researched in developing its programs may not reflect the changing dynamics of future markets.  If not, the JWH programs may have little chance of being profitable.  An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated.  Not all of these factors can be identified, much less quantified.  There can be no assurance that JWH will trade the Trust’s assets in a profitable manner.

Volatile JWH Trading History

JWH’s performance, even when successful, has been characterized by significant volatility.  Since the inception of trading of the JWH programs, the largest “peak-to-valley” drawdown experienced by any single program was nearly 60% on a month-to-month basis.  Measured on a day-to-day composite basis, that drawdown exceeded the monthly level results.  Moreover, certain programs have incurred losses of 10% or more in a single trading day.  Even if the Trust is successful, it is likely to experience significant losses from time to time.

The performance of the Trust to date has been volatile.  As of September 30, 2007, the Trust has been experiencing a drawdown equal to 39.65% for the last 52 months. Past performance of the Trust is not necessarily indicative of future results.

The Similarities Among the JWH Programs Reduce Diversification, Increasing the Risk of Loss

The similarities among the programs reduce the Trust’s trading method diversification.  The less diversification in trading methods, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

Overlap of the Markets Traded by JWH Also Reduces Diversification, Increasing the Risk of Loss

The trading programs used by the Trust emphasize trading in the financial instrument and currency markets.  The degree of market overlap changes with the program mix.  However, in general, RJOFM expects the Trust will maintain a substantial concentration in these two sectors while the current programs continue to be used for the Trust.  For example, the Trust may allocate more than 50% of its trading assets to a single market sector such as currencies.  Market concentration increases the risk of major losses and unstable unit values, as the same price movements adversely affect many of the Trust’s concentrated positions at or about the same time.

As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible.  The Trust does not follow this approach and, as a result, may not capture trends which would have been highly profitable.

The Trust’s Substantial Expenses Will Cause Losses for the Trust Unless Offset by Profits and Interest Income

The Trust pays annual expenses of approximately 7.9% of its average month-end assets.  In addition to this 7.9% annual expense level, the Trust is subject to 20% quarterly incentive fees on any new trading profits.  Because these incentive fees are calculated quarterly, they could represent a substantial expense to the Trust even in a breakeven or unprofitable year.  Based on the Trust’s history, RJOFM expects that approximately 0.0833% of the Trust’s average month-end assets might be paid out in incentive fees even during an unprofitable year. Additionally, investors who redeem units within the first eleven months after the units are issued would in effect pay 9.9% including the 2.0% redemption fee. For a complete discussion of the charges to investors, please see the discussion beginning on page 36.

The Trust’s expenses could, over time, result in significant losses.  Except for the incentive fee, these expenses are not contingent and are payable whether or not the Trust is profitable.

JWH Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

The JWH programs focus exclusively on statistical analysis of market prices.  Consequently, any factor external to the market itself which dominates prices is likely to cause major losses.  For example, a pending political or economic event may be very likely to cause a major price movement, but JWH would continue to maintain positions that would incur major losses as a result of such movement, if its programs indicated that it should do so.

The likelihood of the units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices.  During such periods, JWH’s historical price analysis could establish positions on the wrong side of the price movements caused by such events.

Lack of Price Trends or of the Types of Price Trends Which JWH Programs Can Identify Will Cause Major Losses

The Trust cannot trade profitably unless major price trends occur in at least certain markets that it trades.  Many markets are trendless most of the time, and in static markets the JWH programs are likely to incur losses.  Historically, less than one-third of all trades made pursuant to JWH’s investment programs have been profitable;  JWH depends on significant gains from a few major trends to offset these losses.

The Danger to the Trust of “Whipsaw” Markets

Often, the most unprofitable market conditions for the Trust are those in which prices “whipsaw,” moving quickly upward, then reversing, then moving upward again, then reversing again.  In such conditions, the JWH programs may establish losing positions based on incorrectly identifying both the brief upward and downward price movements as trends.

The Large Size of the Trust’s Trading Positions Increases the Risk of Sudden, Major Losses

The Trust takes positions with face values up to as much as approximately fifteen times its total equity.  Consequently, even small price movements can cause major losses.

Unit Values Are Unpredictable and Vary Significantly Month-to-Month

The net asset value per unit can vary significantly month-to-month.  Investors cannot know at the time they submit a subscription or a redemption request what the subscription price or redemption value of their units will be.

The only way to take money out of the Trust is to redeem units.  You can only redeem units at month-end on five business days’ advance notice and subject to possible redemption charges.  The restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming units.

Transfers of units are subject to limitations as well, such as advance written notice of any intent to transfer and the consent of RJOFM prior to the acceptance of a substitute unitholder.

In addition, investors are unable to know whether they are subscribing for units after a significant upswing in the net asset value per unit — often a time when the Trust has an increased probability of entering into a losing period.

The Opportunity Costs of Rebalancing the JWH Programs

The quarterly rebalancing of the Trust’s assets among its JWH trading programs may result in the liquidation of profitable positions, thereby foregoing greater profits which the Trust would otherwise have realized, and the establishment of unprofitable positions, thereby incurring losses which the Trust would otherwise have avoided had rebalancing not occurred.

Alteration of Trading Systems and Contracts and Markets Traded

JWH may, in its discretion, change and adjust the trading programs, as well as the contracts and markets traded.  These adjustments may result in foregoing profits which the trading programs would otherwise have captured, as well as incurring losses which they would otherwise have avoided.  Neither the managing owner nor the unitholders are likely to be informed of any non-material changes in the trading programs.

Increased Competition from Other Trend-Following Traders Could Reduce JWH’s Profitability

There has been a dramatic increase over the past twenty-five years in the amount of assets managed by trend-following trading systems like the JWH programs.  In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by September 30, 2007 this estimate had risen to approximately $183 billion.  It is also estimated that over half of all managed futures trading advisors rely primarily on trend-following systems.  Although the amount of trading in the futures industry as a whole has increased significantly during the same period of time, the increase in managed money increases trading competition.  The more competition there is for the same positions, the more costly and harder they are to acquire.

JWH’s Level of Equity Under Management Could Lead to Diminished Returns

JWH has a significant amount of assets under management.  As of January 1, 1990, JWH had approximately $197 million under management; as of September 30, 2007, this figure had risen to approximately $430 million.  The more money JWH manages, the more difficult it may be for JWH to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance.  Large trades result in more price slippage than do smaller orders.

Illiquid Markets Could Make It Impossible for JWH to Realize Profits or Limit Losses

In illiquid markets, JWH could be unable to capitalize on the opportunities identified by it or to close out positions against which the market is moving.  There are numerous factors which can contribute to market illiquidity, far too many for JWH to predict when or where illiquid markets may occur.  JWH attempts to limit its trading to highly liquid markets, but there can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.

Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage-backed securities.  There can be no assurance that the same will not happen to the Trust at any time or from time to time.  The large size of the positions which JWH acquires for the Trust increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

JWH Trades Extensively in Foreign Markets; These Markets Are Less Regulated Than U.S. Markets and Are Subject to Exchange Rate, Market Practices and Political Risks

The trading programs used for the Trust trade a great deal outside the U.S.  From time to time, as much as 30%-50% of the Trust’s overall market exposure could involve positions taken on foreign markets.  Foreign trading involves risks — including exchange-rate exposure, possible governmental intervention and lack of regulation — which U.S. trading does not.  In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States.  Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics.  The rights of traders or investors in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Unregulated Markets Lack Regulatory Protections of Exchanges

A substantial portion of the Trust’s trading — primarily its trading of spot and forward contracts in currencies — takes place in unregulated markets.  It is impossible to determine fair pricing, prevent abuses such as “front-running” or impose other effective forms of control over such markets.  The absence of regulation could expose the Trust in certain circumstances to significant losses which it might otherwise have avoided.

Electronic Trading

JWH may from time to time trade on electronic markets and use electronic order routing systems, which differ from traditional open outcry pit trading and manual order routing methods.  Characteristics of electronic trading and order routing systems vary widely among the different electronic systems with respect to order matching procedures, opening and closing procedures and prices, error trade policies and trading limitations or requirements.  There are also differences regarding qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system.  Each of these matters may present different risk factors with respect to trading on or using a particular system.  Each system may also present risks related to system access, varying response times and security.  Trading through an electronic trading or order routing system also entails risks associated with system or component failure.  In the event of system or component failure, it is possible that for a certain time period, it might not be possible to enter new orders, execute existing orders or modify or cancel orders that were previously entered.  System or component failure may also result in loss of orders or order priority.  Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours.  Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of futures brokers and software and communication system vendors and the amount that may be collected for system failures and delays.  These limitation of liability provisions vary among the exchanges.

Regulatory Changes Could Restrict the Trust’s Operations

The Trust implements a speculative, highly leveraged strategy.  From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities.

Regulatory changes could adversely affect the Trust by restricting its markets, limiting its trading and/or increasing the taxes to which unitholders are subject.  RJOFM is not aware of any pending or threatened regulatory developments which might adversely affect the Trust.  However, adverse regulatory initiatives could develop suddenly and without notice.

The Trust Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of RJOFM or Others

The Trust is subject to the risk of exchange or clearinghouse insolvency.  Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings.  Were a substantial portion of the Trust’s capital tied up in a bankruptcy, RJOFM might suspend or limit trading, perhaps causing the Trust to miss significant profit opportunities.

Possibility of Termination of the Trust Before Expiration of Its Stated Term

As managing owner, RJOFM may withdraw from managing the Trust upon 120 days’ notice, which would cause the Trust to terminate unless a substitute managing owner were obtained.  Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term.  This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.  If the registrations with the CFTC or memberships in the NFA of JWH or RJOFM were revoked or suspended, such entity would no longer be able to provide services to the Trust.

Tax Factors

The following are not risks but rather important tax features of investing in the Trust which all prospective investors should carefully consider before deciding whether to purchase units.  Investors should consult a tax advisor before investing in a Trust. Please see "Tax Consequesces" beginning on page 58.

Investors Are Taxed Every Year on Their Share of the Trust’s Profits

Taxable U.S. investors are subject to U.S. federal income tax (and applicable state income taxes) each year on their allocable shares of any income of the Trust, irrespective of whether they redeem any units.

All performance information included in this prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.

Over time, the compounding effects of the annual taxation of the Trust’s income are material to the economic consequences of investing in the Trust.  For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105.  However, if one factors in a 30% tax rate each year, the result would be $14,025.

The Trust’s Trading Gains Are Taxed at Higher Short-Term Capital Gains Rate

Investors are taxed on their share of any trading profits of the Trust at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. exchange-traded contracts traded.  These tax rates are determined irrespective of how long an investor holds units.  Consequently, the tax rate on the Trust’s trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

Tax Could Be Due From Investors on Their Share of the Trust’s Interest Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of the Trust’s interest income, even though the Trust incurs overall losses.  Trading losses can only be used by individuals to offset trading gains and $3,000 of interest income each year.  Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 economic loss for the year.  The $7,000  loss would carry forward, but subject to the same limitation on its deductibility against interest income.

How the Trust Works

Buying Units

You may buy units in the Trust as of the last business day of any month at the current net asset value.  Your subscription must be submitted by the fifth business day prior to the month-end of investment.  Late subscriptions will be applied to unit sales as of the end of the second month after receipt, unless revoked by the investor.

RJOFM has no present intention to terminate the offering, but may do so at any time in its sole discretion.

Units are offered at net asset value.  Investors need to submit subscription agreements with each purchase of units.  The minimum purchase for first-time investors is $5,000 for individuals and $2,000 for IRAs and other tax-exempt accounts.  Existing investors may make additional investments in $1,000 minimums.

Use of Proceeds

100% of all subscription proceeds are invested directly into the Trust.

The Trust uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses.  At the same time that the Trust’s assets are being used as margin, they are also available for active or passive cash management.  To date, the Trust’s cash has been passively managed by placing it on deposit with its clearing broker, R.J. O’Brien & Associates, LLC (“RJOB”);  75% of the cash management return earned on the Trust’s assets is paid to the Trust while 25% of the return earned on cash as a whole is retained by the clearing broker retains.

Redeeming Units

You can redeem units monthly.  To redeem at month-end, contact your financial advisor or RJOFM.  Redemption requests must be received by the Trust’s administrator, The Bank of New York Mellon Corporation, no later than the fifth business day prior to the month-end of redemption.

The proceeds of units redeemed through the eleventh month from the date of issuance are reduced by a charge of 2% of their redemption date net asset value.  This charge is paid to the managing owner.  If a unitholder acquires units at more than one closing, the units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.

Uncertain Subscription and Redemption Value of Units

The Trust sells and redeems units at subscription or redemption date net asset value, not at the net asset value as of the date that subscriptions or redemption requests are submitted.  Investors must submit irrevocable subscriptions and redemption requests no later than the fifth business day prior to the effective date of subscription or redemption.  Because of the volatility of unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units.

Materially adverse changes in the Trust’s financial position could occur between the time an investor irrevocably commits to acquire or redeem units and the time the purchase or redemption is made.

No Distributions Intended

The Trust does not anticipate making any distributions to investors.  No distributions have been made to date.

Performance of the Trust

JWH GLOBAL TRUST(1)
January 1, 2002 – September 30, 2007
Type of Pool: Publicly Offered; Single Advisor; Not Principal Protected
Aggregate Subscriptions:  $467,225,912
Current Capitalization:  $75,839,732
Date of inception: June 1997
Worst Monthly Decline since January 1, 2002 (Month/Year):  (11.01)% (06/06)
Worst Monthly Decline since Inception (Month/Year):  (13.27)% (11/01)
Worst Peak-to-Valley Decline(2) since January 1, 2002 (Month/Year):  (42.76)% (5/03 – 3/07)
Worst Peak-to-Valley Decline since Inception (Month/Year):  (42.76)% (5/03 – 3/07)
Net Asset Value per Unit, September 30, 2007: $80.62
Number of Unitholders, September 30, 2007: 5,485

Monthly(3,4)	2007	2006	2005	2004	2003	2002
January	(1.24)%	(1.76)%	(9.54)%	1.07%	7.07%	(1.60)%
February	(7.50)	(9.61)	(5.63)	4.54	3.57	(5.58)
March	(10.83)	2.04	0.50	(4.64)	(3.32)	(5.97)
April	6.26	10.68	(6.40)	(9.38)	1.29	(0.30)
May	0.42	(1.15)	7.95	(6.21)	7.78	8.81
June	7.02	(11.01)	7.89	(5.16)	(5.74)	21.15
July	(6.68)	(8.12)	(1.58)	(3.31)	(2.96)	5.72
August	(6.95)	8.81	2.36	(2.21)	1.02	1.07
September	6.14	0.49	0.60	4.26	(2.73)	4.41
October		(4.83)	(1.19)	11.97	(1.06)	(6.66)
November		5.68	8.44	10.85	(4.77)	(6.64)
December		(6.70)	(8.54)	0.24	7.84	11.98
Compound Annual Rate of Return	(14.11)%	(16.84)%	(7.12)%	(0.39)%	6.87%	24.99%

________________
(1) As of July 1, 2006,  the Trust has allocated its assets to the following JWH programs: 30% to Financial & Metals Portfolio, 30% to JWH GlobalAnalytics, 20% to International Foreign Exchange Program and 20% to Global Diversified Portfolio.
(2) Worst Peak-to-Valley Decline is the largest decline in the net asset value per unit without such net asset value per unit being subsequently equaled or exceeded.
(3) Monthly Rate of Return is the net performance of the Trust during a month (including interest income) divided by the total equity of the Trust as of the beginning of the month.  Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.
(4) Through July 1, 2003, the Trust paid an annual brokerage fee of 6.5% of the Trust’s month-end assets.  As of July 1, 2003, the Trust paid an annual brokerage fee of 6.0% of the Trust’s month-end assets. Commencing September 1, 2007, the Trust began paying a reduced annual brokerage fee of 5.0% of the Trust’s month end assets.
(5)  In October 2005, $56,544,205 of the Trust’s assets were frozen due to the bankruptcy of its former futures broker.  As such,  $25.31 of the Trust’s net asset value per unit at the end of October 2005 was moved into a non-trading account.  Subsequently, the managing owner determined to state the Trust’s rate of return based on traded assets only.  Investors purchasing units pursuant to this prospectus will not be impacted by the bankruptcy of the Trust’s prior futures commission merchant. See the notes to our Financial Statements beginning at page F-1 for a complete description.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Selected and Supplementary Financial Information

The following Selected Financial Information for the period ended June 30, 2007 is derived from the unaudited financial statements of the trust for the period from January 1, 2007 to September 30, 2007.  The Selected Financial Information for the years ended December 31, 2006, 2005, 2004, 2003, and 2002 is derived from the financial statements for the years ended December 31, 2006 and 2005, which have been audited by CF & Co., L.L.P., and the financial statements for the years ended December 31, 2004, 2003, and 2002, which have been audited by KPMG LLP.  See the “Financial Statements” section beginning at page F-1.

Income Statement Data	Jan. 1, 2007 to Sept. 30, 2007	Jan. 1, 2006 to Dec. 31, 2006	Jan. 1, 2005 to Dec. 31, 2005	Jan. 1, 2004 to Dec. 31, 2004	Jan. 1, 2003 to Dec. 31, 2003	Jan. 1, 2002 to Dec. 31, 2002
Revenues:
Realized (loss) gain on closed positions	$(14,720,850)	$(23,324,177)	$15,021,455	$21,176,837	$11,375,400	$15,033,511
Change in unrealized gain (loss) on open positions	2,114,790	658,599	(20,211,508)	12,110,774	4,341,361	3,792,911
Interest income	2,597,161	6,819,136	8,790,919	3,361,292	1,183,618	811,042
Foreign currency transaction (loss) gain	(105,937)	(7,506)	(31,403)	(414,668)	302,525	103,274

Total Revenues	(10,114,836)	(15,853,948)	3,569,463	36,504,235	17,202,904	19,740,738

Expenses:
Commissions	4,155,914	9,383,368	16,578,015	15,298,552	7,584,742	3,450,709
Exchange, clearing and NFA fees*	-	-	-	108,740	49,676	17,475
Management fees	1,407,759	3,123,603	5,857,886	5,141,363	2,472,995	1,068,838
Incentive fees	-	-	133,027	5,419,877	2,344,357	2,741,521
Amortization of prepaid initial organization and offering expenses**	-	-	-	-	-	55,072
Ongoing organization and offering expenses	257,000	35,000	546,221	1,271,788	611,094	263,456
Other operating expenses	367,367	798,653	888,002	416,855	176,430	86,473
Total Expenses	6,188,040	13,340,624	24,003,151	27,657,175	13,239,294	7,683,544

Nontrading net income (loss)	3,109,406	(538,913)	(39,877,946)	-	-	-

Net income (loss)	$(13,193,470)	$(29,733,485)	$(60,311,634)	$8,847,060	$3,963,610	$12,057,194

Balance Sheet Data	Sept. 30, 2007 Net Asset Value	Dec. 31, 2006 Net Asset Value	Dec. 31, 2005 Net Asset Value	Dec. 31, 2004 Net Asset Value	Dec. 31, 2003 Net Asset Value	Dec. 31, 2002 Net Asset Value

Aggregate Net Asset Value ***	$74,209,757	$120,482,074	$196,142,238	$332,040,409	$207,113,300	$64,130,526

Net Asset Value per Unit***	$80.62	$93.86	$112.96	$148.54	$149.12	$139.53

*	Exchange, clearing, and NFA fees for fiscal years 2005 to present are included in “Commissions.”
**	The $650,000 of organizational and initial offering costs reimbursed to the Managing Owner by the Trust as of the commencement of trading were amortized over a sixty-month period, which ended on May 31, 2002.
***	For the years 2005 to present, these numbers reflect only the beneficial owners’ trading units.

The following Supplementary Financial Information presents the results of operations and other data for three-month periods ended March 31, June 30 and September 30 of 2007, 2006, and 2005, and the three-month period ended December 31 of 2006 and 2005.  This information has not been audited.

	Period ending March 31, 2007	Period ending June 30, 2007	Period ending Sept. 30, 2007
Total Revenues	$(19,475,025)	$14,348,770	$(4,988,722)
Total Expenses	$2,333,860	$2,120,145	$1,734,035
Net Trading Profit (Loss)	$(21,808,885)	$12,228,625	$(6,722,757)
Net Trading Profit (Loss) per Unit	$(17.40)	$10.91	$(6.75)

	Period ending March 31, 2006	Period ending June 30, 2006	Period ending Sept. 30, 2006	Period ending Dec. 31, 2006
Total Revenues	$(14,633,780)	$766,346	$3,454,390	$(5,411,088)
Total Expenses	$4,271,022	$3,789,151	$3,262,624	$2,586,556
Net Profit (Loss)	$(18,904,802)	$(3,022,805)	$191,766	$(7,997,644)
Net Profit (Loss) per Unit	$(10.82)	$(2.78)	$0.37	$(9.55)

	Period ending March 31, 2005	Period ending June 30, 2005	Period ending Sept. 30, 2005	Period ending Dec. 31, 2005
Total Revenues	$(41,026,338)	$33,280,586	$10,940,576	$(39,206,305)
Total Expenses	$6,372,628	$6,398,579	$6,663,212	$4,865,734
Net Profit (Loss)	$(47,398,966)	$26,882,007	$4,277,364	$(44,072,039)
Net Profit (Loss) per Unit	$(21.11)	$11.48	$1.87	$(20.05)

There were no extraordinary, unusual or infrequently occurring items recognized in each full calendar quarter within the two most recent fiscal years, and the Trust has not disposed of any segments of its business.  Year-end adjustments were made in 2005 for impairment of assets held at Refco Capital Markets Ltd.

Management’s Analysis of Operations

Results of Operations

General

The Trust’s success depends on JWH’s ability to identify and capitalize on major price movements and other profit opportunities in different sectors of the world economy.  Because of the speculative nature of its trading, operational or economic trends have little relevance to the Trust’s results, and its past performance is not necessarily indicative of its future results.  The managing owner believes, however, that there are certain market conditions — for example, markets with major price movements — in which the Trust has a better opportunity of being profitable than in others.

JWH’s programs do not predict price movements.  No fundamental economic supply or demand analysis is used in attempting to identify mispricings in the market, and no macroeconomic assessments of the relative strengths of different national economies or economic sectors is made.  Instead, the programs apply proprietary computer models to analyze past market data, and from this data alone attempt to determine whether market prices are trending.  Technical traders such as JWH base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements.  However, there are frequent periods during which fundamental factors external to the market dominate prices.

If JWH’s models identify a trend, they signal positions which follow it.  When these models identify the trend as having ended or reversed, these positions are either closed out or reversed.  Due to their trend-following character, JWH’s programs do not predict either the commencement or the end of a price movement.  Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Trust’s positions while retaining most of the profits made from following the trend.

The performance summaries set forth below outline certain major price trends which JWH’s programs have identified for the Trust during the last three fiscal years.  The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH will be able to capture similar trends in the future.  Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

The performance summaries are an outline description of how the Trust performed in the past, not necessarily any indication of how it will perform in the future.  Furthermore, the general causes to which certain trends are attributed may or may not in fact have caused such trends, as opposed to simply having occurred at about the same time.  While there can be no assurance that JWH will be profitable even in trending markets, markets in which substantial and sustained price movements occur offer the best profit potential for the Trust.

Performance Summary

2007

Fiscal Quarter ended September 30, 2007

The Trust recorded a net trading loss of ($6,722,757) or ($6.75) per unit in the third quarter of 2007. *  As of September 30, 2007 the Trust had lost -1.42 % since its inception in June 1997.

 On September 30, 2007, JWH was managing 100% of the Trust's assets. The Trust's assets were allocated as follows: JWH GlobalAnalytics® Family of Programs (30%), Financial and Metals Portfolio (30%), International Foreign Exchange Program (20%), and Global Diversified Program (20%).

 The Trust’s performance was negative for July as many of the trends that contributed to second quarter gains were disrupted or ended.  Concerns about strains in the U.S. housing market, exposure to sub-prime mortgages and excess leverage in the financial system resurfaced prompting investors to reduce positions in “risky” assets. The manifestation of this “flight to quality” was most noticeable in the credit markets where market forces pushed borrowing costs significantly higher. In this volatile trading environment, government bond prices rose while global equities and higher yielding currencies declined. The Trust benefited from the diversification associated with its commodity allocation. While the financial sectors of the Trust were negatively impacted by trend reversals and rising volatility, overall Trust losses were partially mitigated by gains resulting from the rising price of crude oil and trends in the grain markets. Strong global growth, rising inflationary concerns and vigilant central banks were three factors that combined to drive global interest rates higher during the second quarter of 2007. Festering near the surface of the market consciousness however, was real concern about the state of the U.S. housing market, hedge fund and investment bank exposure to sub-prime mortgages and the fragility of the liquidity dependent capital markets. These fears increased in July resulting in higher bond prices and a clear re-pricing of risk.  The broad-based trend reversals in global bonds caused the Trust to incur losses in the interest rate sector. Trading in currencies was also unprofitable. At the start of the month, the profile of the Trust’s currency portfolio generally reflected the markets’ desire for higher yielding currencies at the expense of lower yielding currencies. As it turned out, the turmoil in the credit markets had a collateral effect on the currency markets as investors bought back short positions in low yielding currencies that were used to finance long positions in higher yielding currencies. The Trust’s largest loss was in the Japanese yen. Global equity prices suffered a significant setback in July as the S&P 500 and most emerging markets fell more than five percent from their highs during the month. Trading in this sector was difficult in July as a number of long held positions were stopped out. The energy sector was profitable and helped to offset losses in other areas of the Trust’s portfolio. While crude and petroleum products were moving higher, natural gas prices were moving lower. Unlike the financial sectors, where correlations within sectors were rising because of the flight to quality, the energy markets moved independently generating profit opportunities for the Trust. Outside the energy sector, other commodity prices were mixed on the month. The Trust benefited from positions in the grain markets. Trading in other commodities was uneventful with only modest influences on the Trust’s overall performance during July.

 The Trust’s performance was negative for the month of August as the crisis that began in the sub-prime mortgage market continued spreading globally. This produced short-lived, sharp and unusually well correlated spikes in volatility throughout global financial markets.  As a result, the Trust’s long-term diversified trend-following methodology suffered losses as the market dislocations forced the exiting of positions. The interest rate sector was the Trust’s strongest performer for the month as investors sought the relative safety of government debt.  Japanese Government 10-year bonds (JGBs) were the sector’s best performer. They completed their biggest monthly gain in a year as investors speculated that the Bank of Japan would delay raising interest rates. U.S. Treasuries also helped performance as benchmark 10-year note yields decreased 21 basis points for the month.  The sector’s gains were hampered as various central banks added liquidity. Despite these attempts, the fixed-income trends remained intact with the U.S. 3-month bill yields falling more than any other month in almost six years. The currency sector was the Trust’s worst performer for the month.  The yen was the sector’s best performer ending the month at a 2.5% increase vs. the dollar. The Trust experienced losses as it systematically exited positions in the British pound and the Euro on strong downward spikes, only to see both currencies immediately rally higher after the Fed rate change. The energy sector was negative as petroleum products suffered strong trend reversals.  Crude oil, the sector’s worst performer, traded near an 8-week low after reaching a record $78.77 a barrel on August 1st.  This was due to the forecast of diminishing demand for gasoline as concern grew that credit woes would lead to lower demand in the U.S., the world’s largest oil user.  Crude oil finished the month down 5.3%.  The agricultural, metals and indices sectors were slightly negative for the month as range-bound markets and trend reversals dominated these sectors.  The only component that exhibited noteworthy performance was CBOT wheat.  Wheat was up 23% for the month, its largest monthly gain since 1975.  For the year, wheat is up 92% as global consumption exceeded production and inventories headed for their lowest levels since 1982.  The gains were offset by the combined losses of the other agricultural commodities.

 The Trust’s performance was positive for the month of September.  The Trust gained as its systematic trend-following approach capitalized on the dollar’s plunge and also benefited from the enhanced appeal of energies, grains and precious metals, which drove commodities to their biggest monthly gain in 32 years. The currency sector was the Trust’s strongest performer for the month as the U.S. dollar hit record lows with the interest rate cut by the Fed.  The New York Board of Trade’s dollar index fell to its lowest level since the gauge began in 1973.  The Fed’s trade-weighted index comparing the dollar vs. other major currencies dropped  to the lowest level since its inception in 1971.  The weakness of the dollar against the euro was a significant contributor to gains as its fall led to an all-time low of $1.4278 per euro. The agriculture sector was positive for the month.  Wheat futures for December delivery reached a record $9.6175, rising 21 % for the month on projections that “global inventories would dwindle to their lowest level in 26 years”.  Soybeans also trended higher as November futures reached the highest price since May 2004.  Soybean futures rallied 14 % in September and 79 % in the past year after U.S. farmers cut acreage 15% to a 12-year low. The energy sector was positive in September as petroleum products rose to record highs.  The falling dollar makes oil cheaper in countries using foreign currencies.  Crude oil reached a record-breaking $83.90 a barrel on September 20th.  This record high was less than a dollar from the all-time inflation-adjusted high reached in 1981, when prices jumped because Iran cut oil exports. The metal sector was positive for the month as gold extended its rally to its highest price since 1980. Gold gained 11 % for the month and 15 % for the third quarter, the most of any quarter since 1986. The indices and interest rate sectors did not exhibit noteworthy performance for the month as both equity and fixed-income markets experienced trend reversals.  The interest rate sector was negative for September; European government bonds fell on the month amid indications that German inflation was accelerating. The benchmark 10-year bund yields, the worst performer in the interest rate sector, touched a six-week high.  The indices sector was slightly positive for the month as stocks rose to complete their steepest September advance since 1998.

During the quarter no units were sold, however 23,182.53 new units were issued to Beneficial owners who had not redeemed through August 31, 2007. These units were issued as a result of US Bank distributing $1,758,626.39 to continuing unitholders. Beneficial owners redeemed a total of 76,768.92 units during the quarter. The Managing Owner redeemed a total of 0 units during the quarter. At the end of the quarter there were 920,453 units outstanding owned by the Beneficial Owners and 20,218 units outstanding owned by the Managing Owner.

During the fiscal quarter ending September 30, 2007, the Trust had no material credit exposure to a counterparty, which is a foreign commodity exchange, or to any counterparties dealing in over-the-counter contracts.

Fiscal Quarter ended June 30, 2007

The Trust recorded net trading gain of $12,228,625 or $10.91 per unit in the second quarter of 2007.* As of June 30, 2007, the Trust had gained 6.80% since its inception in June 1997.

The Trust’s performance was positive for the month of April.  Global financial markets recovered from the explosion in volatility that occurred at the end of February and continued into March.  The currency sector was the best performer for the month as the euro reached a historical high against both the U.S. dollar and the Japanese yen. and the British pound reached a 25-year high against the dollar. The dollar weakened on speculation that the Federal Reserve Board would cut rates. At the same time, expectations grew that the European Central Bank and the Bank of England would raise rates as their economies strengthened.  The Japanese yen reached a record low against the euro and was weaker against major currencies. The majority of the sector was positive for the month, with the largest gain achieved in the euro. The agriculture sector was positive for the month. Gains in N.Y. cotton and coffee were partially offset by losses in CBOT wheat.  N.Y. cotton trended lower throughout April as supply continued to outpace demand.  U.S. exports to China, the largest consumer of the fiber, fell to 1.5 million bales  from 5.4 million bales a year earlier.  N.Y. coffee continued to trend lower and fell to a six-month low due to increases in inventories from last year. Wheat, which had been trending lower prior to the cold weather at the beginning of the month , suffered a reversal due to the resulting global supply concerns. The global stock indices sector was positive for April driven by  stronger-than-expected 1st quarter earnings, an increase in mergers and acquisitions, economic growth in Europe, and benign inflation in the U.S.  In April, the S&P 500 gained 4.3%, the Dow Jones Industrial Average soared 5.7%, and the Euro Stoxx 50 gained .2%. Osaka Nikkei was slightly negative as the Trust exited positions when Asian stocks fell on April 19th in reaction to China’s benchmark CSI 300 Index falling 4.7%.  The metals sector was positive for the month as LME copper strengthened in April to the highest it has been in more than 7 months.  Gold also added to performance as the precious metal reached an 11 month high.  Silver was negative for the month as speculation that the rally in precious metals was overdone which caused reversals as prices dropped. The energy sector was negative for the month. Natural gas fluctuated throughout the month as weather drove demand.  Crude oil, the sector’s worst performer,  fell to $61.34 a barrel on April 19th before reversing to $66.70 a barrel on April 27th.  The interest rate sector was negative for the month on uncertainty in interest rate policy of the world’s two largest economies.  Both U.S. Treasuries and Japanese Government 10-year Bonds (JGBs) were trendless in April. While uncertainty surrounded the state of these two economies, the German Benchmark 10-year bund and the British long gilts supported performance. Bund yields rose to their highest level since August 2005.

The Trust’s performance was positive for the month of May.  The interest rate sector was the Trust’s strongest performer for the month.   Global interest rates sustained their steady rise as economic growth continued in Europe and as the U.S. housing market began to stabilize.  The German Benchmark 10-year bund led performance as consumer confidence climbed and manufacturing expanded in the euro region economy. U.S. Treasuries also bolstered performance as the benchmark 10-year bond yield increased 26 basis points since April 30th, its biggest monthly increase since March 2006.  The indices sector was also positive for May as equity markets reached new highs due to continued economic growth in Europe and indications from the U.S. Federal Reserve Board (Fed) that growth would accelerate.  $1.1 trillion of announced Merger and Acquisition deals so far this year pushed the S&P 500 past its 2000 peak. The EuroStoxx 50 and Nasdaq E-mini led performance as the NASDAQ ended the month at 2604.52, its highest level since February 2001.The energy sector was negative for the month as energy markets remained range-bound.  U.S. oil futures traded between $60 and $67 the past two months as ample domestic stockpiles countered the impact of supply shutdowns in Alaska and Nigeria.  The metals sector was negative for the month.  The LME Copper strengthening trend faltered during the month on speculation that China may be oversupplied.  Gold limited performance as it fell to a two-month low in May.  Silver dropped 0.7 % in May.  Despite the drop, gold has gained 4.5 % for the year, while silver has risen 4.1%. The currency sector was negative for the month. The U.S. dollar rebounded in May from an all-time low against the euro and rose 1% against the British pound.  The dollar reversed as signs of economic strength reduced the likelihood of cuts in interest rates by the Fed.  A majority of the sector’s losses were offset by the dollar’s strengthening against the Japanese yen.  The U.S. currency gained 1.9 % against the yen in May and reached a three-month high.  The agriculture sector was negative for the month.  Soybean futures rallied to a 35-month high as U.S. farmers said they would cut soybean acreage  67.1 million, the smallest since 1996.  Trend reversals in London sugar, CBOT Wheat and New York coffee more than offset the gains. Bean oil was the sector’s best performer.

 The Trust’s performance was positive for the month of June.  The  interest rate sector was positive as European government bonds recorded their steepest quarterly decline in almost 8 years.  The German Benchmark 10-year bund trended lower for the fourth month in June.  The yield touched 4.70 % on June 13th, its’ highest since August of 2002.  U.S. Treasuries also fell, suffering their biggest quarterly decline since the 1st quarter of 2006. The energy sector was positive in June as increased terrorism fears combined with lower supplies in petroleum-based products and higher supplies in natural gas drove the sector’s performance.  Natural gas futures for August delivery plunged to a five-month low. This move occurred after a weekly government report indicated that inventories rose more than analysts expected and the outlook for colder temperatures this summer was likely to cut demand. The currency sector was positive for the month as the Japanese yen suffered its biggest quarterly loss against the euro and the dollar since 2001.  The weakness of the U.S. dollar against both the British pound and the euro limited the sector’s gains.  The weakness was caused by speculation that the Federal Reserve Board would keep borrowing costs unchanged for the remainder of the year, while both the Bank of England and the European Central Bank would continue to raise rates.  The metals and agriculture sectors were basically flat for the month, while the indices sector was slightly negative as range-bound markets and trend reversals dominated these sectors.  The only components that exhibited noteworthy performance were  wheat and corn.  The Trust profited as  wheat futures  trended higher. The gains were offset by losses in corn.  Corn plunged to a 12-week low in Chicago after the government said U.S. farmers planted more acres than forecast in March and the most since 1944. The Trust recorded a trading gain of 7.08% for the month.  The June month-end trading NAV was $ 87.37.

During the quarter no units were sold. Beneficial owners redeemed a total of 200,636 units during the quarter. The Managing Owner redeemed a total of 0 units during the quarter. At the end of the quarter there were 974,039 units outstanding owned by the Beneficial Owners and 20,218 units outstanding owned by the Managing Owner.

During the fiscal quarter ending June 30, 2007, the Trust had no material credit exposure to a counterparty, which is a foreign commodity exchange, or to any counterparties dealing in over the counter contracts.

Fiscal Quarter ended March 31, 2007

The Trust recorded net trading losses of $21,808,885 or $17.40 per trading unit in the first quarter of 2007.*  As of March 31, 2007, the Trust had lost - 6.54% since its inception in June 1997.

On March 31, 2007, JWH was managing 100% of the Trust’s assets.  The Trust assets were allocated as follows:  JWH GlobalAnalytics (30%), Financial and Metals Portfolio (30%), International Foreign Exchange Program (20%), and Global Diversified Program (20%).

The Trust’s performance was negative for the month of January. The interest rate sector was the Fund’s best performing sector.  European 10-year bond yields reached 6-month highs and U.K. two-year gilt yields moved toward 5-year highs.  German debt fell during the month with a decline in unemployment and a rise in retail sales.  Long gilts slumped as yields soared after the Bank of England unexpectedly raised interest rates by a quarter point on January 11th.  U.S. Treasuries also helped performance: the U.S. 10-year note yield touched a 5-month high of 4.9% on January 26th, as the U.S. economy expanded faster in the fourth quarter than expected.  Continued volatility in 10-year Japanese Government bonds (JGBs) limited the sector’s performance.  With no change in rates, JGBs had the biggest weekly gain since August.  The currency sector was the Fund’s worst performing sector as currency markets whip-sawed. The U.S. dollar’s weakening trend against the euro and the British pound continued its reversal. On January 3rd, the dollar rose to a 6-month high against the euro. The December Federal Reserve Board (Fed) meeting minutes stated that inflation (vs.waning growth) was their “predominant concern,” hence supporting the dollar.  The British pound fell to $1.9296 on January 5th from $1.9848 on December 1st (highest level since September 1992).  On January 11th, the pound rose again to a 14-year high of $1.9916 vs. the dollar before falling again.  Offsetting some of the losses was the Japanese yen, which fell 1.4% (to lowest point in more than 4 years) vs. the dollar.  Towards the end of January, however, the dollar had its largest fall vs. the yen in more than two months. The  yen was the best performer, while the euro suffered the largest loss.  The energy sector was positive for the month despite changing weather conditions which caused extreme volatility within the sector.  Warmer-than-expected weather in the beginning of the month, led to decreased demand and lower prices.  Following a government report indicating that U.S. supplies of crude oil, gasoline, heating oil and diesel were above the five-year average for the period, crude oil prices plunged and reached a 19-month low of $49.90 a barrel.  Forecasts of colder weather throughout February reversed the weakening trend. On January 30th, natural gas rose 12% and closed at its highest price since December 4th   (ending the month with a 21 % gain).  By the end of January, crude oil rebounded to above $58 a barrel in New York.  Crude oil and London gas oil were the best performers; natural gas was the worst performer. The metals sector was negative for the month as precious metal prices reacted to fluctuations in the U.S. dollar.  The early January strengthening in the U.S. dollar weakened Gold prices which fell 3.1%.  However, gold then rose 3.9% for the month as the dollar once again weakened.  LME copper limited   losses as copper prices fell 10% in January and 35 % since reaching a record high in May 2006.  The equity indices sector was negative for the month as losses in the Nasdaq E-mini offset the gains of the other components in the sector.  U.S. stocks completed their longest stretch of monthly gains in more than a decade but, intra-month volatility hurt the sector’s overall performance.  On January 13th, U.S. stocks rose to a more than 3-month high.   The Nasdaq had a 2.8% increase to 2,502.82, a level not seen since February 2001.  However, stocks fell towards the end of the month after profit reports caused concern that analysts’ forecasts for earnings at computer-related companies were too high.  The Nasdaq E-Mini was the worst performer in the sector, while all other components of the sector were positive. The agriculture sector was negative for the month as price instability hurt performance.  New York coffee fell from a 19-month high of $1.30 on December 15th.  Corn suffered a sharp reversal by falling 7.2% in the first 2 days of the year then rebounded, along with soybeans, during the rest of the month.  Corn reached a 10-year high on January 17th, while soybeans reached an 18-month high on January 18th.  The sector’s best performer was New York sugar, while the sector’s worst performer was corn.

The Trust’s performance was negative for the month of February. This negative performance was a direct result of the explosion in volatility in the last week of the month.  Trading up to that point was positive for the month, but the events of the week reverberated throughout global markets and reversed what few trends of earlier in the month. The events were primarily portrayed in the U.S. media as a stock market decline, but the issues were far broader than that.  Whether due to the Chinese stock market or the trouble in the sub-prime loan sector, global markets awoke to a measure of short-term volatility not seen for many months and was not confined to the equities markets.  Example: the gold market hovered around the high $690s, a level not seen since May of ‘06.  Similarly, the wheat, corn and soybean markets were hitting full-year highs opening the last week of February.  All of these markets suffered sharp declines during the last week, which translated to losses for the Trust.  Example:  the Japanese yen which was at its yearly low strengthened over 2% against the dollar in the last three trading sessions. These examples in unconnected markets indicate how widespread the difficulty was in the last three days of the month.  The agriculture sector was the Trust’s best performing sector as corn rose to a 10-year high in Chicago and soybeans reached $8.0775, their highest level since June 2004, as wet weather threatened to prevent U.S. farmers from planting enough crops to meet surging demand for crop-based fuels.  Cotton and CBOT wheat limited gains as wheat dropped in excess of 2% after prices had reached $5.09, the highest since December 26th, as investors bailed out of the commodity following the global plunge in equities. Corn was the best performing component in the sector. The metals sector was slightly positive for the month as both precious and base metals suffered strong reversals.  Copper rallied for the majority of the month on speculation that China would accelerate its buying.  However, the month end slump in equities prices drove the metal lower once again as markets speculated that demand would decline as economic expansion slowed.  Prior to the drop in equities, industrial and precious metals led a commodity rally amid renewed inflation concerns.  Performance in gold and silver offset losses as prices climbed to nine-month highs. The currency sector was negative for the month as the yen rallied against the dollar to its highest level in more than 19 months on February 27th.  The Swiss franc also reacted to the drop in equities by reversing its weakening trend and rallied to3- month highs against the dollar.   Slight gains were produced by the euro as the dollar fell to its lowest level in almost 2 months against the currency.    The energy sector was negative for the month as natural gas reversed its strengthening trend and had its biggest loss in more than 6 weeks. After reaching a 2-month high on February 5th of $8.035, natural gas for March delivery dropped 7.7 % on February 12th, its biggest one-day percentage decline since December 26th. Crude oil’s reversal also hurt performance as it rose to $61.79 a barrel, its highest closing price this year. All components of this sector exhibited negative performance for the month. The interest rate sector was negative for the month as global bond markets reversed their weakening trend as global equity sell-off fueled demand for government debt.   The rally in German Benchmark 10-year bonds (bunds) and U.K. fixed income also hurt performance as long gilts posted their biggest gain since May.  U.S. Treasuries posted their biggest gains since December 2004 and yields of U.S. 10-year Treasury notes fell to their lowest level since December 2006 as the drop in equity prices caused concern that investors would avoid riskier assets.  Japanese Government Benchmark 10-year bonds (JGBs) added to the Trust’s negative performance as speculation grew that the Bank of Japan would pause before raising borrowing costs any further. The stock indices sector was negative for the month as a result of the severe volatility in global equity markets.  U.S. stocks had their biggest tumble since 2002, after a plunge in the Chinese equity market.  This sparked a global drop in equity prices and raised concerns that investors would unload equities after a four-year bull market.  On February 27th Chinese stocks suffered their greatest loss in a decade, while the Dow Jones Stoxx 600 Index dropped 3% and the Dow Jones Industrial Average fell as much as 546 points intraday, the most since the first day of trading after September 11th, 2001.  The Eurostoxx 50 was the sector’s worst performer while the Nikkei 225 offset some losses as the sector’s best performer.

The Trust’s performance was negative for the month of March. The Trust experienced losses as the February explosion in volatility continued into early March.  The currency sector was negative for the month as the Japanese yen’s sharp reversal continued during the first few days of March.  The yen advanced to near its highest level in almost 2 months against the dollar and gained against all 16 of the most-active currencies during the first week of March.  The British pound (worst performer during the month) fell to its lowest level against the yen in more than 4 months, as one month sterling/yen implied volatility soared to a record high of 11.75 due to concerns of rising risk. Offsetting some of the losses was the strengthen trend in the Australian dollar. The interest rate sector was negative for the month. Global bond markets fluctuated during the first half of the month as fixed-income market sentiment vacillated between two conflicting views before ending the month lower. Fixed-income markets, which had rallied throughout February, continued to strengthen as uncertainty increased that the drop in equities and the rising defaults among the riskiest mortgages, called subprime mortgages, would slow consumer spending and the global economy.  In reaction, yields in the German benchmark 10-year bund slid to their lowest in 2007.  However, economic data and central bank statements out of both the U.S. and Europe throughout the month relieved investors’ fears and eventually sent fixed-income markets lower, reversing the previous trend.  The German 10-year bund was the sector’s worst performer. European government bonds posted their biggest back-to-back weekly decline in three months. On March 30th, the U.S. 10-year Treasury surrendered the remainder of the gains it had amassed after the equity sell-off that began on February 27th. The rally had driven the yield to as low as 4.44% on March 5th.  The shifting market sentiment led all components of the sector to end the month in negative territory. The metals sector was negative for the month as the drop in price in the equity markets sent precious metals lower. By March 6th, gold (the sector’s worst performer) had dropped almost $50, or 7.3% since February 26th, when it closed trading at $686.65.  Although gold eventually began to rally, ending the month down only .5%, the extreme drop in prices at the beginning of the month caused the Trust’s systematic investment style to exit positions, which resulted in losses for the Trust.  The stock indices sector was negative for the month as the global sell-off that began on February 27th caused more than $2.4 trillion in share value to be lost over five days.  All components of the sector were negative.  The Osaka Nikkei was the sector’s worst performer.  The agriculture sector was negative for the month as investors sought to cover losses and reduce risk in all markets as a result of the plunge in global equity prices.  As a result, investors bailed out of commodities and took profits in corn and soybeans, which had just reached multi-year highs.  Slight gains were produced in New York coffee. The energy sector was slightly positive for the month as weather and geopolitical events were the driving forces of price movements. Natural gas, the sector’s worst performer, dropped to its lowest price in two months on March 19th as forecasts for milder weather signaled reduced consumption of the heating fuel.  However, when forecasters predicted a shift in the weather pattern that would deliver colder than normal air, prices rose to a one-month high.  Offsetting the losses in natural gas, were the gains achieved in petroleum products.  While gains were achieved in crude oil as it continued its weakening trend for most of the month, they were limited as crude oil spiked higher and traded near a six-month high. The Trust recorded a trading gain of 2.04% for the month.  The March month-end trading NAV was $76.46.

During the quarter no units were sold. Beneficial owners redeemed a total of 108,895.93 units during the quarter. The Managing Owner redeemed a total of 0 units during the quarter. At the end of the quarter there were 1,174,676 units outstanding owned by the Beneficial Owners and 20,218 units outstanding owned by the Managing Owner.

During the fiscal quarter ending March 31, 2007, the Trust had no material credit exposure to a counterparty, which is a foreign commodity exchange, or to any counterparties dealing in over the counter contracts.

2006

The JWH Global Trust posted a  loss of  16.8% for 2006.  The Net Asset Value at year-end was $93.86 compared to $112.86 per unit at the beginning of the year.1 There were no contributions to the Trust during 2006.

___________________________________________

The Trust’s performance in the first quarter was negative. The currency sector led the Trust’s losses as the sharp reversal in the U.S. dollar’s strength continued into January.  The U.S. dollar dropped 2.3% and 1.25% against the euro and the British pound, respectively.  The energy sector suffered losses  as geopolitical events and changing weather forecasts induced volatility.  The agriculture sector was slightly negative as sugar prices rose to their highest levels since 1989.  Metals led the positive performing sectors, along with gains achieved in the indices and interest rate sectors.  Metals benefited as silver gained 31% for the quarter and gold reached a 25-year high. The indices sector also gained as Asian stocks approached a 16-year high.  The interest rate sector benefited as Japanese, German and U.S. government debt sold off on stronger-than-expected economic data.  Yields on the German benchmark two-year bonds rose to their highest point in more than 3 years, while Japanese 10-year government bonds (JGBs) fell after the Bank of Japan (BOJ) ended its 5-year policy of flooding the Japanese economy with cash.

The Trust’s performance was negative during the second quarter.  The German benchmark 10-year bond yield touched 4% for the first time since October  2004.  The metal and currency sectors also added to performance in April as both precious and base metals continued to trend higher due to inflationary fears and increased demand. Currencies benefited as the U.S. dollar continued to weaken.*  Gold climbed above $650/oz for the first time in 25 years while the U.S. dollar fell 4.1 percent against the euro. In  mid-quarter,  the interest rate, metal, agriculture and indices sectors suffered from large market corrections.  Increased inflationary fears and concerns over the global economy led investors to take profits and reduce risk exposure.   The Dow Jones Industrial Average closed on May 9th within 84 points of a new record high; however it later weakened, ending May with their worst monthly decline in almost two years. This caused a  “contagion effect” in the metal and currency sectors.  Gold fell 12% after reaching a 26-year high of $732 an ounce on May 12th.  The dollar fell to an eight-month low of 109 yen /dollar on May 17th and reached a one-year low of $1.297 per euro.  In June, all of April’s gains were erased as all six sectors were negative, with the currency, metals and interest rate sectors responsible for the majority of the Trust’s losses.   The possibility of a larger-than-expected interest rate move sent the U.S. dollar and U.S. treasury yields higher.  However the markets suffered another reversal after the Fed raised rates by only 25 basis points. The dollar ended the quarter 5.3% lower against the euro and 2.8% lower versus the yen - the greatest percentage decrease since the last quarter of 2004.

The Trust’s performance  was positive for the third quarter. The interest rate sector was positive as U.S. treasuries had their biggest quarterly gain in 4 years, and European 10-year bonds posted their first quarterly gain since June 2005.  The U.S. 10-year note touched a seven-month low of 4.53% on September 25th, down from 5.14%  on June 30th.  JGBs also helped performance as investors speculated that the BOJ would keep interest rates at their current level for the remainder of the year. The energy sector was also positive  albeit with increased volatility. Natural gas and crude oil prices tumbled in September as mild weather in the Midwestern United States cut demand and inventories climbed toward an all-time high.   Meanwhile, crude oil prices fell 20% after touching a record high of $78.40 a barrel on July 14th as fuel stockpiles increased and tensions in the Middle East eased.  Currencies were negative for a third consecutive quarter.  Currency markets continued to experience reversals with speculation about the health of the U.S. economy and global inflation.  The metals sector suffered as commodities as an asset class had its biggest quarterly decline in at least 50 years.  The Commodity Research Bureau index ended the third quarter down 12%, its largest decline since 1956.  Gold prices fell 18% from a 26-year high of $732 an ounce in May. The indices and agriculture sectors were also negative for the quarter as sugar prices plunged, while the indices sector suffered as fears over slower growth in the U.S. and Japan kept equity markets lower for the majority of the quarter.

The Trust’s performance was negative for the fourth quarter.  In the fixed income sector German and U.S. government bonds fell, experiencing reversing trends while the JGBs oscillated due to market speculation. The metals sector was also negative for the quarter as precious metals fell. The currency sector  added  to the Trust’s losses in December as the U.S. dollar’s weakening trend suffered a reversal.  The agriculture and indices sectors offset losses as corn prices had their biggest annual gain ever, reaching a 10-year high.

2005

The Trust posted a  loss of  18.7% for 2005.  The Net Asset Value at year-end was $120.73 compared to $148.54 per unit at the beginning of the year.*  During 2005, total contributions to the Trust were $38,804,726.

The Trust’s performance in the first quarter was negative as the bulk of the losses were directly related to the strength of the U.S. dollar against most major currencies.  The weak dollar trend, which had dominated during the second half of 2004, began to reverse itself on diminishing expectations of a Yuan revaluation by the Chinese central bank.  Demand for the dollar also increased when the Federal Reserve raised interest rates by a quarter percentage point for the seventh time since June 2004. On February 16th Fed Chairman Alan Greenspan’s testimony, stating that the decline in long-term interest rates during the past year “remains a conundrum”, sparked inflationary fears worldwide and added to the Trust’s negative performance in the interest rate sector as the European, Japanese and U.S. bond markets sold-off. The Japanese sell-off was short lived as Japanese bonds rallied amid speculation that exports to the U.S. would drop.  The energy sector, the Trust’s best performer during the quarter, benefited from an increase in inflationary fears offset some of the previously discussed losses in the currency and interest rate sectors. Energies rallied as commodity prices surged to a 24-year high on speculation that rising domestic demand may outpace U.S. refinery production during peak summer demand.  Overall, the gains made in energies, indices and the agriculture sectors were not enough to offset the losses incurred in the currency, interest rate and metals sectors.

The Trust’s performance was positive during the second quarter as large gains in the currency and interest rate sectors more than offset losses in the Trust’s other sectors.  The energy sector, which had been the best performing sector in the first quarter, was the worst performing sector in the second quarter, as trends experienced sudden and strong reversals.  In April, energies experienced a sudden turnaround as supplies increased and OPEC boosted output in an effort to lower prices and ensure adequate inventories to meet summer fuel demands.  In contrast, the entire energy sector rallied in June as expectations increased that global demand for oil would reach record levels in the fourth quarter. The interest rate sector posted positive returns as the majority of the sector’s gains came from the strength in the German and Japanese fixed-income markets.  The benchmark German 10-year bund rose to a record high, as market conjecture grew that the European Central Bank would have to cut interest rates as the European economy slowed.  Further supporting the rally in the German bund was the rejection of the European Union Constitution in France.  The currency sector was the best performing sector during the quarter as the U.S. dollar posted its largest quarterly gain against the euro since 2001 as the market anticipated a quarter point increase by the Federal Reserve on June 30th. The dollar also benefited from the yield advantage against the Swiss franc and the euro.  In the agriculture sector, cotton, corn, wheat, soybeans and N.Y. coffee hindered the Trust’s returns as weather conditions wreaked havoc in the markets.  The metals sector was negative for the quarter as volatility in various markets limited the Trust’s ability to achieve returns. Overall, the gains made in the currency and interest rate sectors drove the Trust’s performance for the quarter.

The Trust’s performance was positive for the third quarter, despite volatile market conditions that resulted from terror attacks in London, a surprise devaluation of the Chinese Yuan and Hurricanes Dennis, Emily, Katrina and Rita.  Fears, over damage to oil rigs and refineries caused by the hurricanes in the Gulf Coast led to record high energy prices.  With positive returns in every market traded, the energy sector led performance during the quarter.  The interest rate and currency sectors were the Trust’s most unprofitable sectors during the quarter as volatility in the fixed income market and the U.S. dollar dominated both sectors. The dollar had been weakening over speculation that record high energy prices would slow U.S. economic growth. However, once it became evident that the Federal Reserve would continue to raise interest rates and thus keep its “yield advantage”, both the fixed-income sector and the U.S. dollar reversed their trends; the dollar rallied and fixed-income markets sold off.  The hurricanes also helped the metal sector to post positive returns for the quarter as record high energy costs also saw gold reach a 17-year high. The agriculture and indices sectors also posted positive returns, as N.Y. coffee and the Nikkei 225 (Osaka) led performance.  The Nikkei rose to a four - year  high on signs that the Japanese economy would continue to grow and on indications that land prices in Tokyo had risen for the first time in 15 years. Overall, four out of the six sectors were positive for the quarter.

The Trust was negative for the fourth quarter as the energy, interest rate and agriculture sectors suffered from strong and sudden reversals in trends. The energy sector was the Trust’s worst performer as energy prices retreated from record highs in the third quarter.  Not only did natural gas fall from record high levels set in September, but crude oil also fell from record highs set in August on signs that warmer than normal weather in the Northeastern region of the U.S. could reduce energy consumption.  The interest rate sector, which had been profiting from downward - trending prices in the U.S., Europe and Japan, ended the quarter negative over fears of rising interest rates.  The sudden rally in Japanese and U.S. fixed-income markets was a result of Japanese Prime Minister Koizumi and other politicians stating that it was too early for the Bank of Japan to stop fighting deflation and a sudden optimism that inflation in the U.S. was contained as the Federal Reserve removed the term “accommodative” from its statement after raising rates at their December meeting. While the market reversals resulted in losses for both the interest rate and energy sectors for the quarter, the currency sector finished the quarter positive but only after losing most of the gains the sector achieved in October and November.  For the most of the quarter the currency sector profited, however, as expectations of further rate hikes from the Fed diminished, the sector gains were limited as the dollar suddenly weakened.  The metal sector benefited as gold reached an 18-year high and the prices of LME copper and LME aluminum rallied on increased demand and falling supplies. The agriculture sector was slightly negative for the quarter as N.Y. coffee and cotton were the main contributors to the underperformance in this sector. Overall, the combined gains in the currencies, indices and metals sectors were unable to offset the losses in the rest of the Trust’s sectors.

* Effective October 31, 2005, the net asset value per unit was split into a “Trading account” and a “Non-Trading” account, the latter representing the assets held at Refco Capital Markets, Ltd. plus $1,000,000 in cash in connection with expenses related to the collection of assets held at Refco Capital Markets, Ltd. and potential third party claims. On October 31, 2005, $57,544,206 of equity and 2,273,288 in substitute units were transferred to the Non-Trading account.  The October 31, 2005 net asset value was $139.11/unit. $113.80/unit (or 81.8% of total) for the amount in the trading account and was redeemable. $25.31/unit (or 18.2% of total) was the amount in the non-trading account.  All unitholders of record on October 1, 2005 retain their pro-rata right to the assets in the Non-Trading account with the equivalent number of units held in the Trust prior to RCM bankruptcy.

Liquidity and Capital Resources

The Trust’s net assets are held in brokerage accounts with RJO.  Such assets are used as margin to engage in trading and may be used as margin solely for the Trust’s trading.   Except in very unusual circumstances, the Trust should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices.  This should permit JWH to limit losses as well as reduce market exposure on short notice should its programs indicate reducing market exposure.

The Trust earns interest on 100% of the Trust’s average daily balances on deposit with  RJO during each month at 75% of the average 91-day Treasury bill rate for that month in respect of deposits denominated in dollars. For deposits denominated in other currencies, the Trust earns interest at a rate of LIBOR less 100 basis points.  For the calendar year ended December 31, 2006, clearing brokers had paid or accrued to pay interest of $6,848,952 to the Trust.  For the calendar year ended December 31, 2005, the clearing brokers  paid or accrued to pay interest of $8,790,919  to the Trust.

Most United States commodity exchanges limit the amount of fluctuation in commodity futures contract prices during a single trading day by regulations.  These regulations specify what are referred to as “daily price fluctuation limits” or “daily limits”.  The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session.  Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit.  Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day.  Because the “daily limit” rule only governs price movement for a particular trading day, it does not limit losses.  In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days.

It is also possible for an exchange or the CFTC to suspend trading in a particular contract, order immediate settlement of a particular contract, or direct that trading in a particular contract be for liquidation only.

There are no known material trends, demands, commitments, events or uncertainties at the present time that are reasonably likely to result in the Trust’s liquidity increasing or decreasing in any material way.

The Trust’s capital resources fluctuate based upon the purchase and redemption of units and the gains and losses of the Trust’s trading activities.  During 2006, no units were purchased by beneficial owners. The managing owner  purchased 0 units during this time.  For the fiscal year ended December 31, 2006, the beneficial owners redeemed a total of 511,449 units for $52,435,526. The managing owner redeemed a total of 0 units.  For the fiscal year ended December 31, 2005, the beneficial owners redeemed a total of 770,681 units for $93,925,546 and the managing owner redeemed a total of 660 units for $86,447.

The Trust’s involvement in the futures and forward markets exposes the Trust to both market risk — the risk arising from changes in the market value of the futures and forward contracts held by the Trust — and credit risk — the risk that another party to a contract will fail to perform its obligations according to the terms of the contract.  The Trust is exposed to a market risk equal to the value of the futures and forward contracts purchased and theoretically unlimited risk of loss on contracts sold short.  JWH monitors the Trust’s trading activities and attempts to control the Trust’s exposure to market risk by, among other things, refining its trading strategies, adjusting position sizes of the Trust’s futures and forward contacts and re-allocating Trust assets to different market sectors.  The Trust’s primary exposure to credit risk is its exposure to the non-performance of the forwards currency broker.  The forwards currency broker generally enters into forward contracts with large, well-capitalized institutions and then enters into a back-to-back contract with the Trust.  The Trust also may trade on exchanges that do not have associated clearing houses whose credit supports the obligations of its members and operate as principals markets, in which case the Trust will be exposed to the credit risk of the other party to such trades.

The Trust’s trading activities involve varying degrees of off-balance sheet risk whereby changes in the market values of the futures and forward contracts underlying the financial instruments or the Trust’s satisfaction of the obligations may exceed the amount recognized in the statement of financial condition of the Trust.

The amount of assets invested in the Trust generally does not affect its performance, as typically this amount is not a limiting factor on the positions acquired by JWH for the Trust, and the Trust’s expenses are primarily charged as a fixed percentage of its asset base, however large.

The Trust borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Trust’s dollar deposits.  These borrowings are at a prevailing short-term rate in the relevant currency.  They have been immaterial to the Trust’s operation to date and are expected to continue to be so.

During the fiscal year-ended December 31, 2006, the Trust had no credit exposure to a counterparty which is a foreign commodities exchange which was material.

There are no known material trends, favorable or unfavorable, that would affect, nor any expected material changes, to the Trust’s capital resource arrangements at the present time.

Off-Balance-Sheet Arrangements

The Trust does not have any off-balance-sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

The business of the Trust is the speculative trading of commodity interests, including futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals and exchanges for physicals.  The majority of the Trust’s futures and forward positions, which may be categorized as “purchase obligations” under Item 303 of Regulation S-K, as promulgated by the Securities and Exchange Commission, are short-term.  That is, they are held for less than one year.  Because the Trust does not enter into other long-term debt obligations, capital lease obligations, operating lease obligations or other long-term liabilities that would otherwise be reflected on the Trust’s Statement of Financial Condition, a table of contractual obligations has not been presented.

Quantitative and Qualitative Disclosures About the Trust’s Market Risk

Introduction

Past Results Are Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool.  The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Trust’s assets are subject to the risk of trading loss.  Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.  Market movements result in frequent changes in the fair market value of the Trust’s open positions and, consequently, in its earnings and cash flow.  The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades.

The Trust can acquire and/or liquidate both long and short positions in a wide range of different markets.  Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust’s past performance is not necessarily indicative of its future results.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Trust’s market sensitive instruments.

Quantifying the Trust’s Trading Value at Risk

Value at Risk is a measure of the maximum amount which the Trust could reasonably be expected to lose in a given market sector.  However, the inherent uncertainty of the Trust’s speculative trading and the recurrence in the markets traded by the Trust of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Trust’s experience to date (i.e., “risk of ruin”).  In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Trust’s losses in any market sector will be limited to Value at Risk or by the Trust’s attempts to manage its market risk.

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934).  All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

The Trust’s risk exposure in the various market sectors traded by JWH is quantified below in terms of Value at Risk.  Due to the Trust’s mark-to-market accounting, any loss in the fair value of the Trust’s open positions is directly reflected in the Trust’s earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).

Exchange maintenance margin requirements have been used by the Trust as the measure of its Value at Risk.  Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95% - 99% of any one-day intervals.  The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.

Maintenance margin has been used rather than the more generally available initial margin, because initial margin includes a credit risk component, which is not relevant to Value at Risk.

In the case of market sensitive instruments, which are not exchange traded (almost exclusively currencies in the case of the Trust), the margin requirements for the equivalent futures positions have been used as Value at Risk.  In those rare cases in which a futures-equivalent margin is not available, dealers’ margins have been used.

The fair value of the Trust’s futures and forward positions does not have any optionality component.

In quantifying the Trust’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed.  Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk.  The diversification effects resulting from the fact that the Trust’s positions are rarely, if ever, 100% positively correlated have not been reflected.

The Trust’s Trading Value at Risk in Different Market Sectors

The following tables indicate the average, highest and lowest amounts of trading Value at Risk associated with the Trust’s open positions by market category for fiscal years 2006 and 2005.  All open position trading risk exposures of the Trust have been included in calculating the figures set forth below.  During fiscal year 2006, the Trust’s average total capitalization was approximately $156 million, and during fiscal year 2005, the Trust’s average total capitalization was approximately $290 million.

Fiscal Year 2006

Market Sector	Highest Value at Risk*	Lowest Value at Risk*	Average Value at Risk*	% of Average Capitalization**

Agriculture	$ 2.80	$ 1.10	$ 1.80	1.20%
Currencies	$ 16.10	$ 6.10	$ 11.00	7.10%
Energies	$ 6.70	$ 0.90	$ 3.37	2.26%
Indices	$ 5.00	$ 3.10	$ 4.00	2.60%
Interest Rates	$ 8.90	$ 1.20	$ 5.40	3.50%
Metals	$ 2.52	$ 0.70	$ 1.85	1.20%

Total	$ 42.02	$ 13.10	$ 27.42	17.86%

Fiscal Year 2005

Market Sector	Highest Value at Risk*	Lowest Value at Risk*	Average Value at Risk*	% of Average Capitalization**

Agriculture	$ 6.40	$ 1.10	$ 2.40	0.80%
Currencies	$ 23.20	$ 9.70	$ 17.20	5.90%
Energies	$ 9.40	$ 0.90	$ 4.00	1.40%
Indices	$ 12.30	$ 2.00	$ 7.20	2.50%
Interest Rates	$ 15.10	$ 2.90	$ 9.80	3.40%
Metals	$ 3.10	$ 1.10	$ 2.00	0.70%

Total	$ 69.50	$ 17.70	$ 42.60	14.70%

*   Average, highest and lowest Value at Risk amounts relate to the month-end amounts for each calendar month-end during the fiscal year.  All amounts represent millions of dollars.

** Average Capitalization is the average of the Trust’s capitalization at the end of each fiscal month during the relevant fiscal year.

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Trust is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally range between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Trust.  The magnitude of the Trust’s open positions creates a “risk of ruin” not typically found in most other investment vehicles.  Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time - could cause the Trust to incur severe losses over a short period of time.  The foregoing Value at Risk table, as well as the past performance of the Trust, gives no indication of this “risk of ruin”.

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin.  However, these balances (as well as any market risk they represent) are immaterial.  The Trust holds substantially all of its assets in cash on deposit with RJO.  The Trust has cash flow risk on these cash deposits because if interest rates decline, so will the interest paid out by RJO at 75% of the 91-day Treasury bill rate.  As of December 31, 2006 and December 31, 2005, the Trust had approximately $119.3 million and $202.4 million, respectively, in cash on deposit with RJO and Lehman Brothers, respectively.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Trust and JWH manage the Trust’s primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  The Trust’s primary market risk exposures as well as the strategies used and to be used by JWH for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust’s risk controls to differ materially from the objectives of such strategies.  Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust.  There can be no assurance that the Trust’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term.  Investors must be prepared to lose all or substantially all of their investment in the Trust.

The following were the primary trading risk exposures of the Trust as of December 31, 2006, by market sector:

Currencies.

The Trust’s currency exposure is to exchange rate fluctuations.  These fluctuations are influenced by interest rate changes as well as political and general economic conditions.  The Trust trades in a number of currencies, including cross-rates (i.e., positions between two currencies other than the U.S. dollar).  The Trust’s major exposures have typically been in the dollar/yen, dollar/euro, dollar/Swiss franc and dollar/pound positions but more recently have also included exposure to cross-rates positions such as euro/yen, aud/yen and pound/yen positions and emerging markets like Singapore dollar.

Interest Rates.

Interest rate risk is a major market exposure of the Trust.  Interest rate movements directly affect the price of the sovereign bond positions held by the Trust and indirectly the value of its stock index and currency positions.  Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust’s profitability.  The Trust’s primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries.  However, the Trust also takes positions in the government debt of smaller nations — e.g., Australia.  The Managing Owner anticipates that G-7 interest rates will remain the primary market exposure of the Trust in this sector for the foreseeable future.

Stock Indices.

The Trust’s primary equity exposure is to equity price risk in the G-7 countries including the U.S.  The stock index futures traded by the Trust are by law limited to futures on broadly based indices. As of December 31, 2006, the Trust’s primary exposure was in the E-Mini Nasdaq, Eurostoxx 50, Osaka Nikkei (Japan), and SFE SPI 200 (Australia).  As of December 31, 2005, the Trust’s primary exposure was in the E-Mini Nasdaq, Osaka Nikkei (Japan), SFE SPI 200 (Australia), DAX (Germany) and Eurostoxx 50.    The Trust is primarily exposed to the risk of adverse price trends or trendless markets in the major U.S., European and Japanese indices.  (Trendless markets would not cause major market changes but could make it difficult for the Trust to avoid being “whipsawed” into numerous small losses.)

Metals.

The JWH programs currently used for the Trust trade mainly precious and base metals. The Trust’s primary metals market exposure is to price fluctuations.

Agricultural.

The Trust’s primary commodities exposure is to agricultural price movements, which are often directly affected by severe or unexpected weather conditions.  Coffee, corn, wheat, beans, soybean oil, cotton, cocoa and sugar accounted for the substantial bulk of the Trust’s agricultural exposure as of December 31, 2006 and December 31, 2005.  In the past, the Trust has had market exposure to live cattle, and the soybean complex and may do so again in the future.

Energy.

The Trust’s primary energy market exposure is to gas and oil price movements, which sometimes result from political developments in the Middle East.  Oil prices can be volatile and substantial profits and losses have been and may continue to be experienced in this market.

Other Qualitative Risk Exposure

The following were the only other risk exposures of the Trust as of December 31, 2006 and December 31, 2005.

Foreign Currency Balances.

The Trust’s primary foreign currency balances are in Japanese yen, euro/yen cross, euros, British pounds and Swiss francs.  The Trust controls the non-trading risk of these balances by regularly converting these balances back into U.S. dollars (no less frequently than twice a month).

Cash Position.

The Trust held substantially all its assets in cash at Lehman Brothers and later RJOB earning interest at 75% of the average 91-day Treasury bill rate (calculated daily).

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The manager owner monitors the Trust’s performance and the concentration of its open positions, and consults with JWH concerning the Trust’s overall risk profile.  If the managing owner felt it necessary to do so, the managing owner could require JWH to close out individual positions as well as entire programs traded on behalf of the Trust.  However, any such intervention would be a highly unusual event.  The managing owner primarily relies on JWH’s own risk control policies while maintaining a general supervisory overview of the Trust’s market risk exposures.

Risk Management

Given the volatility of prices (see “Trend Detection”), JWH does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit.  Stop losses may not necessarily limit losses, since they become market orders upon execution; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility.  There are no systematic constraints on portfolio volatility or the maximum drawdown for any program. Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH trading program.  However, some programs will have limited diversification because of their sector focus. These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program. However, no assurances can be made that historical market correlations and diversification will occur or persist in all market conditions. In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH’s research in the relationships across markets. Consistent with JWH’s view of markets, portfolios are managed to meet longer-term risk and volatility tolerances, rather than trading on the basis of short-term trends or short-term volatility.  JWH at its sole discretion may override computer-generated signals and may at times use discretion in applying its quantitative models, which may affect performance positively or negatively.  This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events.  Subjective aspects in JWH’s application of its quantitative models also include the determination of position size in relation to account equity, timing of commencement of trading an account, the investment of assets associated with additions, redemptions, and reallocations, future contracts used and contract months traded, and effective trade execution.

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies. The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels.  In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity.  JWH’s research on these and other issues has resulted in investment program modifications from time to time in the past, and are expected to do so in the future.

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner as the equity in the account from trading profits increases.  JWH may override indicated systematic position size adjustments when, in its discretion, it deems that such action is warranted by its assessment of market conditions.  In the case of declines in equity, position sizes are generally maintained in spite of any trading losses. Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account, with leverage increasing in down markets until losses are offset, and decreasing in profitable market conditions until systematic adjustments are made.

JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs.  Such adjustments may not be made for all JWH programs.  Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH programs. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense.  No assurance is given that such adjustments will result in increased program profitability.  JWH reserves the right to alter, at its sole discretion and without notification, its policy regarding adjustments in position size relative to account equity.

Charges

The Trust is subject to the following charges and fees:

Recipient	Nature of Payment	Amount of Payment
Third Parties	Ongoing offering costs
As incurred, subject to a ceiling of 0.5% of the Trust’s average month-end net assets in each fiscal year.  Year-to-date through September 30, 2007, ongoing offering costs equaled $257,000.  During 2006, ongoing offering costs equaled $35,000.

RJOB, the clearing broker and RJOFM, Managing Owner	Brokerage Fee
On September 1, 2007, the brokerage fee was reduced from 6.0% annually to 5.0% of the Trust’s month end assets on an annual basis (or approximately 0.417% per month).  Such brokerage fee covers all selling, brokerage, exchange, clearing and NFA fees incurred in the Trust’s trading including brokerage fees payable to brokers on spot and forward currency trading, as well as a managing owner fee.  Year-to-date through September 30, 2007, brokerage fees equaled $4,155,914.  During 2006, brokerage fees equaled $9,383,368.

Third Parties	Administrative expenses
As incurred, currently estimated to be approximately 0.40% of net assets per year.   Year-to-date through September 30, 2007, administrative expenses equaled $367,367.   During 2006, administrative expenses equaled $798,653.

JWH	Management Fee
2.0% annually (or approximately 0.166% per month) of the Trust’s month-end assets after deduction of a portion of the brokerage fee at a 1.25% annual rate (rather than 5.0% annual rate) and before recognizing the purchases and redemptions for the month; payable monthly.  Year-to-date through September 30, 2007, management fees equaled $1,407,758.  During 2006, management fees equaled  $3,123,603.

JWH	Incentive Fee
As of each calendar quarter-end, 20% of any new trading profits for such quarter will be paid to JWH.  Trading profits for any period equal the sum of (i) the net of any profits and losses realized on all trades closed out during a quarter, (ii) the net of any unrealized profits and losses on open positions as of the end of such quarter less the net of any unrealized profits and losses on open positions as of the end of the immediately preceding quarter, minus (iii) the brokerage fee at the annual rate of 1.25% (rather than 5.0% annual rate) of the Trust’s month-end assets and the management fee.

Trading profits do not include interest income.

Trading profits are calculated on the basis of the overall performance of the Trust, not the performance of each trading program considered individually.

New trading profits for any quarter are the amount of cumulative calendar quarter-end Trading profits in excess of the highest level of such cumulative Trading profits as of any previous calendar quarter-end.

Year-to-date through September 30, 2007, accrued incentive fees equaled $0. During 2006, incentive fees were $0.

Third Parties	Reimbursement of delivery, insurance, storage and any other extraordinary charges; taxes (if any)	Actual payments to third parties; not subject to estimate.

The above fees are the complete compensation that will be received by RJOFM or its affiliates from the Trust.  This excludes redemption fees which will be charged to unitholders if they redeem on or before the eleventh month-end of ownership.

Brokerage Commissions

Commodity brokerage commissions are typically paid upon the completion or liquidation of a trade and are referred to as “round-turn commissions,” which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract.  The Trust does not pay commodity brokerage commissions on a per-trade basis but rather pays monthly flat-rate brokerage fees on a percentage of the Trust’s average month-end assets after deduction of the management fee but before inclusion of purchases and redemptions for the month.  On September 1, 2007, the brokerage fee was reduced to an annual rate of 5.0% (or a monthly rate of approximately 0.4167%), prior to which, the annual rate was 6.0%.  Effective September 1, 2007, RJOB  receives such brokerage fee, irrespective of the number of trades executed on the Trust’s behalf.

The Trust’s brokerage fees constitute a “wrap fee,” which cover the RJO Group’s costs and expenses, not just the cost of brokerage executions.  “Brokerage fee” includes clearing, NFA and exchange fees (1.25%), managing owner fees (0.75%) and selling commissions (3%).

The brokerage fees may not be increased above the current level without the unanimous consent of all unitholders.

Administrative Expenses; Ongoing Offering Costs

The Trust pays its actual periodic legal, auditing, accounting, transfers, printing, recording and filing fees, postage and Trustee’s fees, estimated at approximately 0.40% of the Trust’s average month-end net assets during each fiscal year.

The Trust pays the costs incurred in the ongoing offering of the Units, including the costs of updating this prospectus, regulatory compliance, escrow fees and registration fees if additional Units are registered, subject to a ceiling of 0.50% of the Trust’s average month-end net assets during any fiscal year.

JWH’s Management Fees

The Trust pays monthly management fees to JWH at a rate of 0.166% (a 2% annual rate) of the month-end assets of the Trust, after reduction for a 1.25% (rather than 5.0% per annum) portion of the brokerage fee charged, but before reduction for any incentive fee or other costs and before inclusion of purchases and redemptions for the month.

Incentive Fees

Method of Calculating

The Trust pays to JWH an incentive fee equal to 20% of any new trading profits as of the end of each calendar quarter.  New trading profits are any cumulative trading profit in excess of the highest level — the “High Water Mark” — of cumulative trading profits as of any previous calendar quarter-end.

Trading profits (i) include realized and unrealized profits and losses, (ii) exclude interest income and (iii) are reduced by Brokerage Fees of 1.25% (not 5.0%) of month-end assets, the management fee and by no other costs.

Accrued incentive fees on units when redeemed are paid to JWH.  Any shortfall between cumulative trading profits and the “High Water Mark” in cumulative trading profits is proportionately reduced when Units are redeemed.

Trading profits are not reduced by redemption charges.

For example, assume that as of January 1, 2007, the Trust is at a “High Water Mark” in cumulative trading profits.  If trading profits for such month equaled $500,000, all of such trading profits would be new trading profits, resulting in an accrued $100,000 incentive fee.  Assume also that by the end of the next month, losses, the 1.25% brokerage fee and the management fee have reduced the $500,000 new trading profits to a loss of ($180,000).  If investors then withdrew 50% of its assets, this ($180,000) loss carryforward would be reduced by 50% to ($90,000) for incentive fee calculation purposes.  If during the following month trading profits equaled $200,000, new trading profits of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to an incentive fee of $22,000 for the quarter.

Paid Equally by All Units

New trading profits may be generated even though the net asset value per unit has declined below the purchase price of certain units.  Conversely, if new units are purchased at a net asset value reduced by an accrued incentive fee which is subsequently reversed, the reversal is allocated equally among all units, although the accrual itself was attributable only to the previously outstanding units.

Extraordinary Expenses

The Trust will be required to pay any extraordinary expenses, such as taxes, incurred in its operation.  The Trust has had no such expenses to date.  Extraordinary expenses, if any, would not reduce trading profits for purposes of calculating the incentive fees.

Fees and Expenses Paid by RJOFM

Selling Commissions and Ongoing Compensation

RJOS  is the lead selling agent.  RJOFM causes  selling commissions of up to 3% to be paid to the selling agents.  Commencing after the twelfth month following the sale of a unit, RJOFM also causes eligible selling agents to be paid ongoing compensation of up to 3% per annum of the average month-end net asset value per unit for all units they have sold which remain outstanding for longer than twelve months.  The maximum amount of compensation paid to a FINRA member for units sold pursuant to this prospectus may not exceed ten percent (plus an additional 0.5% for bona fide due diligence expenses) of the subscription amount.

Wholesalers who introduce additional selling agents to RJOS will share the selling commissions and ongoing compensation  with their respective additional selling agents.  Additional selling agents who distribute units through correspondents will also share the selling commissions and ongoing compensation with their respective correspondents.  See “Plan of Distribution — Selling Agents.”

Redemption Charges

A redemption charge of 2% of the redemption date net asset value per unit is imposed on units redeemed on or before the end of the first eleven months after issuance.  This redemption charge is deducted from investors’ redemption proceeds and paid to RJOFM.

Interest Income

RJOB credits the Trust with interest at 100% if the Trust’s average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC during each month at 75% of the average 91-day Treasury bill rate and at LIBOR less 1.0% in respect of non-U.S. dollar deposits.  The economic benefit from the possession of the Trust’s assets in excess of the interest credited by RJOB to the Trust will be retained by RJOB.

The Managing Owner

The managing owner and commodity pool operator of the Trust is RJOFM, a wholly-owned subsidiary of RJO.  The managing owner was originally incorporated in Illinois in 2006 and reincorporated as a limited liability company in Delaware in July 2007.  It has been registered with the CFTC under the CEA as a commodity pool operator since December 1, 2006 and is a member of the NFA in such capacity.  RJOFM maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (312) 373-5000.  The records of the Trust are kept at RJOFM’s office.  The officers and directors of RJOFM do not receive any compensation directly from RJOFM.  Prior to November 30, 2006, the managing owner of the Trust was Refco Commodity Management, Inc., and prior to August 31, 2005, the managing owner of the Trust was CIS Investments, Inc.  As of September 30, 2007, RJOFM owned 20,218 units of the Trust, and one of its principals owned 17.49 units.  Selected past performance information of the Trust is available at pages 16-18 and full performance information of the Trust and RJOFM is available beginning on page F-1.

In accordance with the Sixth Amended and Restated Declaration and Agreement of Trust, which is attached hereto as Exhibit A, as managing owner, RJOFM has the authority to make trading decisions for the Trust; therefore, the principals of RJOFM, whose background information is listed below, are the trading principals of the Trust.  The trading principals of the Trust, on behalf of RJOFM, have delegated this responsibility to JWH.  See the description of the Trading Advisory Agreement on page 48.

Legal Concerns

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against RJO, RJOS or RJOFM or any of their principals.

Principals of RJO, RJOS and of RJOFM serve on the board of directors and committees of various organizations, both in and outside of the managed futures industry.  In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations even if those actions were to be adverse to the interest of RJO, RJOS, RJOFM and their clients.

RJOFM Principals

The directors and officers of RJOFM are as follows:

Gerald Corcoran, Chief Executive Officer– Mr. Corcoran was appointed chief executive officer of RJOB and RJOFM in June 2000. He joined RJOB in July 1987 as chief financial officer and more recently served as chief operating officer, a position he was promoted to in September 1992. He is also a member of the board of directors of RJO and RJOFM since November 2006. Prior to joining the RJO family, Mr. Corcoran served as controller for the Chicago Sun-Times, the nation’s 7th largest daily newspaper, from 1984 to 1987. He was a member of the Chicago Mercantile Exchange from 1988 to 1989, where he served on the Clearing House Committee. Mr. Corcoran also serves on the Board of Governors of the Clearing Corporation since 2002. Mr. Corcoran has a Bachelor of Business Administration from Loyola University and is a Certified Public Accountant.

Colleen Mitchell Knupp, President– Ms. Mitchell was promoted to president of RJOB in June 2000 and became the president of RJOFM upon its formation in November 2006. Prior to holding these positions, she served as vice president of RJOB from August 1995 through June 2000.  Ms. Mitchell was responsible for marketing clearing and execution services to commodity trading advisors, hedge fund managers, and introducing brokers. Formerly, Ms. Mitchell served as senior vice president for Terra Nova Trading in Chicago from December 1994 through August 1995, where she organized and managed the NASD broker-dealer and NFA introducing brokerage firm. She has a Bachelor of Arts from Saint Mary’s College in South Bend, Indiana.

Helen D. McCarthy, Chief Financial Officer -- Ms. McCarthy is the Chief Financial Officer of the managing owner, and also serves as the Chief Financial Officer of RJOB.  She joined RJOB in March 2007 and RJOFM in April 2007.   Prior to serving in these positions, Ms. McCarthy was Vice President of  Finance/Controller at ACNielsen, a global marketing information company, from April 2006 to February 2007.  Before ACNielsen, she served as Vice President of Finance at the Sun-Times Media Group, a newspaper conglomerate with over 100 publications, from December 1993 to May 2005, where Ms. McCarthy was responsible for all financial management and Controllership duties.  Ms. McCarthy served as Senior Accountant at FMC Corporation, a global manufacturer and distributor of various chemical products, from December 1991 through December 1993.  Ms. McCarthy also spent 7 years with Ernst & Young from July 1985 through December 1991 auditing both public and private companies.

Annette A. Cazenave - Senior Vice President.  Ms. Cazenave joined RJOFM in December 2006 with over twenty-five years of comprehensive experience in alternative asset management (futures, derivatives and hedge funds) marketing and business management.  Previously, Ms. Cazenave was Senior Vice President for Refco Commodity Management, Inc., a commodity pool operator, from September 2005 through November 2006 and Vice President Investor Products Group of Cargill Investor Services, a futures commission merchant, from March 2004 through August 2005.  She also served as Vice President, Marketing and Product Development, for Horizon Cash Management, LLC, a short-term, fixed income management firm, from January 2002through March 2004.  Prior to this, she was President and Principal of Skylark Partners, Inc. in New York, a financial services consulting firm, from March 1993 through December 2002.  Additionally, Ms. Cazenave held senior level positions with ED&F Man Funds Division (now Man Investments), a futures commission merchant and, within its affiliates, a commodity pool operator and commodity trading advisor, in New York from August 1986 to March1993).  Ms. Cazenave began her career in August 1979 as a Sugar trader with Farr Man & Company, a commodities trading firm, specializing in sugar and coffee trading.  She holds a B.A. from Drew University and an M.B.A. from Thunderbird, The American Graduate School of International Management.

The officers and directors of the managing owner may, from time to time, trade futures, forwards, and options or their own proprietary accounts.  The records of trading in such accounts will not be made available to you for inspection.

John W. Henry & Company, Inc.

Background

JWH, a Florida corporation, began managing assets in 1981 as a sole proprietorship and was later incorporated in 1982 to conduct business as a commodity trading advisor (“CTA”; a person who directs the trading of futures accounts for clients, including commodity pools).  JWH’s offices are located at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431.  JWH’s registration as a CTA became effective in November 1980.  JWH is a member of NFA in this capacity.  “JWH” is the registered trademark of John W. Henry & Company, Inc.

For a description of the principals of JWH, see “JWH Principals” beginning at page 48.

Trading Strategy

The following description of JWH’s trading strategy relates to JWH generally and not to the Trust itself.

General

JWH specializes in managing institutional and individual capital in the global futures, financial futures and foreign exchange markets.  Since 1981, JWH has developed and implemented proprietary trend-following trading techniques.  As of the date of this prospectus, JWH operates ten trading programs.

Investment Philosophy and Methodology

The JWH investment philosophy has been based, since the inception of the firm, on the premise that market prices, rather than market fundamentals, are the key aggregator of information necessary to make investment decisions and that market prices, which may at first seem random, are actually related through time in complex, but discernible ways.  This philosophy is based on analysis of historical data that revealed that market adjustments sometimes form price trends that can be exploited for profit.  JWH believes there is an inherent return opportunity in participating in price movement trends that its systematic and analytic models have identified.  JWH trading programs may participate in either rising or falling trends; they do not have a directional bias nor do they try to forecast or predict market turning points.  Once a program has established a position in a market that has been identified as trending, no pre-set price target for profits is established given the highly variable nature of market trends.

JWH believes that the behavior of markets is based on investors’ expectations, which may at times adjust slowly through time and manifest themselves in long-term price trends. Markets do not adjust immediately to new information. JWH’s investment decision process has been designed to analyze and exploit these trends. JWH’s investment philosophy maintains that market prices initially react to new or emerging information or events, but the aggregate impact on price may be a lengthy process. While prices may at first represent an over- or under-reaction to new information, prices eventually will reflect all relevant information. In other words, anything that could possibly affect the market price of a commodity or financial instrument – including fundamental, political, or psychological factors – eventually will be reflected in the price of that commodity or instrument. The foundation for JWH’s analysis is, therefore, a study of market price, rather than market fundamentals or the prediction of trends.

JWH believes that the price adjustment process takes time, since reactions of market participants to changing market dynamics initially may be inefficient; that is, investors may not react immediately to information because of differing evaluation processes, differing levels of risk tolerance, or uncertainty. Gradual price adjustments manifest themselves in long-term trends, which themselves can influence the course of events and from which profit opportunities can arise. JWH believes that such market inefficiencies can be exploited through a combination of trend detection and risk management.

Trend Detection.

JWH’s research is based on the belief that prices move in trends that are often highly complex and difficult to identify and that trends often last longer than most market participants foresee. There is some statistical evidence to suggest that trends exist in many markets. However, trends may be difficult to detect and it is not clear that JWH methodologies can find all of the trends present. There is also no guarantee that JWH programs will be able to profit from all of the trends that may be present or identified. Since the firm’s founding, JWH has consistently employed its analytical methods to identify short-term to long-term trends. Comprehensive research undertaken by the firm’s founder, John W. Henry, led to the initial development of JWH’s disciplined systematic quantitative models. JWH’s computer models examine market data for systematic price behavior or price relationships that will characterize a trend. When price trends are identified, the JWH trading system generates buy and sell signals for implementing trades. The strict application of these signals is one of the most important aspects of JWH’s investment process.

JWH considers that price is the combination of the signal plus “noise,” where the signal is the trend information and the “noise” is market volatility. Prices are an aggregate of market information, but “noisy” price signals have to be filtered to discover an underlying price trend. The JWH systems examine market data for relationships among movements in prices, detecting frequencies or repetitive behavior hidden within thousands of pieces of raw price data.  JWH’s trading models seek to identify signals by separating short-term market noise from relevant information – and locating a directional opportunity that has favorable risk characteristics. JWH systems may dictate that positions be closed with a loss in order to provide downside protection, but the systems may also provide discipline to stay in markets that are quiescent for long periods of time in order to achieve possible long-term gain for investors. In either case, JWH investment decisions reflect the JWH trading models’ assessment of the market itself, not an emotional response to recent economic or political data.

JWH models do not follow price movements, characteristic of short-term volatility. Instead, the models seek to identify changes in systematic price behavior over a long period of time, which will characterize a directional opportunity.

Risk Management.

Given the volatility of prices (see “Trend Detection” above), JWH does not expect that all trend signals will lead to profitable trades. Stop-losses are used in some models and managed in a proprietary manner to balance the potential loss on any trade versus the opportunity for maximum profit. Stop losses may not necessarily limit losses, since they become market orders when the stop loss level is reached; as a result, a stop-loss order may not be executed at the stop-loss price. Other models do not have any stop-loss methodology but rely on market diversification and a change in directional signals to offset risk. Risk in some programs may also be managed by varying position size or risk levels for a market, based in part on assessment of market volatility, while other programs will maintain position sizes in markets regardless of changes in volatility. There are no systematic constraints on portfolio volatility or the maximum drawdown for any program.  Volatility will not cause systematic adjustments to be made to existing positions. Some programs consider volatility in determining the size of positions initiated. Other programs do not consider volatility in determining the size of positions initiated.

Modern portfolio techniques are used in an effort to construct an overall diversified portfolio for each JWH program.  However, some programs will have limited diversification because of their sector focus or because JWH requires demonstrated liquidity in the contracts selected for a portfolio.  These techniques will attempt to take into account the volatility and correlation of the markets that are included in the program, as well as projected price behavior during specific projections of market extremes.  However, no assurances can be made that historical market correlations and diversification will occur or persist in all market conditions.  In an attempt to maintain diversification, portfolio adjustments will be made to account for systematic changes identified by JWH’s research in the relationships across markets. Consistent with JWH’s view of markets, portfolios are managed to meet longer-term risk and volatility tolerances, rather than trading on the basis of short term trends or short term volatility.

How JWH Programs Can Make Money

Style, Timing and Market Characteristics.

JWH’s investment programs have different combinations of style, timing, and market characteristics.  While some characteristics may overlap, each investment program has a distinctive combination of style, timing, and markets.  This does not mean that one program will have higher returns than another will or that a certain set of characteristics is preferable for one type of market.  Investment style differences are primarily based on the number of directional phases that investment programs use for markets – long, short or neutral – and how position sizes are determined, whether static or dynamic.  At times, an investment program may, for certain markets, use a style different from its primary style.  Timing – whether trends are recognized over a short to very long term period – is a distinguishing characteristic of JWH investment programs.  JWH investment programs can also be distinguished by the markets they trade.

Trading.

JWH programs will frequently maintain positions even when markets have short-term volatility or when no trends exist. In these market conditions, flat or negative performance may occur because stop-loss risk management or position adjustments are not initiated by certain adverse price moves.  Some JWH programs may take a neutral position (exit a market) rather than risk trading capital when no trend is identified.  While there can be no guarantee against losses, the JWH trading systems are designed to preserve capital and maintain an account’s positions, while waiting for profitable trending opportunities over longer periods of time.  Once a JWH program has identified a long-term trend, positions will be maintained, even if losses are incurred in the short term.  While JWH is waiting for longer-term trends to develop, significant drawdowns may take place.

Disciplined Investment Process.

JWH believes that an investment strategy can only be as successful as the discipline of the manager to adhere to its requirements in the face of market adversity. Unlike discretionary traders, whose decisions may be subject to behavioral biases, JWH practices a disciplined investment process.

By quantifying the circumstances under which key investment decisions are made, the JWH methodology offers investors a consistent approach to markets, unaffected by judgmental bias.

Disciplined Adaptation to Changing Market Conditions.

JWH seeks to maintain a commitment to consistent portfolio construction and program integrity. JWH generally has not been persuaded to change the fundamental elements of the portfolios by short-term performance, although adjustments may be, and have been, made over time.  In addition, JWH has not changed the basic methodologies that identify signals in the markets for each program.  JWH believes that its long-term track record has benefited substantially from its adherence to its models during and after periods of negative returns; however, adherence to its strategy may lead to prolonged periods of market losses and high risk.

The dynamic elements of the JWH investment process involve periodic adaptation to changing market conditions and subjective discretionary decisions on such matters as portfolio weightings, leverage, position size, effective trade execution, capacity and entry into new markets – all of which depend on professional experience and market knowledge.  These changes are made as warranted by JWH’s research findings concerning its portfolios and their performance.

Research.

JWH’s research is conducted across departments in collaboration with its Investment Policy Committee (“IPC”).  Research may include analysis of  the dynamic elements of the JWH investment process, including  refining  risk management techniques and monitoring market capacity to the extent consistent with basic JWH methodologies.  Research also examines profit opportunities in markets not currently traded by JWH programs and in new instruments as they become available. Proprietary research related to trading program development, design and composition may also be conducted or supervised by Mr. Henry.

Trade Placement.

JWH’s experienced traders work on a 24-hour rotation schedule, executing trades worldwide in markets that are the most liquid for the specific trade that is being made.  Trades are executed by teams, with each member of the team fully responsible for the trade’s fulfillment, and are recorded and reviewed for strict adherence to procedures.

Once trade signals are received, traders focus on the manner and speed with which the trade will be executed in an effort to minimize market disturbance at the best price.

Depending on market conditions, order size and other factors, traders will decide to execute a trade using a particular order type, which may include “market price,” “market-at-discretion” or “market limit.”  Whether entering or exiting the markets, JWH trading follows specific procedures designed to help minimize the impact of any immediate adverse price developments.

JWH trades electronically on behalf of its client accounts. JWH, in its discretion, may also continue to place orders by traditional means, including telephone and telecopy.  JWH believes that electronic trading provides a faster method of accessing the variety of markets that it trades than the traditional method of placing trade orders over the telephone.  Electronic trading provides for greater order execution risk controls to be incorporated into electronic order placement which should reduce the potential for errors during the order placement process.  Electronic trading also increases the overall level of confidentiality for JWH with respect to the marketplace and it will also prevent miscommunication of instructions between JWH and the executing brokers. Trade processing efficiency is another key benefit to electronic trading.

JWH places futures trades for all accounts that it manages, as well as for the accounts of JWH and Mr. Henry, as “bunched orders” or “block orders”, in which trades for all accounts are placed for execution in a group or bunch, and then are allocated to individual accounts when the order has been completed or at the end of the trading day.  This process improves the efficiency of trade placement, and is intended to provide better pricing and execution of orders for all accounts.  JWH provides the brokerage firms with allocated fills pursuant to JWH’s allocation methodology.  JWH will make available to the Trust upon request: (1) the general nature of the allocation methodology JWH uses; and (2) summary or composite execution and allocation data sufficient for that customer to compare the results of execution and allocation for its account with those for the accounts of comparable customers and any proprietary account participating in the bunched order process.  JWH is obligated to make all post-order allocations fair and equitable, so that no account or group of accounts consistently receives favorable or unfavorable treatment.  In addition, JWH’s allocation methodology must be sufficiently objective and specific to permit independent verification of the fairness of the allocation and reconstruction of the allocation methodology.  Forward contracts in foreign currencies are handled differently.  JWH’s prime brokerage arrangement with Bank of America provides for currency forwards to be averaged before they are rolled forward, so that all accounts receive the same fill price.

Duration of Positions Held.

JWH’s historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time.  Therefore, market exposure to profitable positions is not changed based on the time horizon of the trade; positions held for two to four months are not unusual, and positions have been held for more than one year.  Losing positions are generally reversed or eliminated relatively quickly because a trend did not extend for a requisite period of time, with most closing within a few days or weeks.  However, if the JWH system detects a profitable underlying trend, a position trading at a loss may be retained to capture the potential benefits of participating in that trend.  Throughout the investment process, trading methodologies have been designed to reduce the possibility of an extraordinary loss on a single position; however, significant profit givebacks or losses may be incurred under volatile market conditions.

Equity Drawdowns.

Historically less than one-third of all trades made pursuant to JWH’s investment programs have been profitable.  Large profits on a few trades in positions that typically exist for several months have produced favorable results overall.  The greatest cumulative percentage decline in net asset value that JWH has experienced since inception in any single investment program, measured on a month-to-month composite basis was nearly 60 percent.  Another program incurred a loss, calculated on the same basis, in excess of 50 percent.  Measured on a day-to-day composite basis, those program drawdowns exceeded the monthly levels.  Prospective investors in the Trust should understand that similar or greater drawdowns are possible in the future.

Oversight of Trading Policies.

The JWH Investment Policy Committee (“IPC”) is a senior-level advisory group, broadly responsible for evaluating and overseeing trading policies.  The IPC provides a forum for shared responsibility, meeting periodically to discuss issues relating to implementation of JWH’s investment process and its application to markets, including research on new markets and strategies in relation to JWH trading models.  Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies.  The IPC also makes the discretionary decisions concerning investment program selection, asset allocation, and position size in relation to account equity for the Strategic Allocation Program and the Currency Strategic Allocation Program.  Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time.  The chairman participates in all IPC meetings and decisions.  The IPC does not make day-to-day trading decisions.

Discretionary Aspects.

JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.  This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events.  Subjective aspects of JWH’s quantitative models also include the determination of position size in relation to account equity, when an account should commence trading, the investment of assets associated with additions, redemptions and allocations, contracts and contract months traded, and effective trade execution.

Program Modifications.

The basic philosophy underlying the firm’s investment methodology has remained intact throughout its history and most investment programs maintain a consistent portfolio composition to allow profit opportunities in as many major market trends as possible, in accordance with the investment objectives of each program.

Proprietary research may be conducted to refine the JWH investment strategies.  The potential benefits to a program of employing more than one investment methodology, applying investment methodologies in varying combinations, and the possible substitution of alternative investment methodologies with respect to particular contracts may be assessed through the testing of different methodologies, along with the possible benefits of such modifications to improve program performance over historical levels.  In addition, risk management research and investment program analysis may suggest modifications regarding the relative weighting among various contracts, modifying the style and/or timing used by an investment program to trade a particular contract, the addition or deletion of a contract traded by an investment program, or a change in position size in relation to account equity.  JWH’s research on these and other issues has resulted in investment program modifications from time to time in the past, and are expected to do so in the future.

All cash in a JWH investment program is available for trading, although the amounts committed to margin will vary from time to time.  As capital in each JWH investment program increases, additional emphasis and weighting may be placed on certain markets that have historically demonstrated the greatest liquidity.  Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations, and other factors warrant.  RJOFM will generally not be informed of any such changes.

Adjusting the Size of Positions Taken.

Position size adjustments relative to account equity are an integral part of JWH’s investment strategy and historically have been made in a systematic manner as equity in the account from trading profits increases.  JWH may override indicated systematic position size adjustments when, in its discretion, it deems that is warranted by its assessment of market conditions.  In the case of declines in equity, position sizes are generally maintained in spite of any trading losses. Systematic methods for maintaining or adjusting the trade size to equity in an account may affect performance and will alter the risk exposure of the account, with leverage increasing in down markets until losses are offset, and decreasing in profitable  market conditions until systematic adjustments are made.

JWH may also use discretion to adjust the size of a position in relation to equity in the account for markets or for entire investment programs. Such adjustments may not be made for all JWH programs. Factors that may affect decisions to adjust the size of a position in relation to account equity include ongoing research, program volatility, current market volatility, risk exposure, subjective judgment, and evaluation of these and other general market conditions.

Decisions to change the size of a position may positively or negatively affect performance and will alter risk exposure for an account, since such adjustments will also alter the volatility of JWH programs. Adjustments in position size relative to account equity may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such adjustments will result in increased program profitability. JWH reserves the right to alter, at its sole discretion and without notification, its policy regarding adjustments in position size relative to account equity.

Addition, Redemption and Reallocation of Capital for Commodity Pool Accounts.

Investors purchase or redeem units at net asset value on the close of business on the last business day of the month.  In order to provide market exposure commensurate with the Trust’s equity on the date of these transactions, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading.

Based on JWH’s determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month.  No assurance is given that JWH will be able to achieve the objectives described above in connection with Trust equity level changes.  The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities.

JWH may trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price.  Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities.  Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss, and the like.  There is no limitation on daily price movements of cash, swap, or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity.  The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

Reliance on Timely and Accurate Market Data.

JWH's ability to detect market trends and trade them profitably depends on its access to timely and accurate market price data throughout the trend identification and trading processes. If price data is not available or is delayed, JWH would be unable to trade for client accounts until reliable data sources have been restored. Data reconciliation procedures are applied each day to confirm accurate price quotations, and on the subsequent day prices that were employed in the JWH systems are re-reconciled in an attempt to identify changes from previously posted prices. JWH's traders are required to confirm a price from multiple sources before executing a trade, and, during volatile market conditions, traders request confirmation of high and low prices from the floor before placing a trade. Inaccurate information may be generated by a data vendor, or an exchange may transmit inaccurate prices that a vendor then distributes to JWH, but which are later cancelled or amended by the exchange. In addition, JWH may obtain from third parties, such as clearing firms, information about prices or about contract specifications and changes to them. Inaccurate price information may cause JWH to enter or close trades that it would not otherwise have entered or closed, to trade or fail to trade at times that would have been indicated by accurate data, or to be completely unable to place a trade. Communications or technical failure may also cause an electronic trading tool to fail, which could cause JWH to fail to act when a trading stop is reached. As a result of such potential data problems, client accounts may be unable to exit positions or miss the opportunity to establish new positions. JWH receives price data electronically. Data providers typically make no representations or warranties about the accuracy or timeliness of the data they provide, and assume no financial liability for lost profits, trading losses or other consequential damages. Data providers also disclaim any responsibility for events of force majeure, as well as for actions (or inaction) of third party information, hardware and software providers, and for interruption of means of communication. Because all of the data required for JWH's trading is provided from third parties, JWH, cannot, despite its employment of the precautions described above, make any assurances that its efforts will detect erroneous or incomplete data, or prevent client accounts from incurring losses or missing profit opportunities.

Business Interruption Risk.

During both 2004 and 2005, the operations of JWH at its Boca Raton, Florida, offices were disrupted by hurricanes which required recovery periods to re-establish communications and other utilities. JWH continued its trading operations during those periods without interruption from back up locations. Any future business interruption events, whether weather-related or otherwise, that affect the south Florida area could similarly disrupt the trading operations of JWH, despite the back up precautions it has established. JWH has a business continuity plan, but it cannot guarantee that business interruption events will not have an impact on its operations.

The Trading Advisory Agreement

The Trust has entered into a trading advisory agreement with JWH.  The agreement provides that JWH will be the sole trading advisor for the Trust and will have sole responsibility for determining transactions in commodity interests with respect to Trust assets.  The trading advisory agreement also provides that the managing owner, with the agreement of JWH, may reallocate assets among the trading programs, delete a trading program or add one or more other JWH programs.  The current term of the trading advisory agreement ended on June 30, 2007 and was automatically renewed under the terms of the agreement for an additional twelve month period.  The agreement automatically renews for additional twelve month periods on the same terms unless the managing owner gives written notice of termination to JWH at least forty-five days prior to the expiry of the then current term.  The trading advisory agreement will terminate automatically if the Trust is terminated.

JWH, its principals and employees will not be liable to the managing owner or its principals and employees, the Trust, the unitholders, or any of their successors or assigns except by reason of acts or omissions due to bad faith, misconduct, negligence or not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust.  The Trust and the managing owner will, jointly and severally, indemnify JWH, its principals and employees to the fullest extent permitted by law against any liability incurred or sustained by JWH in connection with any acts or omissions of JWH relating to its management of Trust assets or arising out of or in connection with the trading advisory agreement or arising out of JWH’s management of Trust assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct, bad faith or a breach of the trading advisory agreement nor any judicial determination that the conduct which was the basis for such liability was not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Trust.  Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Trust only upon the opinion of mutually acceptable independent legal counsel that JWH has met the applicable standard of conduct described above.  The trading advisory agreement prohibits JWH from receiving any commission, compensation, remuneration or payment whatsoever from any broker with whom the Trust carries any account by reason of the Trust’s transactions.

Legal Concerns

There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

Principals of JWH serve on the board of directors and committees of various organizations, both in and outside of the managed futures industry.  In such capacities, these individuals have a fiduciary duty to the other organizations they serve, and they are required to act in the best interests of those organizations even if those actions were to be adverse to the interest of JWH and its clients.

JWH Principals

The following are the principals of JWH:

The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990.

Mr. John W. Henry has been chairman of the JWH Board of Directors since August 1993 and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990.  He is also a member of the JWH Investment Policy Committee.  In addition, he is a principal of Westport Capital Management Corporation since January 1996 and of Global Capital Management Limited since May 1990, both commodity pool operator affiliates of JWH which are registered with the NFA.  He has been registered as a principal of the firm since November 1980.  Mr. Henry oversees trading program design and composition, reviews and approves research and system development proposals prior to implementation in trading, reviews and approves of decisions involving the strategic direction of the firm, and discusses trading activities with trading supervisors.  JWH’s corporate officers, rather than Mr. Henry, manage JWH’s day-to-day operations.  Since its formation in December 1990, Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and used by JWH in managing client accounts.  Mr. Henry conducts his business responsibilities for JWH from Boca Raton, Florida and Boston, Massachusetts.

Mr. Henry served on the Boards of Directors of the Futures Industry Association (FIA from 1995 through 1999, has served on the National Association of Futures Trading Advisors (NAFTA) since October 1986 and on the Managed Futures Trade Association since May 1988, and has served on the 1988 Nominating Committee of the National Futures Association (NFA).  He has also served on a panel created in 1996by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and issues regarding a potential merger.  Mr. Henry has received an honorary doctorate degree from Boston University, a lifetime achievement award from Alternative Investment News, and the Futures Hall of Fame award from the Futures Industry Association.  In December 2005, Mr. Henry was named as a trustee of both The Massachusetts General Hospital and The General Hospital Corporation, which are located in Boston, MA.  Since the beginning of 1987, he has devoted, and will continue to devote, a substantial amount of time to business other than JWH and its affiliates.  From January 1999 until February 2002, Mr. Henry was chairman of the Florida Marlins Baseball Club LLC.  Since February, 2002, Mr. Henry is Principal Owner of New England Sports Ventures, LLC, which owns the Boston Red Sox baseball team, New England Sports Network, and certain real estate, including Fenway Park.  He holds comparable positions with the individual business entities engaged in these activities.  Mr. Henry is regularly involved in the businesses of the New England Sports Ventures, LLC with professional management of the Red Sox (including its president and chief executive officer) and of the other New England Sports Ventures, LLC entities.

Mr. Kenneth S. Webster, CPA, has been president since January 2007 and chief operating officer since February 2004.  He is responsible for the day-to-day management of the firm.  Mr. Webster is also a principal of Westport Capital Management Corporation and Global Capital Management Limited since January 2003, and of JWH Securities, Inc. since March 2004, all of which are affiliates of JWH.   Since joining JWH in January 1995, Mr. Webster has held positions of increasing responsibility. Prior to his employment at JWH, Mr. Webster was the Controller of Chang Crowell Management, a registered CTA, from December 1991 to December 1994.  From June 1987 to December 1991, Mr. Webster was employed by Coopers & Lybrand in their financial services audit practice.  Mr. Webster received a B.B.A. in Accounting from Pace University.

Mr. Matthew J. Driscoll is a senior vice president, chief investment officer, director of research and a member of the JWH Investment Policy Committee.  He is responsible for the overseeing all trading activity, as well as coordinating and managing research activities.  Mr. Driscoll joined JWH in 1991 as a member of the trading department and he became a principal of JWH in June 1997.  Since joining the firm, he has held positions of increasing responsibility as they relate to the development and implementation of JWH’s trading strategies and procedures; he has played a major role in the development of JWH’s 24-hour trading operation.  He attended Pace University.

Mr. Kevin S. Koshi has been a member of the JWH Board of Directors since January 2007, supervises JWH proprietary systems, and is a member of the JWH Investment Policy Committee.  He is responsible for the implementation and oversight of the firm’s proprietary strategies and investments.  Mr. Koshi joined JWH in 1988 as a professional in the finance department and since 1990 has held positions of increasing responsibility in the trading department.  He received a B.S. in Finance from California State University at Long Beach.

Mr. David M. Kozak is a senior vice president, general counsel and secretary to the corporation.  He is also a principal of Westport Capital Management Corporation since June 1996 and Global Capital Management Limited since February 2004.  Before joining JWH in September 1995, he had been a partner since 1989 at the law firm of Chapman and Cutler, where he concentrated in commodity futures law with an emphasis on commodity money management.

Mr. Kozak currently serves as chairman of the subcommittee on CTA and CPO issues of the Futures Regulation Committee of the New York City Bar Association.  He is also a member of the NFA's Membership Committee, as well as the NFA's Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules.  Mr. Kozak formerly served as chairman of the MFA's Government Relations Committee, as well serving as the secretary and a director of the MFA, in addition to having been a member of the MFA's Executive Committee. He received a B.A. from Lake Forest College, a M.A. from The University of Chicago and a J.D. from Loyola University of Chicago.

Mr. Robert K. Breyer has been vice president and chief financial officer since March 2007.  He is responsible for the daily operation of the Investment Support, Marketing, and Finance departments of the firm. He is also a principal of Westport Capital Management Corporation since March 2007.  Since joining JWH in February 1997, Mr. Breyer has held positions of increasing responsibility. Prior to his employment at JWH, from March 1992 to February 1997, Mr. Breyer held positions of increasing responsibility at Amalgamated Bank of New York in their Accounting and Investment Services Groups.  Mr. Breyer received a B.S. in Business Administration from Drexel University and M.B.A. in Financial Management from Pace University.

Mr. Edwin B. Twist is a member of the JWH Board of Directors since August 1993.  Mr. Twist joined JWH as internal projects manager in 1991.  His responsibilities include assisting with internal projects.

Mr. Kenneth L. Mahes is a vice president and chief technology officer since March 2007, responsible for the development and maintenance of all aspects of the JWH technology infrastructure. Since joining JWH in July 1996, Mr. Mahes has held positions of increasing responsibility where he has been responsible for the development and support of the company’s trade execution, trade accounting and reconciliation systems as well as related reporting applications. Prior to joining JWH, Mr. Mahes was a vice president for Bankers Trust Company in charge of systems supporting the bank’s pension portfolio business for the Investment Management Division from July 1987 to June 1996.  From September 1986 to July 1987, Mr. Mahes worked for Merrill Lynch developing software for the Telecommunications group. From January 1984 to September 1986, Mr. Mahes worked for Dean Witter developing software for the Corporate Finance group. Mr. Mahes attended Bernard M. Baruch College.

Mr. Michael Flannery is chief trader since January 2007.  Mr. Flannery joined JWH in November 1997 and has served as trading desk manager since January 1998. Mr. Flannery began his career in July 1987 with Refco, Inc. where he held positions of increasing responsibility in research, operational systems development and brokerage services until October 1990.  From November 1990 until May, 1994, he was co-founder, president and head trader of MTF Ltd., a 24-hour trading operation that was responsible for the execution and implementation of multiple trading systems for a high net worth investor.  From May 1994 until January 1995, he was partner and head trader for Lindahl & Flannery Capital Management, a diversified futures portfolio manager that was based on the proprietary trading disciplines developed by partner John Lindahl.  Prior to joining JWH in late 1997, Mr. Flannery was a Vice President and Operations Manager at Refco Institutional Management (RIM), which provided brokerage services to the commodity trading advisor and hedge fund community from February 1995 to September 1997.  Mr. Flannery received a B.A. in Sociology and Economics from Yale University in 1987.

Neither JWH nor its principals own any beneficial interest in the Trust.

Brokerage Arrangements

The Futures Broker

RJOB  is the Trust’s futures broker.  RJOB executes and clears the Trust’s futures transactions and provides other brokerage-related services.  RJOB is an Illinois corporation and a privately-owned futures commission merchant.  RJOB is a founding member of the Chicago Mercantile Exchange and is a full clearing member of the Chicago Board of Trade, the New York Mercantile Exchange, the Commodity Exchange of New York, and the New York Board of Trade.

RJOB, and its affiliated entities, are clearing members of principal exchanges around the world and have clearing relationships on all major international futures exchanges.  RJOB is registered with the CFTC as a futures commission merchant and is a member of NFA in the U.S.

Certain employees of RJOB are members of various futures exchanges and may serve on the governing bodies and standing committees of those exchanges, their clearinghouses and NFA.  In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Trust.

In the ordinary course of its business, RJOB is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Trust.

The Trust and RJOB have entered into a customer agreement that provides that, for as long as the Trust maintains an account with RJOB, RJOB will execute and clear trades for the Trust upon instruction of JWH, and will receive the monthly brokerage fees.  The customer agreement is terminable immediately upon notice by either party.  If for any reason the Trust elects to terminate the customer agreement with RJOB, no assurance may be given that the Trust will be able to retain the brokerage services of another futures broker at the same commission rate.  In addition, under the Declaration and Agreement of Trust, unitholders owning more than 50% of the outstanding Units may cause the Trust to terminate the customer agreement.  RJOB is responsible for execution and clearance of futures contracts (and options, which will only be purchased if RJOB is able to sustain the entire loss of the premium and related transaction costs and will only be sold if RJOB either owns the underlying futures contract or is able to withstand substantial financial losses) as well as for certain administrative duties such as record keeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Trust’s account.  The agreement provides that RJOB will not be liable to the Trust except for gross negligence or willful misconduct.

Trust assets are deposited with RJOB in its capacity as the Trust’s futures broker.  RJOB credits interest monthly to the Trust’s account on substantially all of the Trust’s average daily balances on deposit at RJOB.  RJOB retains any economic benefit derived from possession of the Trust’s assets in excess of the amount credited to the Trust’s account.  The Trust fulfills its margin requirements with the futures broker on a cash-only basis.

The Foreign Currency Broker

Deutschebank is RJOB’s prime broker and acts as counterparty for spot and forward currency trades.  Under most normal circumstances, JWH will contact at least two counterparties for a quote on each of the Trust’s currency trades.

Redemptions;

Net Asset Value

Redemptions

The Trust is intended as a medium- to long-term, “buy and hold” investment.  The Trust’s objectives are to achieve substantial capital appreciation over time.  The Trust is not intended to achieve, nor to attempt to achieve, significant appreciation over the short-term.

A unitholder may cause the Trust to redeem any or all of such unitholder’s units at net asset value as of the close of business on the last business day of any calendar month.  Investors must redeem at least $1,000 in net asset value of units, unless an investor is redeeming his or her entire position.  Written redemption requests may be submitted to RJOFM or to a redeeming unitholder’s financial advisor but in either case must be received by RJOFM no later than five business days prior to month-end (including the last business day of the month) to effect redemption as of such month-end.  A form of Request for Redemption is attached to the Subscription Agreement and Power of Attorney as an Annex.

Redemption proceeds will generally be paid within ten business days after the month-end of redemption, either directly to the redeeming unitholder or to the unitholder’s customer securities account as directed by the unitholder.  However, in special circumstances, including, but not limited to, default or delay in payments due to the Trust from banks or other persons, the Trust may, in turn, delay payment to persons requesting redemption of units of the proportionate part of the redemption value of their units equal to the proportionate part of the net assets of the Trust represented by the sums that are the subject of such default or delay.

A unit which is redeemed at or prior to the end of the eleventh full month after its issuance will be assessed a redemption charge of 2% of the net asset value per unit as of the date of redemption.  In the event that an investor acquires units at more than one time, such investor’s units will be treated on a “first-in, first-out” basis for purposes of determining whether redemption charges apply.

Applicable state “Blue Sky” policies require that redemption charges not be assessed on any unitholder who redeems because the Trust’s expenses have increased.

The managing owner may declare additional redemption dates, including special redemption dates under certain circumstances.  If as of the close of business on any day the net asset value of a unit has decreased to less than 50% of the previous highest month-end net asset value per unit, after adding back all distributions, the managing owner shall liquidate all of the Trust’s open positions, suspend trading and within ten business days after the suspension of trading declare a special redemption date by notice to unitholders and otherwise in accordance with the Declaration and Agreement of Trust.

Unitholders may not transfer or assign units without providing prior written notice to the managing owner.  No assignee may become a substitute unitholder except with the consent of the managing owner.

Notices of redemption are irrevocable once submitted.  The net asset value per unit as of the date of redemption may differ substantially from the net asset value per unit as of the date that irrevocable notice of redemption must be submitted.

Unitholders need not redeem all of their units in order to redeem any such units, provided that they redeem at least $1,000 of units and that the minimum investment of $1,000 is maintained after any partial redemption.

Net Asset Value

The net assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The net asset value per unit is the net assets of the Trust divided by the number of units outstanding.

Futures or option contracts traded on a United States commodity exchange are valued at the settlement price on the date of valuation.  If an open position cannot be liquidated on the day with respect to which net assets are being determined, the settlement price on the first subsequent day on which the position can be liquidated shall be the basis for determining the liquidating value of such position for such day, or such other value as the managing owner may deem fair and reasonable.  The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the managing owner on a basis consistently applied for each different variety of contract.  Accrued incentive fee liabilities reduce net asset value (subject, however, to possible whole or partial reversal if the Trust incurs subsequent losses) even if such accrued incentive fees may never, in fact, be finally paid to JWH.

Conflicts of Interest

General

Neither RJOFM nor JWH has established any formal procedures to resolve the following conflicts of interest.  Consequently, there is no independent control on how RJOFM or JWH resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other RJOFM or JWH clients.

Because no formal procedures are in place for resolving conflicts, they may be resolved by RJOFM and/or JWH in a manner which causes the Trust losses.  The value of unitholders’ investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

Although the following conflicts of interest are present in the operation of the Trust, RJOFM does not believe that they are likely to have a material adverse effect on its performance.  This belief is based on a number of factors, including the following.

(i)
JWH trades all similarly situated RJOFM accounts in parallel with its other accounts, placing bulk orders which are allocated among the JWH accounts pursuant to pre-established procedures.  Consequently, JWH has little opportunity to prefer another JWH client over the Trust.

(ii)	RJOB simply receives and executes JWH’s bulk orders based on pre-established procedures. RJOB has no ability in allocating positions to favor one account over another.

(iii)	JWH charges similar accounts the same fees.

(iv)	RJOFM, as a fiduciary, is prohibited from benefiting itself at the expense of the Trust.

In RJOFM’s view, the most important conflict of interest relating to the Trust is that the business terms applicable to the RJO Group’s dealings with the Trust were not negotiated when they were initially established.  These business terms are described in detail in this prospectus in order to give prospective investors ample opportunity to accept or reject such terms.

RJOFM

RJOFM and its affiliates are the primary service providers to the Trust and will remain so even if using other firms might be better for the Trust.  Futures trading is highly competitive.  To the extent that RJO Group entities continue to be retained by the Trust despite providing non-competitive services, the Trust is likely to be less profitable or incur greater losses.

RJOFM allocates its resources among a number of different funds.  RJOFM may have financial incentives to favor certain funds over the Trust.  To the extent that RJOFM actually does so, the net asset value per unit is likely to be negatively impacted.

The business terms of the Trust — other than the management and incentive fees due to JWH which were negotiated between RJOFM and JWH — were not negotiated.  RJOFM unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to RJOFM.

RJOFM’s interest in maximizing its revenues could cause it to take actions which are detrimental to the Trust in order to increase RJOFM’s income from the Trust or decrease its costs in sponsoring the Trust.  Also, because RJOFM does not have to compete with third parties to provide services to the Trust, there is no independent check on the quality of such services.  RJOFM may lower the quality of such services in order to maximize the net revenues which it receives from the Trust, possibly causing the net asset value per unit to decline.

JWH

General

JWH manages many accounts other than the Trust.  Consequently, JWH may devote less resources to the Trust’s trading than JWH otherwise might, to the detriment of the Trust.

Mr. Henry devotes a substantial portion of his business time to ventures unrelated to JWH and futures trading, and from time to time certain JWH staff members may provide support services for those other business ventures.  Those principals and others who supervise and manage JWH staff supporting other business ventures have a conflict of interest in allocating their time, and the time of certain staff members, between their duties to JWH and duties or commitments involving such other business ventures. The Trust may be at a competitive disadvantage to other accounts which are managed by advisors whose principals devote their entire attention to futures trading.

Financial Incentives to Disfavor the Trust

If the Trust has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.

Any action which JWH takes to maximize its revenues by disfavoring the Trust, either in respect of the resources devoted to its trading or the programs selected for it, could adversely affect the Trust’s performance, perhaps to a material extent.

The Selling Agents

The selling agents, including RJOS, will receive substantial selling commissions on the sale of units.  Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in the units.  Additionally, the agreement between the Trust and RJOS has not been negotiated at arms-length.

Eligible selling agents also receive, beginning in the thirteenth month after each month-end sale of units, ongoing compensation based on the net asset value of units sold by them which remain outstanding.  Consequently, in advising clients whether to redeem their units these selling agents will have a conflict of interest between their interest in maximizing the compensation which they will receive from the Trust and giving their clients the financial advice which the selling agents believe to be in such clients’ best interests.  The same conflict of interest extends to the wholesalers and correspondents who distribute units.

Proprietary Trading

The officers and directors of the managing owner may, from time to time, trade futures, forwards, and options or their own proprietary accounts.  The records of trading in such accounts will not be made available to you for inspection.

JWH and Mr. Henry may engage in discretionary trading for their own accounts, as long as such trading does not amount to a breach of fiduciary duty.  Such trading will be for purposes of testing new investment programs and concepts, as well as for proprietary profit.  Proprietary trading may involve contract markets that are not traded for client accounts.  The reasons for not trading a contract market for clients may include:  the contract market does not trade reasonable volume and is not expected to grow such that JWH could trade significant size with appropriate liquidity; the contract markets are liquid but are highly correlated or redundant to existing markets or sectors traded for clients; or the contract markets have excessively high volatility associated with low liquidity and no historical trends.  In the course of trading for their own accounts, JWH and Mr. Henry may take positions that are the same as or opposite to the Trust’s positions, due to testing a new quantitative model or investment program, an allocation system, and/or trading pursuant to individual discretionary methods.  On occasion, the accounts of JWH and Mr. Henry may receive better fills than the Trust’s account.  Records for these accounts will not be made available to the Trust.

Employees and principals of JWH (other than Mr. Henry) are not permitted to trade in futures, options on futures or forward contracts.  However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in The JWH Employee Fund, L.P., for which JWH is the trading advisor.  Records of these accounts will not be made available to the Trust.

Records of proprietary trading will not be available for inspection by unitholders.

Proprietary trading by JWH or Mr. Henry could, if substantial in size and conducted in the same markets traded by the Trust, cause losses for the Trust by increasing the cost at which it must acquire and liquidate positions.  Over time, the losses resulting from such increased prices could make it difficult for the Trust to earn profits even if its trading were otherwise successful.

The Trust and the Trustee

Principal Office; Location of Records

The Trust is organized under the Delaware Statutory Trust Act.  The Trust is administered by the managing owner, whose office is located at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606 (telephone: (312) 373-5000).  The records of the Trust, including a list of the unitholders and their addresses, is located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by unitholders or their representatives during regular business hours as provided in the Declaration and Agreement of Trust.  The managing owner will maintain and preserve the books and records of the Trust for a period of not less than six years.  The managing owner may cause the Trust to retain the services of an administrator to assist the managing owner in fulfilling its obligations to the Trust.  The managing owner may also engage transfer agents, custodians and other agents for the Trust.

Certain Aspects of the Trust

Under the Delaware Statutory Trust Act, unitholders (in their capacities as beneficial owners (including the managing owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability) are entitled to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware.  Prospective investors should not anticipate any legal or practical protection under the Delaware Statutory Trust Act greater than those available to stockholders of such a corporation.  A number of states do not have business trust statutes such as that under which the Trust has been formed in the State of Delaware.  It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, investors in the Trust, although entitled under Delaware laws to the same limitation on personal liability as stockholders, are not so entitled in such state.  The Trust is governed by the Sixth Amended and Restated Declaration and Agreement of  Trust, as amended, which is attached to this prospectus as Exhibit A.  The Declaration and Agreement of Trust was amended to create a special class of units for unitholders who invested in the Trust prior to October 2005, and to permit Refco Commodity Management, Inc., the Trusts’ former managing owner, to sell the Trust’s managing owners’ general liability interest and duties to RJOFM.   Except for an excerpted portion related to an amendment to the “Term” section of the Sixth Amended and Restated Declaration and Agreement of Trust, this amendment is not included as a part of this prospectus as it does not impact unitholders purchasing units after August 31, 2007.  A complete copy has been filed on a Current Report on Form 8-K by the Trust with the Securities and Exchange Commission on December 7, 2006 (available at www.sec.gov).  The Sixth Amended and Restated Declaration and Agreement of Trust was amended a second time on July 30, 2007, which amendment is attached to this prospectus as part of Exhibit A.

The Trust shall indemnify, to the full extent permitted by law, to the extent of the Trust’s assets, each unitholder (excluding the managing owner) against any claims of liability asserted against such unitholder solely because it is a beneficial owner of the Trust (other than for certain taxes for which such unitholder may be liable under the Declaration and Agreement of Trust).  Every written note, bond, contract, instrument, certificate or undertaking made or issued by the managing owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the unitholders individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the unitholders personal property for satisfaction of any obligation or claim thereunder.

No special custody arrangements are applicable to the Trust which would not be applicable to a limited partnership, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust.  To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust to the managing owner.  The managing owner is the functional equivalent of the general partner in a limited partnership.

Although units of beneficial interest in a trust need not carry any voting rights, the Declaration and Agreement of Trust gives unitholders voting rights comparable to those typically extended to limited partners in publicly-offered futures funds.

The Delaware Statutory Trust Act under which the Trust is formed is filed as an exhibit to the registration statement of which this prospectus is a part.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust.  The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with either the managing owner or the selling agents.  The Trustee’s duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration and Agreement of Trust.

The rights and duties of the Trustee, the managing owner and the unitholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration and Agreement of Trust.

The Trustee serves as the Trust’s sole trustee in the State of Delaware.  The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, the managing owner or the unitholders.  The Trustee is permitted to resign upon at least 60 days’ notice to the Trust, provided that any such resignation will not be effective until a successor Trustee is appointed by the managing owner.  The Declaration and Agreement of Trust provides that the Trustee is compensated by the Trust, and is indemnified by the managing owner against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Declaration and Agreement of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The managing owner has the discretion to replace the Trustee.

Only the managing owner has signed the registration statement of which this prospectus is a part, and only the assets of the Trust and the managing owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the Units.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units.  The Trustee’s liability in connection with the issuance and sale of the units is limited solely to the express obligations of the Trustee set forth in the Declaration and Agreement of Trust.

Under the Declaration and Agreement of Trust, the Trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the Trust.  The Trustee has no duty or liability to supervise or monitor the performance of the managing owner, nor shall the Trustee have any liability for the acts or omissions of the managing owner.  In addition, the managing owner has been designated as the “tax matters partner” of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).  The unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Declaration and Agreement of Trust.  In the course of its management, the managing owner may, in its sole and absolute discretion, retain such persons (except where the managing owner has been notified by the that the managing owner is to be replaced as the managing owner), including an affiliate or affiliates of the managing owner, as the managing owner deems necessary for the efficient operation of the Trust.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the managing owner, the Trustee itself is not registered in any capacity with the CFTC.

The Trust’s Declaration and Agreement of Trust effectively gives RJOFM, as managing owner, full control over the management of the Trust.  unitholders have no voice in its operations.  In addition, RJOFM in its operation of the Trust is specifically authorized to engage in the transactions described herein (including those involving affiliates of RJOFM), and is exculpated and indemnified by the Trust against claims sustained in connection with the Trust, provided that such claims were not the result of negligence or misconduct and that RJOFM determined that such conduct was in the best interests of the Trust.

Although unitholders have no right to participate in the control or management of the Trust, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Trust’s books and records; (iv) redeem Units; and (v) not have the business terms of the Trust changed in a manner which increases the compensation received by RJOFM or its affiliates without their unanimous consent.

Unitholders’ voting rights extend to any proposed change in the Declaration and Agreement of Trust which would adversely affect them, as well as to their right to terminate the Trust’s contracts with affiliates of RJOFM.  Unitholders also have the right to call meetings of the Trust in order to permit Unitholders to vote on any matter on which they are entitled to vote, including the removal of RJOFM as managing owner of the Trust.

Unitholders or their duly authorized representatives may inspect the Trust’s books and records, for any purpose reasonably related to their status as unitholders in the Trust, during normal business hours upon reasonable written notice to the RJOFM.  They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such unitholders represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such unitholders’ interest in the Trust.

The Declaration and Agreement of Trust contains restrictions on RJOFM’s ability to raise brokerage fees, Administrative Fees and other revenues received by the RJO Group from the Trust, as well as certain other limitations on the various conflicts of interest to which the RJO Group is subject in operating the Trust.

The Declaration and Agreement of Trust provides for the economic and tax allocations of the Trust’s profit and loss.  Economic allocations are based on investors’ capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to unitholders who redeem at a profit.

A unitholder may transfer or assign his or her units upon prior written notice to RJOFM and subject to approval of the substitute unitholder, RJOFM will provide consent when it is satisfied that the transfer complies with applicable laws.  An assignee not admitted to the Trust as a unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

The managing owner may amend the Declaration and Agreement of Trust in any manner not adverse to the unitholders without need of obtaining their consent.  These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes RJOFM deems advisable so long as they do not change the basic investment policy or structure.

The Trust has agreed to indemnify RJOFM, as managing owner, for actions taken on behalf of the Trust, provided that RJOFM’s conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct.  Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained; or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

Tax Consequences

The following summarizes the material federal income tax consequences to United States taxpayers who are individuals.

The Trust’s Tax Status

In the opinion of Alston & Bird LLP, the Trust has been, and will be, classified as a partnership for federal income tax purposes.  Consequently, the unitholders individually, not the Trust itself, are subject to tax on the income of the Trust.

The managing owner believes that all of the income expected to be generated by the Trust will constitute “qualifying income” and has so advised Alston & Bird LLP.  As a result, in the opinion of Alston & Bird LLP, the Trust will not be subject to tax as a corporation under the provisions applicable to “publicly traded partnerships.”

Taxation of Unitholders on Profits or Losses of the Trust

Each U.S. taxable unitholder must pay tax on his or her share of the Trust’s income and gains.  Such share must be included each year in a unitholder’s taxable income whether or not such unitholder has redeemed units and notwithstanding that the Trust will not make distributions to unitholders.  In addition, a unitholder may be subject to paying taxes on the Trust’s interest income even though the net asset value per unit has decreased due to trading losses.  See “— Tax on Capital Gains and Losses; Interest Income,” below.

The Trust provides each unitholder with an annual schedule of his or her share of the Trust’s tax items.  The Trust generally allocates these items equally to each unit.  However, when a unitholder redeems units, the Trust allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such units.  It is possible that the IRS may take the position that this allocation does not have substantial economic affect and, therefore, should not be respected for federal income tax purposes, resulting in greater amounts of capital gains or losses being allocated to other unitholders than were reported by the Trust to such unitholders.

Limited Deductibility of Trust Losses and Deductions

A unitholder may not deduct Trust losses or deductions in excess of his or her tax basis in his or her units as of year-end.  Generally, a unitholder’s tax basis in his or her units is the amount paid for such units reduced (but not below zero) by his or her share of any Trust distributions, losses and deductions and increased by his or her share of the Trust’s income and gains.

Limited Deductibility for Certain Expenses

Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income.  The Trust intends to take the position that the amount, if any, of the Trust’s expenses which might be subject to this limitation should be de minimis.  However, the IRS could take a different position.  The IRS could contend that the management and incentive fees should be characterized as “investment advisory expenses” because the Trust is not engaged in a “trade or business.”

Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

Year-End Mark-to-Market of Open Positions

Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options.  Certain of the Trust’s open positions are Section 1256 Contracts.  Section 1256 Contracts that remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized.  The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held.  Non-U.S. exchange-traded futures and forwards are generally non-Section 1256 Contracts.  Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Trust and will be primarily short-term gain or loss.  Gain or loss on certain currency contracts will be ordinary income or loss to the extent the Trust does not or cannot make an election to treat such gain or loss as capital gain or loss.

Tax on Capital Gains and Losses; Interest Income

As described under “— Year-End Mark-to-Market of Open Positions,” the Trust’s trading generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts.  Individuals pay tax on long-term capital gains at a maximum rate of 15% through 2010.  Short-term capital gains are subject to tax at the same rates as ordinary income.

Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000.  Accordingly, the Trust could incur significant losses, but a unitholder could be required to pay taxes on his or her share of the Trust’s interest income.

If an individual taxpayer incurs a net capital loss for a year, he may elect to carry back (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts.  A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts.  To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carry forward such losses indefinitely as losses on Section 1256 Contracts.

Syndication Expenses

The $546,221 in costs in 2005 associated with the ongoing offering of the Units under this prospectus and any subsequent ongoing offering expenses incurred by the Trust are non-deductible syndication expenses.  The IRS could also contend that a portion of the Brokerage Fees paid to CIS constitute non-deductible syndication expenses.

Taxation of Foreign Investors

A unitholder who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Unitholder”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Unitholder (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.”  An investment in the Trust should not, by itself, cause a Foreign Unitholder to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Trust will be conducted as described in this prospectus.  Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that neither the foreign investor nor such investment fund is a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange.  The Trust believes that its investments normally will satisfy the safe harbor.  If the contracts traded by the Trust in the future were not covered by the safe harbor, there is a risk that the Trust would be treated as engaged in a trade or business within the United States.  In the event that the Trust were found to be engaged in a United States trade or business, a Foreign Unitholder would be required to file a United States federal income tax return for such year and pay tax at full United States rates.  In the case of a Foreign Unitholder which is a foreign corporation, an additional 30% “branch profits” tax might be imposed.  Furthermore, in such event the Trust would be required to withhold taxes from the income or gain allocable to such a unitholder under Section 1446 of the Code.

A Foreign Unitholder is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Unitholder is not engaged in a trade or business within the United States during a taxable year.  Additionally, a Foreign Unitholder, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Unitholder provides the Trust with the appropriate Form W-8.

It is not clear whether units would be subject to U.S. estate tax in the case of a nonresident alien decedent.

Unrelated Business Taxable Income

The Trust does not intend to borrow.  In such case, tax-exempt unitholders will not be required to pay tax on their share of income or gains of the Trust, provided that such unitholders do not purchase Units with borrowed funds.

IRS Audits of the Trust and Its Unitholders

The IRS is required to audit Trust-related items at the Trust rather than the unitholder level.  RJOFM is the Trust’s “tax matters partner” with general authority to determine the Trust’s responses to a tax audit.  If an audit of the Trust results in an adjustment, all unitholders may be required to pay additional taxes plus interest as well as penalties and additions to tax.

The Code and IRS regulations contain certain “reportable transaction” and “list maintenance” requirements which could apply to the Trust and the limited partners.  If such requirements did apply but were not complied with, penalties could apply for noncompliance.  The Trust believes that the Trust and the limited partners should not be subject to these requirements in connection with their investment in the Trust; but that no assurance can be made in this respect.

State and Other Taxes

In addition to the federal income tax consequences described above, the Trust and the Unitholders may be subject to various state and other taxes.

____________________

PROSPECTIVE INVESTORS ARE

URGED TO CONSULT THEIR TAX

ADVISERS BEFORE DECIDING

WHETHER TO INVEST.

Plan of Distribution

Subscription Procedure

Units are offered at net asset value as of the close of business on the last business day of each calendar month.  The minimum initial investment is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Subscriptions in excess of these minimums are permitted in $100 increments.  Additional subscriptions by existing Unitholders are permitted in $1,000 minimums with $100 increments.  Units are sold in fractions calculated to five decimal places.

In order to purchase Units, an investor must complete, execute and deliver to a selling agent an original of the Subscription Agreement and Power of Attorney Signature Page which accompanies this prospectus, together with a check for the amount of his or her subscription.  Pending investment in the units, subscriptions will be held in escrow at The Bank of New York Mellon Corporation.  Checks should be made payable to “THE BANK OF NEW YORK MELLON CORPORATION, ESCROW AGENT FOR JWH GLOBAL TRUST,” and will be transmitted to the escrow agent by noon of the second business day after receipt by the managing owner.

Subscription payments by clients of certain selling agents may be made by authorizing the selling agents to debit a subscriber’s customer securities account with the amount of the subscription.  When a subscriber authorizes such a debit, the subscriber will be required to have the amount of his or her subscription payment on deposit in his or her account when the subscription is submitted.  The account will be debited, and amounts so debited will be transmitted directly to The Bank of New York Mellon Corporation by such selling agent via selling agent check or wire transfer made payable to “THE BANK OF NEW YORK MELLON CORPORATION, AS ESCROW AGENT FOR JWH GLOBAL TRUST” for deposit in the escrow account of the Trust.

The managing owner will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part.  Such determination is made within five business days after the receipt of a subscription by the managing owner.  The managing owner will send each subscriber whose subscription for units has been accepted a confirmation of such acceptance.

Subscription documents must be received no later than the fifth business day prior to the month-end of investment (including the last business day of the month) in order to be accepted as of the last day of the month.

Subscription funds are invested in short-term United States Treasury bills or comparable authorized instruments while held in escrow pending investment in the Units and will earn interest at the applicable rates paid on these instruments.  Escrow interest is allocated pro rata among all subscribers during a particular escrow period based on the amount of their respective subscriptions and the length of time on deposit in escrow.  Interest actually earned on subscriptions while held in escrow will be invested in the Trust, and investors will be issued additional Units reflecting each investor’s allocable share of such interest.

No fees are charged on any subscriptions while held in escrow.  Subscribers are notified prior to any return of their subscriptions, and the amounts returned to them shall in no event be reduced by any deductions for fees or expenses.

Subscriptions, if rejected, will be promptly returned to investors directly or, if applicable, to the appropriate selling agent for credit to an investor’s customer securities account, together with all interest earned thereon while held in escrow.

No subscriptions are final or binding on a subscriber until the close of business on the fifth business day following such subscriber’s receipt of a final prospectus (i.e., the date of subscription).

Subscribers’ Representations and Warranties

By executing a Subscription Agreement and Power of Attorney Signature Page, such subscriber is representing and warranting, among other things, that: (i) the subscriber is of legal age to execute and deliver the Subscription Agreement and Power of Attorney and has full power and authority to do so; (ii) the subscriber has read and understands “Exhibit B — Subscription Requirements” of this prospectus and meets or exceeds the applicable suitability criteria of net worth and annual income set forth therein; and (iii) the subscriber has received a copy of this prospectus.  These representations and warranties might be used by the managing owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

While the foregoing representations and warranties will be binding on subscribers, the managing owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for units.  Nonetheless, no prospective subscriber who is not prepared to make such representations and warranties, and to be bound by them, should consider investing in the units.

The Selling Agents

No selling commissions will be paid directly from the proceeds of this offering.  Nevertheless, and subject to the 10% limitation referenced below, RJOFM will cause the additional selling agents to be paid an initial selling commission of up to 3.0% of the subscription price of all Units sold by each additional selling agent.  In addition, RJOFM will cause ongoing compensation to be paid to selling agents that are registered with the CFTC as “futures commission merchants” or “introducing brokers” in the amount of up to 0.25% of the net asset value per month (a 3.0% annual rate) of all Units sold by them which remain outstanding, beginning with the end of the 13th full month after the date such Units were first issued (not the date the subscription was accepted); provided that such ongoing compensation may only be paid on Units in respect of which financial advisors who are registered with the CFTC and have passed either the Series 3 or the Series 31 Examination and have agreed to provide certain ongoing services to their clients who own outstanding Units.

RJOS, an affiliate of RJOFM, serves as a wholesaler of the Trust by marketing to additional selling agents.  RJOFM will pay RJOS 0.12% of the subscription price for the services it will provide over the anticipated term of the offering of Units.  Wholesaling services consist of an allocable portion of the compensation payable to those employees of RJOFM who provide wholesaling services on behalf of RJOS, legal fees for services provided to RJOS, travel-related expenses, and office overhead.

   The maximum amount of compensation paid to RJOS and the additional selling agents for units sold pursuant to this prospectus will not exceed ten percent (plus an additional 0.5% for bona fide due diligence expenses actually incurred in connection with ensuring that all material facts pertaining to the trading program employed by the Trust are adequately and accurately disclosed in the prospectus, as the same may be provided from time to time) of the offering proceeds.

Lawyers; Accountants

Alston & Bird, LLP, New York, New York has advised RJO and RJOFM on the offering of the Units.

The financial statements of the Trust as of and for the years ended December 31, 2006 and 2005 have been audited by CF & Co., L.L.P. an independent registered public accounting firm.  The statements of operations and changes in unitholder’s capital of the Trust for the year ended December 31, 2004 and the financial statements of RJOFM as of December 31, 2006 and for the period from October 12, 2006 (inception) to December 31, 2006 have been audited by KPMG LLP, an independent registered public accounting firm.

Privacy Policy

As an investor in the Trust, the following applies to you.  Under rules issued by the Commodity Futures Trading Commission, financial institutions like RJOFM are required to provide privacy policy notices to their clients who are individuals.  RJOFM believes that protecting the privacy of your nonpublic personal information (“Personal Information”) is of the utmost importance.  Personal Information is nonpublic information about you that is personally identifiable and that RJOFM obtains in connection with providing a financial product or service to you.  For example, Personal Information includes information regarding the value of your investment in commodity pool(s) or hedge fund(s).  This notice describes the Personal Information that RJOFM collects about you, and RJOFM’s treatment of that information.

•  RJOFM collects Personal Information about you from the following sources:

(i)	Information it receives from you in subscription agreements and related forms (for example, name, address, Social Security number, birth date, assets, income, and investment experience);

(ii)	Information about your transactions with RJOFM, its affiliates, or others (for example, account activity and balances); and

(iii)	Information RJOFM receives from a consumer reporting agency, such as your credit history.

•  RJOFM may disclose all of the Personal Information it collects about its customers or former customers, as described above, as permitted by law.  In addition, RJOFM may disclose all of the Personal Information it collects to companies that perform services on its behalf, including selling agents.  Otherwise, RJOFM does not disclose any Personal Information it collects about its customers or former customers to unaffiliated third parties (i.e., parties not within its corporate family).

•  RJOFM may disclose the name, address, or other identifying information relating solely to its transactions or experiences with its customers or former customers, as well as other information it is permitted by law to share, among companies within its corporate family.

•  RJOFM restricts access to Personal Information it collects about you to its personnel who need to know that information in order to provide products or services to you.  RJOFM maintains physical, electronic and procedural controls in keeping with federal standards to safeguard your Personal Information.

•  RJOFM reserves the right to change this Notice, and to apply changes to information previously collected, as permitted by law.  RJOFM will inform you of any changes as required by law.

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

This Prospectus is in two parts:  a Disclosure Document and a Statement of Additional
Information.  These parts are bound together, and both contain important information.

Managed Futures Funds in General

The Trust is one type of managed futures fund.  All of these investments products offer, in varying degrees, the possibility of achieving substantial capital appreciation as well as diversifying a portion of a traditional portfolio. Managed futures funds may also incur substantial losses.  The purpose of this section is to provide prospective investors a general overview of where the Trust is positioned in the spectrum of managed futures funds.

Managed Futures Funds

A managed futures fund is a professionally managed portfolio typically trading in a wide range of markets through futures, forwards and options contracts.  These markets may include global currencies, interest rates, energy, stock indices, metals and agricultural commodities.  Managed futures funds may trade either or both the short or long side of the market, often on a 24-hour basis, and are generally riskier and have more volatile performance than many other traditional investments.  However, managed futures investments offer a unique return pattern when compared to traditional long-only equity or fixed income investments.  As a result, professional management can be an important advantage in this highly complex and specialized investment area.

Not all managed futures funds are the same.  Like other investment products, managed futures funds are designed with a variety of risk/reward parameters.  The variety of available managed futures funds matches a wide range of individual investment objectives.

The Different Types of Managed Futures Funds

Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded.  The increase of diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

Certain managed futures funds are more aggressive than others.  For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor’s performance and, in many cases, a limited number of markets traded.  The returns in these types of managed futures funds often fluctuate significantly from month to month.

The performance volatility of single advisor funds may be reduced by a multi-advisor approach.  Multi-advisor funds typically have lower returns, but also lower risk and volatility than single-advisor managed futures funds (although more risk and volatility than many other investments).  The Trust is a single-advisor, multi-strategy investment.

Managed Futures and the Asset Allocation Process

The primary objective of an asset allocation process is to diversify a portfolio into a variety of investment components.  Each investment component may respond differently to economic cycles and shifts in the financial markets.  Thus, each investment component contributes differently to a portfolio’s overall performance.

A traditional investment portfolio is invested in stocks, bonds and cash equivalents.  Adding “non-traditional” or “alternative” investments, such as managed futures, to a traditional portfolio can be beneficial in the asset allocation process.  Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can, if it outperforms either stocks or bonds, improve long-term returns and can also help to reduce volatility of a portfolio.

Prospective investors should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before investing.  Managed futures are speculative investments and are not appropriate for everyone.  There can be no assurance that these investments will be profitable or will avoid losses.

Growth in Futures Investments

There has been a dramatic increase over the past twenty-five years in the volume of futures contracts traded in general as well as the amount of assets invested in the managed futures industry.

The first chart below, Futures Volume by Market Sector, depicts the increased volume of futures contracts traded by market sector from 1980 to 2006.  The second chart on the next page, “Growth in Managed Futures Industry”, illustrates the substantial increase in the amount of assets invested in managed futures.  In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by December 31, 2006, this estimate had risen to approximately $160 billion.

Futures Volume by Market Sector

1980

Currencies
4.6%
Interest Rates
13.5%
Energy
0.3%
Metals
16.3%
Other
1.1%
Agriculture
64.2%

2006

Individual Equities 24.30%
Stock Indices 37.60%
Currencies 2.00%
Agriculture, 4.10%
Interest rates 26.90%
Metals 1.80%
Energy, 3.30%

Total Volume: 92 million contracts	Total Volume: 11.9 billion contracts

Source:  Futures Industry Association

The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures.  A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

The assets categorized above as invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, “funds of funds,” “principal protection” pools (in which only a fraction of the assets invested are committed to trading) and to individual managed accounts.

The Role of Managed Futures in Your Portfolio

The managing owner’s objective in sponsoring the Trust with JWH as its sole trading advisor is to offer an investment which has the potential of achieving substantial capital appreciation over time to those investors whose risk tolerance levels can accept significant risk and expected volatility in performance.  If substantial losses can be avoided, of which there can be no assurance, the managing owner and JWH believe that the Trust has a reasonable opportunity to generate significant profits over time, despite exhibiting considerable intra-period volatility, by capitalizing on major price movements when they do occur.  If successful, the Trust offers investors the following potential advantages.

Access to JWH and the Trading Programs

By investing in the Trust, subscribers have the opportunity to place assets with an experienced managed futures advisor.  JWH is one of the longest established advisors in the managed futures industry.  JWH has been continuously managing client funds in the futures and forward markets since 1982 and, as of September 30, 2007, managed approximately $430 million in client capital.

Investment Diversification

The globalization of the world’s economy offers potentially valuable trading opportunities, as major political and economic events continue to influence world markets, at times dramatically.  In recent years, the futures markets have expanded to include a wide array of innovative products to capture potential profit opportunities that arise from volatility in interest rates, significant fluctuations in the value of commodities and currencies, the consolidation of European currencies, fragility in world banking and credit mechanisms and the growing interdependence among national economies.  Moreover, trading on the major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo has expanded and gives managed futures investors access to international markets and global diversification.

Unlike a traditional diversified portfolio of stocks, bonds and real estate, the profit potential of the Trust does not depend upon favorable general economic conditions and the Trust is as likely to be profitable (or unprofitable) during periods of declining stock, bond and real estate markets as at any other time.  In addition to the expected non-correlation in its performance with the performance of the general equity and debt markets, the Trust’s flexibility to take either long or short positions, as opposed to traditional portfolios which are typically heavily weighted towards the former, can be an important advantage in times of economic uncertainty.

An investor who is not prepared to spend substantial time trading in the futures and forward markets may nevertheless participate in the commodities and financial markets through investing in the Trust, thereby obtaining potentially valuable diversification from traditional investments such as a diversified portfolio of stocks, bonds and real estate.  By allocating a portion of the risk segment of a traditional diversified portfolio to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of the overall portfolio as well as to reduce the volatility of the portfolio over time and the dependence of such portfolio on any single country’s economy.

Opportunity to Profit in Declining as Well as in Rising Markets

The futures markets offer the ability to trade either side of the market.  Unlike short selling in the securities markets, taking short positions in the futures market (or buying a put option or selling a call option) in anticipation of a drop in price can be accomplished without additional restrictions or special margin requirements.  Selling short is no more difficult than establishing a long position.

The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency stability.  Positive and negative returns may be realized in both rising and declining markets.  It is potentially advantageous for investors to own assets which can appreciate during a period of generally declining prices, financial disruption or economic instability.  Investors must realize, however, that the Trust is not specifically designed to appreciate in declining markets.  Rather, it is designed to perform independent of the direction of stocks and bonds and the general economy.

Non-Correlation

Managed futures investments have often performed differently from stocks and bonds.  In addition, different types of alternative investments are frequently non-correlated with each other.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

Statistically, investments with a correlation of 1.00 make or lose money at the same time.  Investments with a correlation of –1.00 always move in the opposite direction.  The following table illustrates the generally low historical correlation of returns between the Trust, stocks and bonds as well as other alternative investments products, as represented by commonly used investment industry indices, for the period June 1997 through September 2007.  There can be no assurance, however, that this pattern of low correlation will continue in the future.

Low Historical Correlation to Other Investments

	Correlation to the Trust (June 1997 through September 2007)	Correlation to the S&P 500® (June 1997 through September 2007)
S&P 500® Stock Index	-.159	1.000
Lehman Brothers Government Bond Index	.239	-.202
Europe, Australasia, Far East Index (EAFE)	-.113	.813
NASDAQ Composite	-.175	.808
Goldman Sachs Commodity Index	.134	-.042
Barclay’s CTA Index	.825	-.141

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
_____________
The source for all indices above is PerTrac (a product of Strategic Financial Solutions LLC (775-851-5880).

The S&P 500® Stock Index and NASDAQ Composite are capitalization-weighted indices of the common stocks of publicly-traded United States issuers.  The Lehman Brothers Government Bond Index is a total-return index comprised of Treasury Bonds with at least ten years to maturity.  The Goldman Sachs Commodities Index is a composite index of commodity sector returns, representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. The returns are calculated on a fully-collateralized basis with full reinvestment.  The Morgan Stanley Capital International EAFE Index comprises stock indices for 21 countries representing the developed markets in Europe, Australasia and the Far East.  Investors are not able to invest directly in these indices.

The Barclay’s CTA Index represents the composite performance of a large number of commodity trading advisors.  The accounts included in this Index represent a wide variety of materially different products, including discretionary and systematic traders’ styles.  Combining the results of accounts with materially different performance objectives and fee structures into a single index is subject to certain inherent and material limitations.  There can be no assurance that the Barclay’s CTA Index provides any meaningful indication of how managed futures investments, in general, have performed in the past or will perform in the future.  Nevertheless, the Barclay’s CTA Index is one of several widely-used benchmarks of general U.S. managed futures industry performance.  Investors are not able to invest directly in the Barclay’s CTA Index.

Interest on Trust Assets

The Trust receives interest income on its assets.  On the first business day of each month,    RJOB  credits the Trust’s account with interest as if 100% of the Trust’s average daily balances on deposit with RJOB  in the previous month were continuously invested at 75% of the average 91-day Treasury bill rate for that previous month for deposits denominated in dollars and at the applicable rate for deposits denominated in currencies other than dollars.  The interest earned on the Trust’s assets can offset a portion, although at current rates not all, of its routine costs.  The Trust’s interest income represents a source of revenue entirely independent of its speculative futures and forward trading, but is subject to the risk of trading losses.

Although RJOFM has not yet done so, RJOFM may place some of the Trust’s assets with a custodian and hire a third-party cash manager to manage that money.

Small Minimum Investment

JWH is typically available to manage individual accounts only of substantial size — $5,000,000 or more.  Investors in the Trust are currently able to gain access to four JWH programs for a minimum investment of only $5,000; $2,000 in the case of eligible employee benefit plans and individual retirement accounts.  A small minimum investment requirement makes the Trust accessible to a wide range of investors and also means that no investor must commit a significant amount of assets in order to participate in the Trust.

Limited Liability

An investor who opens an individual futures account is generally liable for all losses incurred in such account, and may lose substantially more than such investor committed to the account, particularly in light of the large positions in relation to capital used in futures and forward trading.  However, a unitholder cannot lose more than his or her investment in the Trust plus undistributed profits.  In fact, in the event the net asset value of a unit decreases to less than 50% of the previous highest month-end net asset value per unit as of the close of business on any day, the managing owner is required to cause the Trust to liquidate all open positions, suspend trading and declare a special redemption date in accordance with the provisions in the Declaration and Agreement of Trust.  Without limited liability, it could be imprudent for an investor to participate in strategies like those applied by JWH where positions may be large in relation to account equity.

Administrative Convenience

The Trust is structured so as to substantially eliminate the administrative burden which would otherwise be involved in unitholders engaging directly in futures and forward trading.  Unitholders receive monthly unaudited and annual certified financial reports as well as all tax information relating to the Trust necessary for Unitholders to complete their federal and state income tax returns.  The approximate daily net asset value per unit is available by calling your financial advisor or RJOFM toll free at (888) 292-9399.

Futures Markets and Trading Methods

The Futures and Forward Markets

The Commodity Futures Modernization Act of 2000 (“CFMA”) became effective in December 2000 and substantially amended various laws relating to the trading of futures and derivatives contracts.  New regulations regarding the trading of futures contracts have been enacted and more are expected.  Although the new regulations have not had a significant impact on the markets traded by the Trust, it is impossible to predict how such regulations may impact the trading activities of the Trust.  The following discussion describes traditional futures trading and briefly describes the characteristics of new exchanges permitted by the CFMA.

Futures and Forward Contracts

Futures contracts normally have standardized terms, such as size and delivery month, and call for the future delivery of various commodities.  These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract.

Prior to the enactment of the CFMA, futures contracts could only be traded on exchanges that were designated as “contract markets” by the CFTC.  The CFMA permits certain futures contracts between sophisticated parties to be traded “off exchange.”  The CFMA permits several new categories of exchanges to be created, each of which is subject to less regulation than traditional CFTC-approved contract markets.  To date, all of the Trust’s futures trading in the United States has been conducted on exchanges subject to the full oversight of the CFTC and the Managing Owner expects that substantially all of the Trust’s futures trading in the United States will continue to be conducted on such exchanges.  However, it is not now possible to determine what impact the existence of these new exchanges will have on the Trust’s trading activities.

Forward currency contracts are traded off-exchange through banks or dealers.  In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.

Futures and forward trading is a “zero-sum,” risk transfer economic activity.  For every gain there is an equal and offsetting loss.

Exchange of Futures for Physicals (“EFP”) Transactions

Although futures contracts are normally entered into through competitive bidding and offering on an exchange floor (or its electronic equivalent), most U.S. exchanges allow futures contracts also to be established in a transaction known as an exchange of futures for physicals (“EFP”).  In an EFP transaction where two parties engage in a cash sale of a commodity underlying a futures contract, those same two parties are permitted to establish futures positions of an equivalent quantity opposite to their cash transaction.  For example, a seller of a cash commodity would be permitted to establish a long futures position of an equivalent quantity and the buyer of the cash commodity would be permitted to establish a short futures position of the equivalent commodity.  In some futures markets, the cash transaction upon which the EFP is based can be the reversal of a previously entered into but unsettled cash transaction.  In those markets, because the cash transaction is essentially “transitory,” EFPs can serve as a means for parties to enter into futures contracts at negotiated prices and at other than during normal trading hours.

Hedgers and Speculators

The two broad classifications of persons who trade futures are “hedgers” and “speculators.”  Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery.  The futures and forward markets enable the hedger to shift the risk of price changes to the speculator.  The speculator risks capital with the hope of making profits from such changes.  Speculators, such as the Trust, rarely make or take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the existing futures exchanges in the United States has an associated “clearinghouse.”  Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions.  The clearinghouse “guarantee” of performance on open positions does not run to customers.  If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that trades such as JWH may hold or control in futures contracts on certain commodities.

Most United States futures exchanges limit the maximum change in futures prices during any single trading day.  Once the “daily limit” has been reached, it becomes very difficult to execute trades.  Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity and could make it difficult for the Trust to liquidate unprofitable positions.

When a position is established, “initial margin” is deposited.  On most futures exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account.  If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.

JWH trades for the Trust on a number of foreign commodities exchanges.  Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

Trading Methods

Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals.  Discretionary traders make trading decisions on the basis of their own judgment.

Each approach involves inherent risks.  For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity.  Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects.  Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Trend-Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions.  Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends.  During periods with no major price movements, a trend-following trading program is likely to have big losses.

Risk Control Techniques

Trading advisors often adopt risk management principles.  Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions are to be liquidated.  However, no risk control technique can assure that big losses will be avoided.

The JWH programs are systematic, technical and trend-following.

Supplemental Performance and Statistical Information

The performance of the Trust for the most recent five calendar years and year-to-date is presented on page 16 in Part One of this two part prospectus.  The following column graph represents the compound annualized rate of return of the Trust as of September 30, 2007: (i) since inception; (ii) over five-year, three-year and one-year periods ending September 30, 2007; and (iii) since July 1, 2006, when the Trust began allocating its assets among JWH’s Financial and Metals Portfolio, International Foreign Exchange Portfolio, Global Diversified Portfolio and  JWH GlobalAnalytics®.

Annualized JWH GT Performance
As of September 2007

Past performance is not necessarily indicative of future results.

Non-Correlation Analysis

As described on page 63, managed futures investments have often performed differently from stocks, bonds and other types of alternative investments.  This creates the potential to assemble a combination of alternative investments with the potential to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings.

The following charts illustrate the correlation of returns of a diversified portfolio of U.S. stocks, represented by the S&P500® Stock Index, to a number of alternative investment strategies, represented by the indices in the charts, as well as to the Trust, during the period June 1997 through September 2007.  The first chart shows performance correlations during the 47 months of negative performance for the S&P 500 during the period presented.  The second chart shows performance correlations during the 77 months of positive performance for the S&P 500 during the period presented.  These charts demonstrate the historical low correlation of returns of the Trust to the returns of stocks and various alternative investment choices in both up and down markets for the broader stock market.  There can be no assurance, however, that these non-correlated patterns will continue in the future.

S&P 500 Index Correlations
(Correlation During Positive Performing Months)
June 1997 through September 2007

The correlation to the S&P 500 during positive performing months shows 77 out of the 124 months represented were positive

Past performance is not necessarily indicative of future results.
Trading futures is speculative, involves substantial risk and is not suitable for all investors.

S&P 500 Index Correlations
(Correlation During Negative Performing Months)

June 1997 through September 2007
The correlation to the S&P during negative performing months shows 47 out of the 124 months represented were negative.

Past performance is not necessarily indicative of future results.
Trading futures is speculative, involves substantial risk and is not suitable for all investors.

The source for all indices except the MSCI EAFE Index in the tables above PerTrac (a product of Strategic Financial Solutions, LLC) (phone – 775-851-5880).  The source for the MSCI EAFE Index is Morgan Stanley Capital International Inc. 1-312-706-4999.

The Trust is an actively managed portfolio of futures and forward contracts and related options that pays the fees and expenses described in this prospectus.  The foregoing indices are unmanaged indices commonly used as benchmarks.  The performance of the indices does not reflect any fees or transaction costs as these expenses do not apply to market indices.  Neither the performance of the Trust nor the market indices have been adjusted to reflect any taxes applicable to an investor in the Trust or in the investment products that track market indices.

Non-correlation is not, however, negative correlation.  The Trust’s performance is not expected to be opposite, but rather unrelated, to the performance of stocks and bonds.  For example, as shown in the graphs below, during certain periods, the Trust has demonstrated a strong degree of positive correlation to the S&P 500® Stock Index and the Lehman Brothers Government Bond Index (LBGI).

Correlation Analysis Between JWH GT and the S&P 500
(June 1997 – September 2007)

The charts below show that the Trust’s returns historically have not been negatively correlated with the S&P 500.  In fact, the Trust performed independently, in a statistical sense, in the period shown.   Out of the 124 months (since inception) shown below in the stacked bar chart, the Trust frequently experienced the same performance – loss or gain – as the S&P 500 Index.  However, as the pie chart shows, in 48%, or 59 of 124 months, Trust returns were in the opposite direction of the S&P 500.

Past performance is not necessarily indicative of future results.
Trading futures is speculative, involves substantial risk and is not suitable for all investors.

Correlation Analysis Between JWH GT and the LBGI
(June 1997 – September 2007)
The charts below show that the Trust’s returns historically have not been negatively correlated with the LBGI.  In fact, the Trust performed independently, in a statistical sense, in the period shown.   Out of the 124 months (since inception) shown below in the stacked bar chart, the Trust frequently experienced the same performance – loss or gain – as the LBGI.  However, as the pie chart shows, in 41%, or 51 of 124 months, Trust returns were in the opposite direction of the LBGI.

Past performance is not necessarily indicative of future results.
Trading futures is speculative, involves substantial risk and is not suitable for all investors.

The following chart compares the Trust’s performance since June 1, 1997 with the S&P 500® Stock Index (assuming the reinvestment of all dividends) and a portfolio consisting 50% of the Trust and 50% of the S&P 500® Stock Index (assuming the reinvestment of all dividends).

The chart begins with 100 as the arbitrary starting point for each graph and tracks the monthly rates of return for each.  Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

Hypothetical Performance Information of JWH Global Trust versus the S&P 500® Stock Index and an Equally Weighted Portfolio of the Trust and the S&P 500® Stock Index
June 1, 1997 through September 30, 2007

Past performance is not necessarily indicative of future results.  The comparison of the Trust, an actively managed investment, to passive indices of general securities returns has certain inherent material limitations.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Graphic comparisons of securities indices and the Trust may not adequately reflect all differences between the securities and futures markets or between passive and managed investments.

Neither the Managing Owner nor JWH recommend that any investor allocate 50% of his or her portfolio to the Trust.

Extreme Correlation Analysis

Extreme Correlation measures the correlation for the selected data based on groupings of the data.  Since correlation quantifies the relationship of two assets as a single number, it is often useful to divide the historical data into segments and examine the correlations for each of the segments.  The objective of this analysis is to determine if the overall correlation is uniform across the entire period.  For example, return data for the S&P 500® Stock Index and the Trust can be divided into data thirds based on the S&P 500® Stock Index returns: the highest return months, the middle return months and the lowest return months.  The following analysis shows how the correlation changes depending on the return pattern of the S&P 500® Stock Index.  The analysis presented is for the 124-month period June 1997 through September 30, 2007.  Extreme Correlation analysis is statistically significant using a dataset with a minimum of 90 months divided into equal thirds.  For this analysis the 124-month period was divided into thirds representing the best 41 months, the middle 42 months and the worst 41 months.  An analysis of other time periods may have different results than those in this presentation.

Extreme Correlation Analysis

Source Standard & Poor’s Fund Services 2003
The Managing Owner and JWH cannot be responsible for errors or omissions from this source.

JWH Global Trust and Selected Indices versus the
Best and Worst 82 Months of the S&P 500® Stock Index
(June 1997 – September 2007)

Past performance is not necessarily indicative of future results.
The accompanying notes set forth at the end of this presentation are an integral part of the above chart. Trading futures is speculative, involves substantial risk and is not suitable for all investors.

Volatility

Volatility, as measured by the standard deviation of returns, is a common investment industry measure of risk. To understand how the Trust is positioned in the marketplace when comparing historical volatility among other indices, “upside” and “downside” volatility must be defined.  Downside volatility is movement from the mean downwards. Upside volatility is movement from the mean upwards. In other words, downside volatility reflects the performance below the average monthly return and upside volatility reflects performance above the average monthly return.  During large dislocations in the marketplace, the Trust has historically had higher volatility relative to other indices, which means there may be greater risk involved when invested in the Trust, but there is a greater potential for higher returns overall.

The overall volatility is the standard deviation of all of the returns from June 1997 (inception of the Trust) through September 2007 for the Trust and the indices shown above.  The upside volatility for the Trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns greater than the mean for that specific product.  The downside volatility for the Trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns less than the mean for that specific product.

The mean is derived by calculating the average of all of the monthly returns from June 1997 (inception of the Trust) through September 2007. Standard deviation measures the variability of a probability distribution.  Figures are annualized using the monthly rates of return on a compounded basis from June 1997 through September 2007.

Annualized Standard Deviation of Monthly Returns
(Data from June 1997 – September 2007)

To understand how JWH GT is positioned in the marketplace when comparing historical volatility among other indexes we must first start by defining what “upside” and “downside” volatility is. Downside volatility is movement from the mean downwards. Upside volatility is movement from the mean upwards. In other words, downside volatility is "bad" and upside volatility is "good". During large dislocations in the marketplace, JWH GT has historically had higher volatility relative to other indexes, which means there may be greater risk involved when invested in JWH GT but there is a greater potential for higher returns overall.

JWH GT has historically had higher volatility relative to selected market indices. However, overall volatility by itself is not necessarily the only factor to evaluate when considering to invest.

Volatility Calculation

The overall volatility is the standard deviation of all of the returns from June 1997 thru September 2007 for the Trust and the indices shown above. The upside volatility for the Trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns greater than the mean for that specific product. The downside volatility for the Trust and each of the indices shown in the chart above was derived by taking the standard deviation of all the returns less than the mean for that specific product.

The mean is derived by calculating the average of all of the monthly returns from June 1997 (inception of the Trust) thru September 2007. Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the monthly rates of return on a compounded basis from June 1997 thru September 2007.

Past performance is not necessarily indicative of future results.
Trading futures is speculative, involves substantial risk and is not suitable for all investors.

As illustrated above, the Trust has historically had higher volatility relative to selected market indices. However, overall volatility by itself is not necessarily the only factor to evaluate when considering to invest, and the Trust has historically demonstrated greater upside volatility than downsize volatility.  There can be no assurance that this volatility pattern will continue in the future.

Efficient Frontier

As discussed above and in Part One of this two part prospectus, by allocating a portion of the risk segment of a traditional portfolio of stocks and bonds to the Trust, an investor has the potential, if the Trust is successful, to enhance the prospects for superior performance of an overall portfolio as well as to reduce the volatility of the portfolio over time.  The following graphs, prepared by the Managing Owner and JWH, demonstrate the potential effects of adding managed futures, as represented by the Trust, to a diversified stock portfolio, represented by the S&P 500® Stock Index, and a traditional stock and bond portfolio, represented by a 60%/40% blend of the S&P 500® Stock Index and the Lehman Brothers Government Bond Index.  Adding futures has the potential to increase the portfolio’s overall returns while decreasing the standard deviation of returns (a common measure of risk).  The two graphs were prepared using the Trust’s performance since its inception in June 1997.    In the first graph, once the managed futures portion exceeds approximately 50% of the investment portfolio — an amount not recommended for an investor’s portfolio — standard deviation increases without substantial increase in returns.  The second graph demonstrates a nearly similar effect with up to a 10% allocation to the Trust when the Trust is added in 2% increments to a traditional portfolio of 60% stocks and 40% bonds assuming a constant allocation to stocks and bonds.  Here, however, while volatility of the portfolio decreased, there is a slight decrease in performance as well.  None of the following graphs reflect the risk of the Trust incurring sudden, major losses as the graphs are based on statistical averages over time.

Hypothetical Performance Information of JWH Global Trust and the S&P 500® Stock Index
Data from June 1997 through September 2007

Volatility (Standard Deviation)

Past performance, including hypothetical performance, is not indicative of future results. The accompanying notes set forth at the end of this presentation are an integral part of the above chart. Trading futures is speculative, involves substantial risk and is not suitable for all investors.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM. ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS, AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

Hypothetical Performance Information of
JWH Global Trust with 60% S&P 500® / 40% LBGI
With 2% JWH Global Trust Increments
Data from June 1997 through September 2007

Volatility (Standard Deviation)

Standard Deviation measures the variability of a probability distribution and is widely used as a measure of risk.  Figures are annualized using the monthly rates of return of the Trust on a compounded basis since June 1997.

MAX DD means maximum drawdown.

The NFA requires the following disclaimer:  HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.  NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN ABOVE.  IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS FREQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.  ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT.  IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.  FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS.  THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE PROGRAMS WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

The foregoing graphs are provided for illustrative purposes only.  Prospective investors should note that JWH has not managed any accounts consisting of the portfolio mixes shown in the above charts and that the charts are presented only as an illustration of the potential advantage of adding a managed futures component to a portfolio of stocks or a portfolio of stock and bonds, not as a recommendation that any investor should allocate more than 10% of his or her portfolio to managed futures.  For a portfolio consisting of managed futures, stocks and bonds to outperform a portfolio consisting solely of stocks or of stocks and bonds, the managed futures component itself must outperform stocks or bonds over the period being measured.  There can be no assurance that that will, in fact, occur.

[This Page Intentionally Left Blank]

Financial Statements

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

JWH GLOBAL TRUST AND SUBSIDIARY

Consolidated Statements of Financial Condition

As of September 30, 2007 (unaudited) and December 31, 2006

	September 30, 2007	December 31, 2006
	UNAUDITED
Assets
Assets:
Equity in commodity trading accounts:
Cash on deposit with brokers	$72,108,525	$119,334,561
Unrealized gain on open contracts	5,339,605	3,249,456
Cash on deposit with former brokers	-	6,643,944
Cash on deposit with bank	16,653	10,654,714
Cash on deposit with bank - nontrading	6,878,204	463,488
	84,342,987	140,346,163

Interest receivable	217,472	359,067
Total Assets	$84,560,459	$140,705,230

Liabilities and Unitholders' Capital
Liabilities:
Accrued commissions	$238,932	$518,368
Accrued management fees	129,325	431,641
Accrued incentive fees	-	-
Accrued offering expenses	127,005	37,533
Accrued operating expenses	81,943	428,002
Redemptions payable trading	1,236,318	4,577,801
Redemptions payable - nontrading	-	4,180,958
Accrued legal fees - nontrading	46,786	359,386
Accrued management fees to U.S. Bank - nontrading	71,256	-
Distribution payable - nontrading	434,650	-
Total liabilities	2,366,215	10,533,689

Unitholders' capital:
Unitholders’ capital (trading):
Beneficial owners (920,453 and 1,283,572 units outstanding at
September 30, 2007 and December 31, 2006, respectively)	74,209,757	120,482,074
Managing owner (20,218 units outstanding at
September 30, 2007 and December 31, 2006)	1,629,975	1,897,788

Unitholders' capital (LLC equity/nontrading):
Participating owners (864,536 and 1,255,537 units outstanding at
September 30, 2007 and December 31, 2006, respectively)	2,416,635	4,303,344
Nonparticipating owners (1,408,752 and 1,017,751 units outstanding at
September 30, 2007 and December 31, 2006, respectively)	3,937,877	3,488,335

Total unithiolders' capital	82,194,244	130,171,541

Total Liabilities and Unitholders’ Capital	$84,560,459	$140,705,230

See accompanying notes to consolidated financial statements.

JWH GLOBAL TRUST AND SUBSIDIARY
Condensed Consolidated Schedule of Investments
as of September 30, 2007
UNAUDITED

	Number of contracts	Principal (notional)	Value/open trade equity
Long positions (10.43%)
Futures Positions (6.00%)
Agriculture	1,244	$34,585,394	$2,659,456
Energy	399	30,192,921	827,020
Indices	386	44,627,450	433,665
Interest rates	2,864	678,361,968	(490,434)
Metals	396	30,159,642	1,496,146
		817,927,375	4,925,853
Forward positions (4.43%)
Currencies	22	368,985,985	3,644,853

Total long positions		$1,186,913,360	$8,570,706

Short positions (-3.93%)
Futures Positions (-0.93%)
Agriculture	211	$3,215,563	$(23,299)
Energy	53	4,304,490	10,430
Indices	135	9,800,905	(531,948)
Interest rates	441	89,590,170	(61,853)
Metals	217	15,737,950	(160,375)
		122,649,078	(767,045)
Forward positions (-3.00%)
Currencies	9	137,709,587	(2,464,056)

Total short positions		$260,358,665	$(3,231,101)

Total unrealized gain on open contracts (6.50%)			$5,339,605
Cash on deposit and open contracts with brokers (87.73%)			72,108,525
Cash on deposit with bank (8.39%)			6,894,857
Other liabilites in excess of assets (-2.61%)			(2,148,743)
Net assets (100.00%)			$82,194,244

See accompanying notes to consolidated financial statements.

JWH GLOBAL TRUST AND SUBSIDIARY

Condensed Consolidated Schedule of  Investments

as of December 31, 2006

	Number of	Principal	Value/open
	contracts	(notional)	trade equity
Long positions (0.31%)
Futures Positions (-0.90%)
Agriculture	1,441	$20,618,519	$1,331,993
Interest rates	1,847	758,027,626	(2,576,495)
Metals	211	14,882,450	343,820
Indices	1,347	70,608,639	(266,278)
		864,137,234	(1,166,960)
Forward positions (1.21%)
Currencies	23	443,685,186	1,569,392

Total long positions		$1,307,822,420	$402,432

Short positions (2.19%)
Futures positions (1.56%)
Agriculture	341	$6,183,548	$133,786
Interest rates	2,930	2,059,866,081	829,743
Metals	358	22,532,495	(364,641)
Energy	300	13,361,418	1,435,974
		2,101,943,542	2,034,862
Forward Positions (0.63%)
Currencies	9	123,462,076	812,162

Total short positions		$2,225,405,618	$2,847,024

Total unrealized gain on open contracts (2.50%)			$3,249,456
Cash on deposit and open contracts with brokers (91.67%)			119,334,561
Cash on deposit with former broker and bank (13.65%)			17,762,146
Other liabilities in excess of assets (-7.82%)			(10,174,622)
Net assets (100.00%)			$130,171,541

See accompanying notes to consolidated financial statements.

JWH GLOBAL TRUST AND SUBSIDIARY

Consolidated Statements of Operations

For the three months and nine months ended September 30, 2007 and 2006

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Gain (loss) on trading of commodity contracts:
Realized gain (loss) on closed positions	$(8,001,847)	$(7,547,202)	$(14,720,850)	$(18,939,188)
Change in unrealized gain (loss) on open positions	2,317,304	9,617,817	2,114,790	3,312,432
Interest income	690,629	1,720,376	2,597,161	5,520,780
Foreign currency transaction gain (loss)	5,192	(340,815)	(105,937)	(333,220)
Total revenues	(4,988,722)	3,450,176	(10,114,836)	(10,439,196)

Expenses:
Commissions	1,098,169	2,003,834	4,155,914	7,076,814
Management fees	388,223	827,994	1,407,759	2,815,953
Incentive fees	-	-	-	-
Ongoing offering expenses	60,000	-	257,000	-
Operating expenses	187,643	180,000	367,367	733,653
Total expenses	1,734,035	3,011,828	6,188,040	10,626,420

Trading income (loss)	(6,722,757)	438,348	(16,302,876)	(21,065,616)

Nontrading income (loss):
Interest on nontrading reserve	80,613	4,214	175,481	26,151
Collections in excess of impaired value	2,589,725	-	3,782,808	-
Legal and administrative fees	(85,849)	(250,796)	(529,301)	(696,380)
Management fees paid to U.S. Bank	(23,525)	-	(319,582)	-
Nontrading income (loss)	2,560,964	(246,582)	3,109,406	(670,229)

Net income (loss)	$(4,161,793)	$191,766	$(13,193,470)	$(21,735,845)

See accompanying notes to consolidated financial statements.

JWH GLOBAL TRUST AND SUBSIDIARY

Statement of Changes in Unitholders’ Capital

For the nine months ended September 30, 2007

UNAUDITED

Unitholders' Capital (Trading)	Beneficial Owners - Trading		Managing Owners - Trading		Total Unitholders' Capital - Trading
	Units	Dollars	Units	Dollars	Units	Dollars
Balances at December 31, 2006	1,283,572	$120,482,074	20,218	$1,897,788	1,303,790	$122,379,862
Net loss		(16,035,063)		(267,813)	-	(16,302,876)
Unitholders’ contributions	23,183	1,758,626	-	-	23,183	1,758,626
Unitholders’ redemptions	(386,302)	(31,995,880)	-	-	(386,302)	(31,995,880)
Balances at September 30, 2007	920,453	$74,209,757	20,218	$1,629,975	940,671	$75,839,732

Unitholders' Capital (LLC Equity/Nontrading)	Participating Owners- LLC Equity/Nontrading		Nonparticipating Owners- LLC Equity/Nontrading		Total Unitholders' Capital- LLC Equity/Nontrading
	Units	Dollars	Units	Dollars	Units	Dollars
Balances at December 31, 2006	1,255,537	$4,303,344	1,017,751	$3,488,335	2,273,288	$7,791,679
Net income (loss)		1,182,981		1,926,425	-	3,109,406
Unitholders’ contributions	-	-	-	-	-	-
Reallocation due to Redemptions	(391,001)	(1,311,064)	391,001	1,311,064	-	-
Unitholders' distribution	-	(1,758,626)	-	(2,787,947)	-	(4,546,573)
Balances at September 30, 2007	864,536	$2,416,635	1,408,752	$3,937,877	2,273,288	$6,354,512

Total Unitholders Capital at September 30, 2007						$82,194,244

	Unitholders' Capital (Trading)	Unitholders' Capital (LLC Equity/Nontrading)
Net asset value per unit at December 31, 2006	$93.86	$3.43
Net change per unit	(13.24)	(0.63)
Net asset value per unit at September 30, 2007	$80.62	$2.80

See accompanying notes to consolidated financial statements.

JWH GLOBAL TRUST and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September  30, 2007
(Unaudited)

(1)  General Information and Summary

JWH Global Trust (the “Trust”), a Delaware statutory trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors. As of December 1, 2006, R.J. O’Brien Fund Management, LLC (“RJOFM” or the “Managing Owner”) has been the managing owner of the Trust. R.J. O’Brien & Associates, LLC (“RJO”), an affiliate of RJOFM, is the clearing broker and the broker for forward contracts for the Trust.

Units of beneficial ownership of the Trust commenced selling on April 3, 1997.  Units are not currently being offered. The Managing Owner filed a registration statement on Form S-1 on behalf of the Trust with respect to the registration of 1,000,000 units of beneficial interest on September 19, 2007 (File No. 333-146177) and plans to offer new units once such registration statement is effective.

The Trust will be terminated on December 31, 2026, unless terminated earlier upon the occurrence of one of the following:  (1) the beneficial owners holding more than 50% of the outstanding units notifying the Managing Owner to dissolve the Trust as of a specific date; (2) disassociation of the Managing Owner with the Trust; (3) bankruptcy of the Trust; (4) a decrease in the net asset value to less than $2,500,000; (5) a decline in the net asset value per unit to $50 or less; (6) dissolution of the Trust; or (7) any event that would make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

On August 31, 2005, Refco Group Ltd., LLC acquired the global brokerage operations of Cargill Investor Services, Inc. (“CIS”).  CIS was the owner of CIS Investments, Inc. (“CISI”).  The Managing Owner of the Trust changed from CIS Investments Inc. to Refco Commodity Management, Inc. (“RCMI”).  The clearing broker changed from CIS to Refco, LLC, an affiliate of RCMI.  The broker for forward contracts changed from CIS Financial Services, Inc. to Refco Capital Markets, Ltd. (“RCM”), also an affiliate of RCMI.

On October 10, 2005, Refco, Inc., the ultimate parent of RCMI, announced that it had discovered through an internal review a receivable owed to Refco, Inc., by an entity controlled by Phillip R. Bennett, the then Chief Executive Officer and Chairman of the Board of Directors of Refco, Inc., in the amount of approximately $430 million.  Mr. Bennett has been charged with securities fraud in connection with this matter and various actions have been filed against Refco, Inc.  Thereafter, on October 13, 2005, Refco, Inc. announced that the liquidity within Refco Capital Markets, Ltd. (“RCM”) was no longer sufficient to continue operations, and that RCM had imposed a fifteen (15) day moratorium on all of its activities in an attempt to protect the value of that enterprise.

On October 17, 2005, Refco, Inc. and RCM filed for bankruptcy protection in the Southern District of New York.  Neither the Trust nor RCMI were covered by the filing.

Refco, LLC, the Trust’s former clearing broker was not covered by the October 17, 2005 bankruptcy filing of Refco, Inc. but filed its own bankruptcy petition on November 25, 2005. In addition, a portion of the Trust’s assets (less than 20%, based on net assets as of October 13, 2005) was on deposit with RCM at the time of the bankruptcy filing, exposing a number of the Trust’s foreign currency contracts and cash held at RCM to the risk of non-return of these assets.

In light of the events outlined herein, the Managing Owner of the Trust, moved the majority of the Trust’s assets from Refco, LLC to Lehman Brothers, Inc. and its affiliated entities (“Lehman”) to act in the capacity of clearing broker on behalf of the Managing Owner.  On or about October 18, 2005, the Trust had transferred the majority of all assets to Lehman.  Pending the resolution of the Trust’s rights and/or claims against RCM, the Trust will no longer have assets on deposit with RCM.

Management does not believe that the bankruptcy filings of Refco, Inc., RCM, or Refco LLC will have a material impact upon the operations of the Trust or its ability to satisfy a request for redemption. In this regard,  the operations of the Trust, including the trading activities of the underlying asset manager, have continued with minimal interruption.  In particular, with respect to redemptions made as of October 31, 2005, and thereafter, the Trust made payment in an amount that represented the proportionate share of the Trust’s net assets that were held at Lehman and later held at RJO, while reserving payment with respect to the Trust’s assets held at RCM, plus a cash reserve in connection with expenses in pursuit of its rights and/or claims against RCM and other potential third parties.  As such, through December 31, 2006 the Trust reserved payment with respect to any redemption proceeds until these monies held at RCM were remitted to the Trust or the Trust’s rights and/or claims against RCM and/or such potential third parties were resolved.

Generally, investors in the Trust may redeem units effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on such date with five business days’ prior written notice to the Managing Owner. Effective October 31, 2005, the Net Asset Value per unit was split into a “Trading account” and a “Non-Trading” account, the latter representing the assets held at RCM plus $1,000,000 in cash in connection with expenses related to the collection of assets held at RCM and potential third party claims. On October 31, 2005, $57,544,206 of equity and 2,273,288 in substitute units were transferred to the Non-Trading account.  All unitholders of record as of October 1, 2005 retained their pro-rata right to the assets in the Non-Trading account with the equivalent number of units held in the Trust prior to RCM bankruptcy.

On October 12, 2006, RCMI, RJO, and RJO’s acquisition subsidiary, RJOFM entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) that provided for, among other things, RJOFM to purchase RCMI’s managing owner interest in the Trust. The Asset Purchase Agreement also provided for RCMI to commence a proceeding under Chapter 11 of the Bankruptcy Code and to obtain the Bankruptcy Court’s approval of the Asset Purchase Agreement and the transactions set forth therein.

RCMI filed a voluntary petition (the “RCMI Bankruptcy Petition”) in the United States Bankruptcy Court for the Southern District of New York on October 16, 2006, for relief under Chapter 11 of Title 11 of the United States Code. Contemporaneously with the filing of the RCMI Bankruptcy Petition, RCMI filed, a motion requesting that the Bankruptcy Court authorize RCMI to sell and assign substantially all of its assets, including its interest as managing owner of the Trust, pursuant to the terms of the Asset Purchase Agreement.  Pursuant to the terms of the Asset Purchase Agreement, as of October 13, 2006, all clearing functions were moved from Lehman to RJO.

On November 30, 2006, RJOFM became Managing Owner through acquisition of 20,218 Trading account units. The remaining 3,799 units owned by RCMI were transferred from Managing Owner units to Beneficial Owner units. RJOFM did not acquire any units in the Non-Trading account.

Effective January 1, 2007, JWH Special Circumstance LLC (the “LLC”), a Delaware limited liability company, was established to pursue the claims against RCM. On January 2, 2007, the Trust transferred all non-trading assets and liabilities, which had a net asset value of $7,791,679 to the LLC. The Trust is the sole member of the LLC and holds that membership for the benefit of the unitholders who were investors in the Trust at the time of the bankruptcy of RCM and Refco, Inc.  U.S. Bank National Association (“US Bank”) is the manager of the LLC. US Bank may make distributions to the unitholders upon collection, sale, settlement or other disposition of the bankruptcy claim and after payment of all fees and expenses pro rata to the unitholders, as explained above, as follows:

(a)  Any unitholder who had redeemed their entire interest in the Trust prior to distribution shall receive cash (“Non Participating Owners”).

(b)  Any unitholder who had continued to own units in the Trust shall receive additional units in the Trust at the then Net Asset Value of the Trust (“Participating Owners”).

  The unitholders have no rights to request redemptions from the LLC.

The LLC has agreed to compensate US Bank, as manager, the following: (1) An initial acceptance fee of $120,000,  (2) An annual fee of $25,000,  (3) A distribution fee of $25,000 per distribution,  (4) Out-of-pocket expenses,  and  (5) an hourly fee for all personnel at the then expected hourly rate  ($350 per hour at execution of agreement).

See Note (6) for further detail regarding collection and distribution activity related to the assets held at RCM.

(2)    Summary of Significant Accounting Policies

(a)  Basis of presentation

The accompanying unaudited consolidated financial statements of the Trust have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair statement of the financial condition and results of operation of the Trust for the period presented have been included.

Reclassifications of the Trust’s unitholders’ capital (nontrading) as of December 31, 2006 have been made to conform with the current period’s presentation.

The Trust’s unaudited financial statements and the related notes should be read together with the financial statements and related notes included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2006.

(b)  Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Trust and its wholly-owned subsidiary, JWH Special Circumstances, LLC. All material intercompany transactions have been eliminated upon consolidation.

(c)   Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date.  All such transactions are recorded on the identified cost basis and marked to market daily.  Unrealized gains on open contracts reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.

The Trust earns interest on 100% of the Trust’s average daily balances on deposit with RJO during each month at 75% of the average 91-day Treasury bill rate for that month in respect of deposits denominated in dollars.  For deposits denominated in other currencies, the Trust earns interest at a rate of LIBOR less 100 basis points.

(d)  Redemptions

A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last business day of any month of the Trust based on the Net Asset Value per unit on such date on five business days’ written notice to the Managing Owner.  Payment will generally be made within ten business days of the effective date of the redemption. As of September 1, 2007, any redemption made during the first eleven months of investment is subject to a 2% redemption penalty, payable to the Managing Owner. Prior to August 31, 2007, the redemption penalty was 3%. Any redemption made in the twelfth month of investment or later will not be subject to any redemption penalty.  The Trust’s Sixth Amended and Restated Declaration and Agreement of Trust, as amended, contains a full description of redemption and distribution policies.  Investors who redeemed from October 31, 2005 through September 30, 2007 received the Net Asset Value per Unit represented by assets held in the Trading account.

(e)     Ongoing Offering Costs

Ongoing offering costs subject to a ceiling of 0.50% of the Trust’s average month-end net assets, are paid by the Trust and expensed as incurred. In anticipation of renewing the offering for new subscriptions, $257,000 in ongoing offering costs were accrued during the first nine months of 2007.

(f)    Commissions

Commodity brokerage commissions are typically paid for each trade transacted and are referred to as “round-turn commissions.”  These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract.  The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays  flat-rate brokerage fees on a monthly basis of 6.0% per annum (or 0.50% per month) of the Trust’s month-end assets after reduction of the management fee.  The clearing brokers receive these brokerage fees irrespective of the number of trades executed on the Trust’s behalf.  The amount paid is reduced by exchange fees paid by the Trust.  Commissions were not paid on the Nontrading/LLC account. As of September 1, 2007, the brokerage fee was  reduced from 6.0% annually to 5.0% of the Trust’s month end assets on an annual basis (or approximately 0.417% per month).

Certain large investors are eligible for a “Special Brokerage Fee Rate” of 4.5% per year.  As of August 31, 2007, there were no such eligible investors in the Trust. As of September 1, 2007, large investors were no longer  eligible for the Special Brokerage Fee.

 Since December 1, 2006, the Managing Owner and/or affiliates act as commodity brokers for the Trust through RJO.  As such, the Managing Owner and/or affiliates receive all commissions after December 1, 2006 that were recorded as such in the financial statements.

(g)    Foreign Currency Transactions

Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates.  Foreign currencies are translated into U.S. dollars for closed positions at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates.  The impact of the translation is reflected in the statements of operations.

(h)     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(i)    Valuation of Assets Held at Refco Capital Markets, Ltd.

Assets held by the Trust (and the LLC after December 31, 2006) at RCM are reported at fair value as determined in good faith by  RJOFM after consideration of all factors, data and information, including information from financial institutions with no affiliation to RCM, analysis of the current market which has developed to purchase RCM creditor claims, the current demand and willingness of third parties to purchase RCM claims and financial information received by RJOFM from RCM. The value assigned to this asset is based upon available information and does not necessarily represent amounts which might ultimately be realized. Furthermore, this value assumes that RJOFM would recommend selling these claims to a third party as opposed to holding RCM assets until the RCM estate makes a distribution to RCM customers and creditors which may or may not be the case. Because of the inherent uncertainty of valuation due to the inability to estimate recoverable RCM assets necessary to remit payment to customers and creditors as well as the uncertainty as the standing of the Trust vis-a vis other customers / creditors, the estimated fair value could be significantly higher or lower than the fair value assigned by the RJOFM.

Prior recoveries from RCM were credited against the then-impaired book value of the claim. Through September 30, 2007, the Trust and/or LLC had received amounts in excess of the original impairment resulting in no remaining book value. Any future recoveries will be reflected as "collections in excess of impaired value" on the Consolidated Statement of Operations, as the recoveries have exceeded management's original estimate of impairment. See Note (6) for additional information.

Any future administrative and/or legal expenses associated with liquidation of the assets held at RCM have not been reflected as such future expenses are not estimatable.

(j)  Recent Pronouncements

In September, 2006, the Financial Accounting Standards Board issued a Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” which defined  Fair Value Measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Trust is currently evaluating the impact of adopting SFAS No. 157 on its Financial Statements. At this time, the impact on the Trust’s Financial Statements has not been determined.

(3)  Fees

Management fees are accrued and paid monthly. Incentive fees are accrued monthly and paid quarterly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. (JWH) utilizing four of its trading programs,  JWH GlobalAnalytics®, the Financial and Metals Portfolio, the International Foreign Exchange program and the Global Diversified Portfolio.

 Pursuant to the Trust’s agreement with JWH, JWH receives a monthly management fee at the rate of 0.167% (a 2% annual rate) of the Trust’s month-end net assets calculated after deduction of a portion of the Brokerage Fee at an annual rate of 1.25% of the Trust’s month-end net assets, but before reduction for any incentive fee or other costs and before inclusion of purchases and redemptions for the month. These management fees were not paid on the Nontrading/LLC net assets.

The Trust also pays  JWH a quarterly incentive fee equal to 20% of the net trading profits, if any, of the Trust. The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust. This fee is  calculated by including realized and unrealized profits and losses, excluding interest income, and deducting the management fee and a portion of the brokerage fees at an annual rate of 1.25%.

(4)  Income Taxes

No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust.  Generally, for both Federal and state tax purposes, trusts, such as the JWH Global Trust, are treated as partnerships. The LLC will also be treated as a partnership. The only significant differences in financial and income tax reporting basis are unrealized gains (losses) and the $39,580,944 impairment of Nontrading/LLC assets.

(5)  Trading Activities and Related Risks

The Trust engages in the speculative trading of U.S. and foreign futures contracts, and forward contracts (collectively derivatives).  These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy.  The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures requires margin deposits with a futures commission merchant (“FCM”).  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.  A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements.  In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than the total of cash and other property deposited.

The Trust has cash on deposit with an affiliated interbank market maker in connection with its trading of forward contracts.    In the normal course of business, the Trust does not require collateral from such interbank market maker.  Due to forward contracts being traded in unregulated markets between principals, the Trust also assumes a credit risk, the risk of loss from counter party non-performance.

For derivatives, risks arise from changes in the market value of the contracts.  Theoretically, the Trust is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

Net trading results from derivatives for the periods ended September 30, 2007 and 2006, are reflected in the statements of operations and equal gain from trading less brokerage commissions.  Such trading results reflect the net gain or loss arising from the Trust’s speculative trading of futures contracts and forward contracts.

The notional amounts of open contracts at September 30, 2007, as disclosed in the Condensed Schedule of Investments, do not represent the Trust’s risk of loss due to market and credit risk, but rather represent the Trust’s extent of involvement in derivatives at the date of the statement of financial condition.

The beneficial owners bear the risk of loss only to the extent of the market value of their respective investments.

(6)  Assets Held at Refco Capital Markets, Ltd.

Effective October 31, 2005, $57,544,206 of equity and 2,273,288 in substitute units, which represented the assets held at RCM plus $1,000,000 in cash were transferred to a nontrading account, as explained in Note 1. On December 31, 2005 the $56,544,206 of assets held at RCM were reduced by $39,580,944 for impairment to $16,963,262, or 30% of the original value of the assets.

On December 29, 2006 the Trust received a partial recovery from RCM in the amount of $10,319,317. These proceeds were applied against the then reflected book value of the claim with a resulting book value of the claim of $6,643,944.

Management elected to retain $983,648 of the above proceeds for legal and administrative expenses and to distribute $9,335,669. Unitholders who had previously redeemed units of the Trading account received cash in the amount of $4,180,958. Unitholders who had not previously redeemed units of the Trading Account received 54,914 additional units of the Trading account in exchange for $5,154,711 which represented their share of the total distribution of $9,335,669.

As the distribution was in process as of December 31, 2006, the Trust reflected cash distributions of $4,180,958 in the Consolidated Statement of Financial Condition as of that date. The distribution payable of $5,154,711, representing additional units, was eliminated against the subscription receivable of a like amount.

Effective January 1, 2007, the LLC, was established to pursue the claims against RCM.  On January 1, 2007, the Trust transferred all nontrading assets and liabilities, which had a net asset value of $7,791,679, to the LLC.   Any funds obtained by the LLC will be distributed to unitholders who were investors in the Trust at the time of the bankruptcy of RCM and Refco, Inc., net of expenses, as explained in Note 1.

On April 20, 2007, the LLC received a second partial recovery from RCM in the amount of $2,787,629.

On June 7, 2007, the LLC received a third partial recovery from RCM in the amount of $265,758.

On June 28, 2007, the LLC received a fourth partial recovery from RCM in the amount of $4,783,640.  This recovery, along with the previous recoveries, resulted in reducing the balance of the amount due from former brokers to zero and recording a nontrading gain of $1,193,083 for the periods ended June 30, 2007, which is reflected as “collections in excess of impaired value” on the Consolidated Statement of Operations,  as the recoveries have exceeded management’s original estimate of impairment reflected in 2005.

On July 3, 2007, the LLC received a fifth partial recovery from RCM in the amount of $5,655.

On August 29, 2007, US Bank distributed $4,546,573 (or approximately $2.00/unit). Unitholders who had previously redeemed units in the Trust as of August 31, 2007 received cash in the amount of  $2,787,947. Unitholders who had not previously redeemed units received 23,182.53 additional units of the Trust in exchange for $1,758,626 which represented their share of the total distribution of $4,546,573.

On September 19, 2007 the LLC received a sixth partial recovery from RCM in the amount of $2,584,070. This recovery, along with the previous recoveries, resulted in the recording of an additional nontrading gain which is reflected as “collections in excess of impaired value” on the Consolidated Statement of Operations, as the recoveries have exceeded management’s original estimate of impairment reflected in 2005.

The LLC is pursuing certain claims against parties other than those named in the bankruptcy claims noted above. There is no assurance that such efforts will result in additional recoveries. For more information, please review the notice prepared by U.S. Bank National Association at www.usbank.com/abs. Any information at this website is not in any way incorporated into this document.

(7)   Financial Highlights

The following financial highlights show the Trust’s financial performance for the three-month and nine-month periods ended September 30, 2007 and 2006.  Total return is calculated as the change in a theoretical beneficial owner’s investment over the entire period and is not annualized.  Total return is calculated based on the aggregate return of the Trust taken as a whole.

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net asset value of trading units at beginning of period	$87.37	$99.55	$93.86	$112.96
Trading income (loss) per unit	(6.75)	0.47	(13.24)	(12.94)
Net asset value of trading units	$80.62	$100.02	$80.62	$100.02

Total Return:
Total return before incentive fee	(7.73%)	0.47%	(14.11%)	(11.46%)
Less incentive fee allocation	0.00%	0.00%	0.00%	0.00%
Total Return:	(7.73%)	0.47%	(14.11%)	(11.46%)

Ratios to average net assets:

Trading income (loss):	(8.61%)	0.31%	(17.54%)	(12.90%)

Expenses:
Expenses less incentive fees	(2.22%)	(2.15%)	(6.66%)	(6.51%)
Incentive fees	0.00%	0.00%	0.00%	0.00%
Total expenses	(2.22%)	(2.15%)	(6.66%)	(6.51%)

The calculations above do not include activity within the Trust’s nontrading accounts.

The net loss and expense ratios are computed based upon the weighted average net assets for the Trust for the three-month and nine-month periods ended September 30, 2007 and 2006. The amounts are not annualized.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unitholders of JWH Global Trust:

We have audited the accompanying statements of financial condition including the condensed schedules of investments, of JWH Global Trust (the “Trust”) as of December 31, 2006 and 2005 and the related statements of operations and changes in unitholders’ capital for the two years in the period then ended.  These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The statement of operations and statement of changes in unitholders’ capital for the year ended December 31, 2004 were audited by another auditor whose report dated March 9, 2005 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JWH Global Trust as of December 31, 2006 and 2005 and the results of its operations and changes in unitholders’ capital, for the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ CF & Co., L.L.P.

CF & CO., L.L.P.

Dallas, Texas

July 5, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors of CIS Investments, Inc. and the Unitholders of JWH Global Trust:

We have audited the accompanying statements of operations of JWH Global Trust (the “Trust”) and changes in unitholders’ capital for the year ended December 31, 2004. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Trust’s operations and changes in unitholders’ capital, for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Chicago, Illinois
March 9, 2005

JWH GLOBAL TRUST

Statements of Financial Condition

December 31, 2006 and 2005

	2006	2005
Assets
Assets:
Equity in commodity trading accounts:
Cash on deposit with Brokers	$119,334,561	$202,443,116
Unrealized gain on open contracts	3,249,456	2,590,858
Cash on deposit with former brokers (nontrading)	6,643,944	16,963,262
Cash on deposit with bank nontrading account	463,488	—
Cash on deposit with bank	10,654,714	943,758
	140,346,163	222,940,994
Interest receivable	359,067	675,537
Total assets	$140,705,230	$223,616,531

Liabilities and Unitholders’ Capital

Liabilities:
Accrued commissions	$518,368	$1,563,331
Accrued management fees	431,641	338,586
Accrued incentive fees	—	—
Accrued ongoing offering expenses	37,533	3,482
Accrued operating expenses	428,002	348,965
Redemptions payable - trading	4,577,801	4,723,667
Redemptions payable - nontrading	4,180,958	—
Accrued legal and administrative fees - nontrading	359,386	116,991
Total liabilities	10,533,689	7,095,022
Unitholders’ capital (trading):
Beneficial owners (1,283,573 and 1,736,309 units outstanding at December 31, 2006 and 2005, respectively)	120,482,074	196,142,238
Managing owner (20,218 and 24,017 units outstanding at December 31, 2006 and 2005, respectively)	1,897,788	2,713,011
Unitholders’ capital (nontrading):
Beneficial owners (2,273,288 and 2,249,071 units outstanding at) December 31, 2006 and 2005, respectively)	7,791,679	17,478,064
Managing owner (0 and 24,217 units outstanding at December 31, 2006 and 2005, respectively)	—	188,196
Total unitholders’ capital	130,171,541	216,521,509
Total liabilities and unitholders’ capital	$140,705,230	$223,616,531

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Condensed Schedule of Investments

December 31, 2006

	Number of	Principal	Value/open
	contracts	(notional)	trade equity
Long positions (0.31%)
Futures Positions (-0.90%)
Agriculture	1,441	$20,618,519	$1,331,993
Interest Rates	1,847	758,027,626	(2,576,495)
Metals	211	14,882,450	343,820
Indices	1,347	70,608,639	(266,278)
		864,137,234	(1,166,960)
Forward positions (1.21%)
Currencies	23	443,685,186	1,569,392

Total long positions		$1,307,822,420	$402,432

Short positions (2.19%)
Futures positions (1.56%)
Agriculture	341	$6,183,548	$133,786
Interest Rates	2,930	2,059,866,081	829,743
Metals	358	22,532,495	(364,641)
Energy	300	13,361,418	1,435,974
		2,101,943,542	2,034,862
Forward Positions (0.63%)
Currencies	9	123,462,076	812,162

Total short positions		$2,225,405,618	$2,847,024

Total unrealized gain on open contracts (2.50%)			$3,249,456
Cash on deposit and open contracts with brokers (91.67%)			119,334,561
Cash on deposit with former broker and bank (13.65%)			17,762,146
Other liabilities in excess of assets (-7.82%)			(10,174,622)
Net assets (100.00%)			$130,171,541

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Condensed Schedule of Investments

December 31, 2005

	Number of	Principal	Value/open
	contracts	(notional)	trade equity
Long positions (2.92%)
Futures Positions (2.50%)
Agriculture	560	$7,111,666	$1,211,971
Interest Rates	1,183	53,299,584	(77,250)
Metals	1,723	92,446,095	8,283,119
Indices	326	42,909,706	1,408,234
Energy	196	26,835,120	(5,415,299)
		222,602,171	5,410,775
Forward positions (0.42%)
Currencies	28	413,711,125	910,781

Total long positions		$636,313,296	$6,321,556

Short positions (-1.72%)
Futures positions (-2.58%)
Agriculture	826	$15,796,669	$(716,296)
Interest Rates	4,475	932,659,568	(1,371,984)
Metals	584	35,966,425	(3,806,813)
Energy	768	36,784,731	315,722
		1,021,207,393	(5,579,371)
Forward positions (0.86%)
Currencies	16	177,861,577	1,848,673

Total short positions		$1,199,068,970	$(3,730,698)

Total unrealized gain on open contracts (1.20)			$2,590,858
Cash on deposit and open contracts with brokers (93.50%)			202,443,116
Cash on deposit with former broker and bank (8.27%)			17,907,019
Other liabilites in excess of assets (-2.96%)			(6,419,484)
Net assets (100.00%)			$216,521,509

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Operations

Years ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Revenues (losses):
Gain (loss) on trading of commodity contracts: Realized gain (loss) on closed positions	$(23,324,177)	$15,021,455	$21,176,837
Change in unrealized gain (loss) on open positions	658,599	(20,211,508)	12,110,774
Interest income	6,819,136	8,790,919	3,631,292
Foreign currency transaction gain (loss)	(7,506)	(31,403)	(414,668)
Total revenues (losses)	(15,853,948)	3,569,463	36,504,235

Expenses:
Commission	9,383,368	16,578,014	15,407,292
Management fees	3,123,603	5,857,885	5,141,363
Incentive fees	—	133,027	5,419,877
Ongoing offering expenses	35,000	546,221	1,271,788
Other operating expenses	798,653	888,002	416,855
Total expenses	13,340,624	24,003,149	27,657,175

Trading income (loss)	(29,194,572)	(20,433,686)	8,847,060

Nontrading income (loss):
Interest income on nontrading assets	29,816	—	—
Loss on nontrading assets	—	(39,580,944)	—
Legal fees	(568,729)	(297,002)	—
Nontrading net loss:	(538,913)	(39,877,946)	—

Net income (loss)	$(29,733,485)	$(60,311,632)	$8,847,060

Income (loss) per unit	$(19.34)	$(27.81)	$(0.58)

See accompanying notes to financial statements.

JWH GLOBAL TRUST

Statements of Changes in Unitholders’ Capital

Years ended December 31, 2006, 2005 and 2004

	Beneficial Owner	Managing Owner	Beneficial Owner	Managing Owner
	Units	Units	Units	Units	Units
	Trading	Trading	Nontrading	Nontrading	Total
Balances at December 31, 2003	1,381,109	7,806	—	—	1,388,915
Unitholders’ contributions	1,035,357	16,064	—	—	1,051,421
Unitholders’ redemptions	(204,926)	(97)	—	—	(205,023)
Balances at December 31, 2004	2,211,540	23,773	—	—	2,235,313
Unitholders’ contributions	295,450	904	—	—	296,354
Unitholders’ reallocation	—	—	2,249,071	24,217	2,273,288
Unitholders’ redemptions	(770,681)	(660)			(771,341)
Balances at December 31, 2005	1,736,309	24,017	2,249,071	24,217	4,033,614
Unitholders’ contributions	53,854	1,060	—	—	54,914
Unitholders’ reallocation	4,859	(4,859)	24,217	(24,217)	—
Unitholders’ redemptions	(511,449)	—	—	—	(511,449)
Balances at December 31, 2006	1,283,573	20,218	2,273,288	—	3,577,079

	Beneficial Owner	Managing Owner	Beneficial Owner	Managing Owner
	Dollars	Dollars	Dollars	Dollars	Dollars
	Trading	Trading	Nontrading	Nontrading	Total
Unitholders’ capital at December 31, 2003	$205,949,414	$1,163,886	$—	$—	$207,113,300
Net income	8,817,894	29,166	—	—	8,847,060
Unitholders’ contributions	141,451,430	2,350,103	—	—	143,801,533
Unitholders’ redemptions	(27,709,343)	(12,141)	—	—	(27,721,484)
Unitholders’ capital at December 31, 2004	328,509,395	3,531,014	—	—	332,040,409
Net loss	(20,191,944)	(241,743)	(39,453,131)	(424,814)	(60,311,632)
Unitholders’ contributions	38,681,528	123,198	—	—	38,804,726
Unitholders’ reallocation	(56,931,195)	(613,011)	56,931,195	613,011	—
Unitholders’ redemptions	(93,925,546)	(86,447)	—	—	(94,011,993)
Unitholders’ capital at December 31, 2005	196,142,238	2,713,011	17,478,064	188,197	216,521,510
Net loss	(28,735,914)	(458,658)	(533,101)	(5,812)	(29,733,485)
Unitholders’ contributions	5,055,210	99,501	—	—	5,154,711
Unitholders’ reallocation	456,066	(456,066)	182,385	(182,385)	—
Distributions	—	—	(9,335,669)	—	(9,335,669)
Unitholders’ redemptions	(52,435,526)	—	—	—	(52,435,526)
Unitholders’ capital at December 31, 2006	$120,482,074	$1,897,788	$7,791,679	$—	$130,171,541

Net asset value per unit at December 31, 2004	$148.54	$148.54	$—	*	$148.54
Net asset value per unit at December 31, 2005	$112.96	$112.96	$7.77	*	$120.73 **
Net asset value per unit at December 31, 2006	$93.86	$93.86	$3.43	*	$97.29 **
Change in Net Asset Value per Unit in 2006	$(19.10)	$(19.10)	$(4.34)	*	$(23.44)**
Distribution per unit	$—	$—	$4.10	*	$4.10
Net loss per unit	$(19.10)	$(19.10)	$(0.24)	*	$(19.34)**
____________________
*	Activity for all nontrading units—both beneficial and managing ownership—is covered under “Beneficial Owner Units Nontrading.”

**	Based on full participation in both trading and nontrading units for period presented.

See accompanying notes to financial statements.

JWH Global Trust
Notes to Financial Statements –
December 31, 2006, 2005, 2004

(1)	General Information and Summary

JWH Global Trust (the Trust), a Delaware statutory trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors. R.J. O’Brien Fund Management, Inc. (“RJOFM”) is the Managing Owner of the Trust. R.J. O’Brien & Associates, Inc. (“RJO”) is the clearing broker and the broker for forward contracts.

Units of beneficial ownership of the Trust commenced selling on April 3, 1997. Units are not currently being offered.

The Trust will be terminated on December 31, 2026, if none of the following occur prior to that date: (1) beneficial owners holding more than 50% of the outstanding units notify the Managing Owner to dissolve the Trust as of a specific date; (2) disassociation of the Managing Owner with the Trust; (3) bankruptcy of the Trust; (4), a decrease in the net asset value to less than $2,500,000; (5) a decline in the net asset value per unit to $50 or less; (6) dissolution of the Trust; or (7) any event that would make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

On August 31, 2005, Refco Group Ltd., LLC acquired the global brokerage operations of Cargill Investor Services, Inc. (“CIS”).  CIS was the owner of CIS Investments, Inc. (“CISI”).  The Managing Owner of the Trust changed from CIS Investments Inc. to Refco Commodity Management, Inc (“RCMI”).  The clearing broker changed from CIS to Refco, LLC (Clearing Broker or Refco), an affiliate of RCMI.  The broker for forward contracts changed from CIS Financial Services, Inc. to Refco Capital Markets, Ltd. (Forwards Currency Broker or RCM), also an affiliate of RCMI.  The Clearing Broker and the Forwards Currency Broker collectively will be referred to as the Brokers.

On October 10, 2005, Refco, Inc., the ultimate parent of RCMI, announced that it had discovered through an internal review a receivable owed to Refco, Inc., by an entity controlled by Phillip R. Bennett, the then Chief Executive Officer and Chairman of the Board of Directors of Refco, Inc., in the amount of approximately $430 million.  Mr. Bennett has been charged with securities fraud in connection with this matter and various actions have been filed against Refco, Inc.  Thereafter, on October 13, 2005, Refco, Inc., announced that the liquidity within Refco Capital Markets, Ltd. (“RCM”) was no longer sufficient to continue operations, and that RCM had imposed a fifteen (15) day moratorium on all of its activities in an attempt to protect the value of that enterprise.

On October 17, 2005, Refco, Inc. and RCM filed for bankruptcy protection in the Southern District of New York.  Neither the Trust nor RCMI were covered by the filing.

Refco, LLC was not covered by the October 17, 2005 bankruptcy filing of Refco, Inc., but filed its own bankruptcy petition on November 25, 2005. In addition, a portion of the Trust’s assets (less than 20%, based on net assets as of October 13, 2005) was on deposit with RCM at the time of the bankruptcy filing, exposing a number of the Trust’s foreign currency contracts and cash held at RCM to the risk of non-return of these assets.  While RCM has unwound any outstanding foreign currency contracts, the Trust does not expect that in the near future it will be able to access those assets or that its rights and/or claims in connection with RCM’s bankruptcy will be fully resolved.

In light of the events outlined herein, RCMI, managing owner of the Trust, moved the majority of the Trust’s assets from Refco to Lehman Brothers, Inc. and its affiliated entities (“Lehman”) to act in the capacity of clearing broker on behalf of the Managing Owner.  On or about October 18, 2005, the Trust had transferred the majority of all assets to Lehman.  Pending the resolution of the Trust’s rights and/or claims against RCM, the Trust will no longer have assets on deposit with RCM.

Management does not believe that the bankruptcy filings of Refco, Inc. and RCM will have a material impact upon the operations of the Trust or its ability to satisfy a request for redemption. In this regard, the operations of the Trust, including the trading activities of the underlying asset manager, have continued with minimal interruption.  In particular, with respect to redemptions made as of October 31, 2005 and thereafter, the Trust has made payment in an amount that represented the proportionate share of the Trust’s net assets that are held at Lehman, while reserving payment with respect to the Trust’s assets currently held at RCM plus a cash reserve in connection with expenses in pursuit of its rights and/or claims against RCM and other potential third parties.  As such, the Trust has reserved payment with respect to approximately 18.2%  - 25% of any redemption proceeds until these monies held at RCM are remitted to the Trust or the Trust’s rights and/or claims against RCM and/or such potential third parties are resolved.

Generally, investors in the Trust may redeem units effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on such date with five business days’ prior written notice to the Managing Owner. Effective October 31, 2005, the Net Asset Value per unit was split into a “Trading account” and a “Non-Trading” account, the latter representing the assets held at RCM plus $1,000,000 in cash in connection with expenses related to the collection of assets held at RCM and potential third party claims. On October 31, 2005 $57,544,206 of equity and 2,273,288 in substitute units were transferred to the Non-Trading account.  The October 31, 2005 Net Asset Value was $139.11/unit. $113.80/unit (or 81.8% of total) was the amount in the Trading account and was redeemable. $25.31/unit (or 18.2% of total) was the amount in the Non-Trading account All unitholders of record October 1, 2005 retain their pro-rata right to the assets in the Non-Trading account with the equivalent number of units held in the Trust prior to RCM bankruptcy.

On October 12, 2006, RCMI, RJO, and RJO’s acquisition subsidiary, RJOFM entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) that provided for, among other things, RJOFM to purchase RCMI’s managing owner interest in the Trust. The Asset Purchase Agreement also provided for RCMI to commence a proceeding under Chapter 11 of the Bankruptcy Code and to obtain the Bankruptcy Court’s approval of the Asset Purchase Agreement and the transactions set forth therein.

On October 12, 2006, the Trust Agreement was amended to allow for change of Managing Owner and organization of a JWH Special Circumstance LLC.

RCMI filed a voluntary petition (the “RCMI Bankruptcy Petition”) in the United States Bankruptcy Court for the Southern District of New York on October 16, 2006, for relief under Chapter 11 of Title 11 of the United States Code. Contemporaneously with the filing of the RCMI Bankruptcy Petition, RCMI filed, a motion requesting that the Bankruptcy Court authorize RCMI to sell and assign substantially all of its assets, including its interest as managing owner of the Trust, pursuant to the terms of the Asset Purchase Agreement.  Pursuant to the terms of the Asset Purchase Agreement, as of October 13, 2006, all clearing functions were moved from Lehman to RJO.

On November 30, 2006, RJOFM became Managing Owner through acquisition of 20,218 Trading account units. The remaining 3,799 units owned by RCMI were transferred from Managing Owner units to Beneficial Owner units. RJOFM did not acquire any units in the Non-Trading account.

(2)	Summary of Significant Accounting Policies

The accounting and reporting policies of the Trust confirm to accounting principles generally accepted in the United States of America and to practices in the commodities industry. The following is a description of the more significant of those policies that the Trust follows in preparing its financial statements.

(a)              Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains on open contracts reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.

The Trust earned interest on its assets on deposit at the brokers at 75% of the 91-day Treasury bill rate for deposits denominated in U.S. dollars, and at the rates agreed between the Trust and the clearing brokers for deposits denominated in other currencies.  At Lehman, for deposits denominated in other currencies, the Trust earned interest on eurodollars, British pound sterling, and Swiss francs at a rate equal to Lehman Clearing House (“LCH”) less 25 basis points.  Deposits denominated in Japanese Yen earn 100% of LCH and Australian dollars earn interest at a rate of Sydney Futures Exchange Clearing House (‘SFECH”) less 125 basis points. At RJO, the Trust earns LIBOR less 100 basis points for deposits denominated in other currencies.  At RJO, for deposits denominated in other currencies, the Trust earns interest at LIBOR less 100 basis points.

(b)              Redemptions

A beneficial owner may cause any or all of his or her units to be redeemed by the Trust effective as of the last trading day of any month of the Trust based on the Net Asset Value per unit on such date on five days’ written notice to the Managing Owner. Payment will be made within ten business days of the effective date of the redemption. Any redemption made during the first eleven months of investment is subject to a 3% redemption penalty. Any redemption made in the twelfth month of investment or later will not be subject to any penalty. The Trust’s Sixth Amended and Restated Declaration and Agreement of Trust contains a full description of redemption and distribution policies. Investors who redeemed from October 31, 2005 through December 31, 2006  received the Net Asset Value per unit represented by assets held in the trading account.

(c)	Ongoing Offering Costs

Ongoing offering costs subject to a ceiling of 0.50% of the Trust’s average month-end net assets, are paid by the Trust and expensed as incurred.

(d)	Commissions

Commodity brokerage commissions are typically paid for each trade transacted and are referred to as “round-turn commissions”. These commissions cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Trust does not pay commodity brokerage commissions on a per-trade basis, but rather pays monthly flat-rate brokerage fees. Effective July 1, 2003, the clearing broker lowered this fee from the annual rate of 6.5% (or approximately 0.542% per month) to 6.0% (or 0.50% per month) of the Trust’s month-end assets after reduction of the management fee. The clearing brokers receive these brokerage fees irrespective of the number of trades executed on the Trust’s behalf. The amount paid to the clearing broker is reduced by exchange fees paid by the Trust. The round-turn equivalent rate for commissions paid by the Trust for the years ended December 31, 2006, 2005, and 2004 was approximately $26, $27 and $39, respectively. Those commissions were not paid on the nontrading account.

Certain large investors are eligible for a “Special Brokerage Fee Rate” of 4.5% per year. As of December 31, 2005 and 2006, there were no such eligible investors in the Trust.

The Managing Owner, and/or, affiliates, acts as commodity brokers for the Trust through RJO. As such, the Managing Owner and affiliates receive all commissions that are reflected as such in the financial statements.

(e)	Foreign Currency Transactions

Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates. Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates. The impact of the translation is reflected in the statements of operations.

(f)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g)	Valuation of Assets Held at Refco Capital Markets, Ltd.

Assets held by the Trust at RCM are reported at fair value as determined in good faith by the Managing Owner after consideration of all factors, data and information, including information from financial institutions with no affiliation to RCM, analysis of the current market which has developed to purchase RCM creditor claims, the current demand and willingness of third parties to purchase RCM claims and financial information received by the Managing Owner from RCM. The value assigned to this asset is based upon available information and does not necessarily represent amounts which might ultimately be realized. Furthermore, this value assumes that the Managing Owner would recommend selling these claims to a third party as opposed to holding RCM assets until the RCM estate makes a distribution to RCM customers and creditors which may or may not be the case. Because of the inherent uncertainty of valuation due to the inability to estimate recoverable RCM assets necessary to remit payment to customers and creditors as well as the uncertainty as the standing of the Trust vis-a vis other customers / creditors, the estimated fair value could be significantly higher or lower than the fair value assigned by the Managing Owner.

Any recovery from RCM shall be credited against the then book value of the claim. The book value is reviewed each month to determine if further impairment has occurred based upon facts then available.

Any future administrative and/or legal expenses associated with liquidation of the assets held at RCM have not been reflected as such futures expenses are not estimatable.

(h)	Recent Pronouncements

In September, 2006, the Financial Accounting Standards Board issued a Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurments” which defined Fair Value Measurments. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Trust is currently evaluating the impact of adopting SFAS No. 157 on its Financial Statements. At this time, the impact on the Trust’s Financial Statements has not been determined.

(3)	Fees

Management fees are accrued and paid monthly. Incentive fees are accrued monthly and paid quarterly. Trading decisions for the period of these financial statements were made by John W. Henry & Company, Inc. (JWH) utilizing four of its trading programs, JWH GlobalAnalytics®, the Financial and Metals Portfolio, the International Foreign Exchange program and the Global Diversified program.

Under signed agreement JWH receives a monthly management fee at the rate of 0.167% (a 2% annual rate) of the Trust’s month-end net assets calculated after deduction of a portion of the brokerage fee at an annual rate of 1.25% of month-end Trust net assets, but before reduction for any incentive fee or other costs and before inclusion of purchases and redemptions for the month. These fees were not paid on the Non-trading account.

Also, under signed agreement the Trust pays to JWH a quarterly incentive fee equal to 20% of the new trading profits, if any, of the Trust. The incentive fee is based on the overall performance of the Trust, not individually in respect of the performance of the individual programs utilized by the Trust. This fee is also calculated by deducting a portion of the brokerage fees at an annual rate of 1.25%.

Given the uncertainty of the outcome of RCM bankruptcy case, for the month of October 2005, JWH management fees and selling commissions paid to brokers were charged to the Trust at 70% of the assets held at RCM. The managing owner, RCMI paid JWH and the brokers the difference in fees based on the other 30% of the assets held at RCM.

(4)	Income Taxes

No provision for Federal income taxes has been made in the accompanying financial statements as each beneficial owner is responsible for reporting income (loss) based on the pro rata share of the profits or losses of the Trust. Generally, for both federal and state tax purposes, trusts, such as the JWH Global Trust, are treated as partnerships. The only differences in financial and income tax reporting basis are unrealized gains (losses) and the $39,580,944 impairment of nontrading assets.

(5)	Trading Activities and Related Risks

The Trust engages in the speculative trading of U.S. and foreign futures contracts, and forward contracts (collectively derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures requires margin deposits with a Futures Commission Merchant (FCM). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act (CEAct) requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

The Trust has cash on deposit with an affiliate interbank market maker in connection with its trading of forward contracts. In the normal course of business, the Trust does not require collateral from such interbank market maker. Due to forward contracts being traded in unregulated markets between principals, the Trust also assumes a credit risk, the risk of loss from counterparty non-performance.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Trust is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short.

Net trading results from derivatives for the years ended December 31, 2006, 2005, and 2004, are reflected in the statements of operations and equal gain from trading less brokerage commissions. Such trading results reflect the net gain arising from the Trust’s speculative trading of futures contracts and forward contracts.

The notional amounts of open contracts at December 31, 2006, as disclosed in the Condensed Schedule of Investments, do not represent the Trust’s risk of loss due to market and credit risk, but rather represent the Trust’s extent of involvement in derivatives at the date of the statement of financial condition.

The Beneficial Owners bear the risk of loss only to the extent of the market value of their respective investments.

(6)	Assets Held at Refco Capital Markets, Ltd.

Effective October 31, 2005, $57,544,206 of equity and 2,273,288 in substitute units, which represented the assets held at RCM plus $1,000,000 in cash were transferred to a Nontrading account, as explained in Note 1. On December 31, 2005 the $56,544,206 of assets held at RCM were reduced by $39,580,944 for impairment to $16,963,262, or 30% of the original value of the assets.

On December 29, 2006 the Trust received a partial recovery from RCM in the amount of $10,319,317. These proceeds were applied against the then reflected book value of the claim with a resulting book value of the claim of $6,643,944.

Management elected to retain $983,648 of the above proceeds for legal and administrative expenses and to distribute $9,335,669. Unitholders who had previously redeemed units of the Trading account received cash in the amount of $4,180,958. Unitholders who had not previously redeemed units of the Trading Account received 54,914 additional units of the Trading account in exchange for $5,154,711 which represented their share of the total distribution of $9,335,669.

As the distribution was in process as of December 31, 2006, the Trust reflected distributions payable of $4,180,958 as of that date. The distribution payable of $5,154,711 was eliminated against the subscription receivable of a like amount.

See Note 8 for subsequent events affecting the assets held at RCM.

(7)	Financial Highlights

The following financial highlights show the Trust’s financial performance for the periods ended December 31, 2006, 2005 and 2004. Total return is calculated as the change in a theoretical beneficial owner’s investment over the entire period – a percentage change in the net asset value from December 31, 2003 to December 31, 2006. Total return is calculated based on the aggregate return of the Trust taken as a whole.

	2006	2005	2004

Net Asset per unit at beginning of year	$120.73	$148.54	$149.12
Loss per unit	(19.34)	(27.81)	(0.58)
Distrubution per unit	(4.10)	—	—
Net Asset Value per unit at end of year	$97.29	$120.73	$148.54

Total Return:
Total return before incentive fee	(19.42)%	(18.68)%	1.44%
Less incentive fee allocation	0.00%	0.04%	1.83%
Total Return	(19.42)%	(18.72)%	(0.39)%

Ratios to average net assets:

Net Income (Loss):	(17.31)%	(20.79)%	3.41%

Expenses:
Expenses less incentive fees	(8.08)%	21.97%	8.56%
Incentive fees	0.00%	0.05%	2.09%
Total Expenses	(8.08)%	22.02%	10.65%

The net income and expense ratios are computed based upon the weighted average net assets for the Trust for the periods ended December 31, 2006, 2005, and 2004.

 (8)         Subsequent Events

Effective January 1, 2007, a JWH Special Circumstance LLC (the “LLC”), a limited liability company, was established to pursue the claims against RCM. The LLC is managed by US Bank, National Association. The LLC was funded with cash of $1,447,136 which represents the $983,648 referred to in Note 6 plus $463,488, the cash remaining of $1,000,000 set up to pay collection costs as disclosed in Note 1.  Any funds obtained by the LLC will be distributed to unitholders who were investors in the Trust at the time of the bankruptcy of RCM and Refco, Inc

On April 20, 2007, the LLC received a second partial recovery from RCM in the amount of $2,787,629.  Management believes that, after that recovery, the remaining value of $3,856,316 represents a fair estimate of the amount of remaining recoveries that may be received.

On June 7, 2007, the LLC received a third partial recovery from RCM in the amount of $265,758. Management believes that, after this third recovery, the remaining value of $3,590,558 represents a fair estimate of the amount of remaining recoveries that may be received.

Independent Auditors’ Report

The Board of Directors

R.J. O’Brien Fund Management, Inc.:

We have audited the accompanying statement of financial condition of R.J. O’Brien Fund Management, Inc. (the Company) as of December 31, 2006, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period October 12, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R.J. O’Brien Fund Management, Inc. as of December 31, 2006, and the results of its operations, changes in its stockholder’s equity and its cash flows for the period October 12, 2006 through December 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/ KMPG LLP

July 9, 2007

Chicago, IL

R.J. O’BRIEN FUND MANAGEMENT, INC.
Statement of Financial Condition
December 31, 2006
Assets
Assets:
Investments in registered commodity pools	$1,897,693
Intangible asset	467,829
Fee income receivable	125,401
Miscellaneous receivables	3,213
Total assets	$2,494,136
Liabilities and Stockholder’s Equity
Liabilities:
Accrued expenses	$26,553
Total liabilities	26,553
Stockholder’s equity:
Common stock, $.01 par value. Authorized 1,000 shares; issued 1,000 shares	10
Paid-in capital	2,579,084
Accumulated deficit	(111,511)
Total stockholder’s equity	2,467,583
Total liabilities and stockholder’s equity	$2,494,136
See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, INC.
Statement of Operations
For the period October 12, 2006 (inception) through December 31, 2006
Revenues:
Income from affiliated commodity pools	$115,401
Other income	10,000
Total revenues	125,401
Expenses:
Intercompany support services from affiliate	54,843
Professional fees	10,014
Amortization of intangible asset	18,751
Data processing	14,805
Other expenses	2,228
Total expenses	100,641

Unrealized loss on investments	(136,271)

Net loss	$(111,511)
See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, INC.
Statement of Changes in Stockholder’s Equity
For the period October 12, 2006 (inception) through December 31, 2006

	Common	Paid-in	Accumulated
	stock	capital	deficit	Total
Balance at October 12, 2006	$—	—	—	—
Capital contribution from Parent	10	2,579,084	—	2,579,094
Net loss	—	—	(111,511)	(111,511)
Balance at December 31, 2006	$10	2,579,084	(111,511)	2,467,583
See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, INC.
Statement of Cash Flows
For the period October 12, 2006 (inception) through December 31, 2006
Cash flows from operating activities:
Net loss	$(111,511)
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized loss on investments	136,271
Amortization of intangible asset	18,751
Increase in assets:
Fee income receivable	(125,401)
Miscellaneous receivables	(3,213)
Increase in liabilities:
Accrued expenses	26,553
Net cash used in operating activities	(58,550)
Cash flows used in investing activities:
Investment in registered commodity pools	(2,033,964)
Intangible asset acquired	(486,580)
Net cash used in investing activities	(2,520,544)
Cash flows provided by financing activities:
Capital contribution from Parent	2,579,094
Net change in cash	—
Cash at beginning of period	—
Cash at end of period	$—

See accompanying notes to financial statements.

R.J. O’BRIEN FUND MANAGEMENT, INC.
Notes to Financial Statements
December 31, 2006

(1)	General Information and Summary of Significant Accounting Policies

A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below.

Nature of Business

R.J. O’Brien Fund Management, Inc. (the Company), a wholly owned subsidiary of R.J. O’Brien & Associates, Inc. (the Parent), is a registered commodity pool operator with the Commodity Futures Trading Commission. The Company is the managing owner in a trust (Fund) organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.

Revenue Recognition

The Company earns fees from the Fund for which it acts as managing owner, which is recognized into income as it is earned.

Investments

Investment in the registered commodity pool is recorded at fair value based on the Company’s proportionate share of the Fund’s net assets.

Intangible Asset

Intangible asset is carried at cost and reduced by systematic amortization. Amortization is charged based on the amount of fund units that are redeemed in any given accounting period that were outstanding at the time the managing owner rights were purchased. On an annual basis, an impairment analysis on the intangible asset is performed to determine if a write-down of the asset is required.

Income Taxes

The Parent has elected S Corporation status under the Internal Revenue Code. Accordingly, the Company’s earnings are generally not subject to income tax. The Parent’s taxable income is reported by the shareholders on their federal, state, and local income tax returns.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)	Investments in Funds

At December 31, 2006, the Company owned 20,218 units of JWH Global Trust, valued at $1,897,693. The Company purchased its investment during the period for $2,033,964.

R.J. O’BRIEN FUND MANAGEMENT, INC.
Notes to Financial Statements
December 31, 2006

The following represents summary audited financial information of the Fund as of December 31, 2006.

Assets	140,705,230

Liabilities	10,533,689

Capital	130,171,541

As of December 31, 2006, $8,151,000 of the Trust’s assets were restricted from trading under the Refco Capital Markets bankruptcy.

(3)	Intangible Asset

During 2006, the Company purchased the assets of Refco Commodity Management, Inc., the most significant of which was an intangible asset of $486,580. Amortization is charged based on the amount of fund units that are redeemed in any given period that were outstanding at the time the managing owner rights were purchased. During 2006, amortization of $18,751 occurred in accordance with the methodology described above, resulting in a carrying value of $467,829 at December 31, 2006.

(4)	Other Related-Party Transactions

The Company has no employees. The Parent provides facilities and administrative services to the Company. The Parent also pays certain expenses on behalf of the Company.

Given the nature of the relationship with its Parent, the results of operations of the Company are not necessarily indicative of results if the Company were a stand-alone entity.

(5)	Financial Instruments with Off-Balance Sheet Risk

As managing owner of the Fund, the Company’s investment in the Fund is subject to the risks related to financial instruments and commodity contracts held or sold short by the Fund. The Company is exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of the contract. However, the Company bears the risk of loss only to the extent of the market value of its respective investment and, in certain specific circumstances, distributions, and redemptions received.

(6)	Subsequent Event

In May 2007, a definitive agreement was reached to sell a majority interest in the Parent to two private equity firms.

EXHIBIT A

JWH GLOBAL TRUST

SIXTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

Dated as of February 1, 2004

JWH GLOBAL TRUST
SIXTH AMENDED AND RESTATED
DECLARATION AND AGREEMENT OF TRUST

 A-i

** Please note that portions of the First Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust are stated beginning on page A-18 and the Second Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust is stated beginning on page A-19.  The full First Amendment to the Sixth Amended and Restated Declaration and Agreement is available on a Form 8-K filed by JWH Global Trust with the Securities and Exchange Commission on December 7, 2006.

A-ii

JWH GLOBAL TRUST

SIXTH AMENDED AND RESTATED

DECLARATION AND AGREEMENT OF TRUST

This SIXTH AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST (“Declaration and Agreement of Trust”) of JWH Global Trust (the “Trust”) is made and entered into as of this 1st day of  February, 2004 by and among CIS Investments, Inc., a Delaware corporation, as a managing owner (the “Managing Owner”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), each other party who shall execute a counterpart of this Declaration and Agreement of Trust as an owner of a unit of beneficial interest of the Trust (“Units”) or who becomes a party to this Declaration and Agreement of Trust as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a “Unitholder” and, collectively, the “Unitholders”).

WITNESSETH:

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in speculative trading, buying, selling or otherwise acquiring, holding or disposing of futures and forward contracts on currencies, interest rate, energy and agricultural products, metals and stock indices, hybrid instruments, swaps, any rights pertaining thereto and any options thereon or on physical commodities, with the objective of capital appreciation through speculative trading, and to amend and restate the Fifth Amended and Restated Declaration and Agreement of Trust of the Trust in its entirety.

NOW THEREFORE, the parties hereto agree as follows:

1.  Declaration of Trust.

The Trustee hereby declares that it holds the investments in the Trust in trust upon and subject to the conditions set forth herein for the use and benefit of the Unitholders.  It is the intention of the parties hereto that the Trust shall be a statutory trust under the Act, and that this Declaration and Agreement of Trust shall constitute the governing instrument of the Trust.  The Trustee has filed the Certificate of Trust required by Section 3810 of the Act.

Nothing in this Declaration and Agreement of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the “Code”), and applicable state and local tax laws.  Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws.  Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2.The Trustee.

(a)  Term; Resignation.   (i)   Wilmington Trust Company has been appointed and has agreed to serve as the Trustee of the Trust.  The Trust shall have only one trustee unless otherwise determined by the Managing Owner.  The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii)  The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof.  If the Managing Owner does not act within such 60 day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b)  Powers.   Except to the extent expressly set forth in this Section 2 and Sections 3 and 24, the duty and authority of the Trustee to manage the business and affairs of the Trust are hereby delegated to the Managing Owner.  The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust.  The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust, and to maintain all necessary records of the Trust as required by the Act.  The Trustee shall provide prompt notice to the Managing Owner of the Trustee’s performance of any of the foregoing.  The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c)  Compensation and Expenses of the Trustee.  The Trustee shall be entitled to receive from the Trust or, if the assets of the Trust are insufficient, from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee’s standard fee schedule, and shall be entitled to be reimbursed by the Trust or, if the assets of the Trust are insufficient, by the Managing Owner for reasonable out-of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d)  Indemnification.   The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties.  The indemnities contained in this Section 2(d) shall survive the termination of this Declaration and Agreement of Trust or the removal or resignation of the Trustee.  In addition, the Indemnified Parties shall be entitled to indemnification from any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which the Trust is a party (the “Trust Estate”) to the extent such expenses are attributable to the formation, operation or termination of the Trust as set forth above, and to secure the same the Trustee shall have a lien against the Trust Estate which shall be prior to the rights of the Managing Owner and the Unitholders to receive distributions from the Trust Estate.  The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e)  Successor Trustee.   Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee.  Any successor Trustee must satisfy the requirements of Section 3807 of the Act.  Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid.  Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Declaration and Agreement of Trust, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Declaration and Agreement of Trust.

(f)  Liability of the Trustee.   Except as otherwise provided in this Section 2, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Declaration and Agreement of Trust and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof.  The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee’s gross negligence or willful misconduct.  In particular, but not by way of limitation:

(i)  the Trustee shall have no liability or responsibility for the validity or sufficiency of this Declaration and Agreement of Trust or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii)   the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii)   the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv)   the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, any selling agent, any additional selling agent, “wholesaler” selling agent or “correspondent” selling agent;

(v)   no provision of this Declaration and Agreement of Trust shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi)   under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party;

(vii)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration and Agreement of Trust, or to institute, conduct or defend any litigation under this Declaration and Agreement of Trust or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii)   notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.  (i)   In the absence of bad faith on the part of the Trustee or negligence or misconduct on the part of the Managing Owner, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Declaration and Agreement of Trust in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Declaration and Agreement of Trust.  The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice-president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii)   In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Declaration and Agreement of Trust, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust.  The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h)  Not Part of Trust Estate.   Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall not be deemed to be part of the Trust Estate immediately after such payment.

3.  Principal Office.

The address of the principal office of the Trust is c/o CIS Investments, Inc., 233 South Wacker Drive, Suite 2300, Chicago, IL  60606.  The Trustee is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:  Corporate Trust Administration.  The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.  In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4.  Business.

The Trust’s business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of all futures contracts including, but not limited to, those on currencies, interest rates, energy and agricultural products, metals and stock indices; spot and forward contracts in currencies and precious metals; any rights pertaining thereto and any options thereon or on physical commodities; as well as securities and any rights pertaining thereto and any options thereon, and to engage in all activities necessary, convenient or incidental thereto.  The Trust may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments.  The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust’s participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly.

The objective of the Trust’s business is appreciation of its assets through speculative trading.  The Trust shall have the power to engage in all activities which are necessary, suitable, desirable, convenient or incidental to the accomplishment to the foregoing business and purpose.  The Trust shall do so under the direction of the Managing Owner.

5.Term, Dissolution, Fiscal Year and Net Asset Value.

(a)  Term.  The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following:  (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then owned by Unitholders to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) the bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be managing owner of the Trust unless within 90 days after such event all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust (except Unitholders owning more than 50% of the Units then outstanding may agree in writing to the appointment of one or more managing owners to continue the business of the Trust); (4) the insolvency or bankruptcy of the Trust; (5) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 12); (6) a decline in the Net Asset Value per Unit to $50 or less (except as provided in Section 12); (7) dissolution of the Trust pursuant hereto; or (8) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust.

(b)  Dissolution.   Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up.  Upon the dissolution of the Trust, the Managing Owner or, in the event that dissolution of the Trust pursuant to Section 5(a)(3) has caused the Managing Owner to cease to be managing owner of the Trust, a person or persons approved by the affirmative vote of more than 50% of the Units then owned by Unitholders, shall wind up the Trust’s affairs and, in connection therewith, shall distribute the Trust’s assets in the following manner and order:

(i)   FIRST TO payment and discharge of all claims of creditors of the Trust (including, to the extent otherwise permitted by law, creditors who are Unitholders), including by the creation of any reserve that the Managing Owner (or its successor), in its sole discretion, may consider reasonably necessary for any losses, contingencies, liabilities or other matters of or relating to the Trust; provided, however, that if and when the cause for such reserve ceases to exist, the monies, if any, then in such reserve shall be distributed in the manner hereinafter provided; and

(ii)   SECOND TO distribution in cash of the remaining assets to the Unitholders in proportion to their capital accounts, after giving effect to the allocations pursuant to Section 8 hereof as if the date of distribution were the end of a calendar year.

(c)  Fiscal Year.   The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31; provided, however, that the first fiscal year of the Trust shall commence on the date its Certificate of Trust is filed.

(d)  Net Asset Value.  The Net Assets of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles.  The Net Asset Value per Unit is the Net Assets of the Trust divided by the number of Units outstanding, subject to the provision of Section 8(a) hereof.

A futures or futures option contract traded on a United States commodity exchange shall be valued at the settlement price on the date of valuation.  If such a contract held by the Trust cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable.  The liquidating value of a futures, forward or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of such contract.

The Managing Owner may only cause the Trust to invest in joint ventures, entities or partnerships which conform to the foregoing valuation principles.

Organizational and initial offering cost reimbursement shall not reduce Net Asset Value for any purpose, including calculating the redemption value of Units; however, the amount of organizational and initial offering costs amortized at each month-end during the amortization period will reduce Net Asset Value as of each such month-end.

Accrued Incentive Fee (as described in the Prospectus as defined in Section 9(a)) payable to John W. Henry & Company, Inc., the Trust’s trading advisor (“JWH”) (including the portion paid to JWH upon intra-calendar quarter redemption of certain Units) shall reduce the Net Asset Value of the Trust.

6.  Net Worth of Managing Owner.

The Managing Owner agrees that at all times so long as it remains the managing owner of the Trust, it will maintain a Net Worth at an amount not less than 5% of the total contributions by all Unitholders to the Trust and all entities of which the Managing Owner is general partner or managing owner.  In no event shall the Managing Owner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the Managing Owner is advised by counsel as necessary or advisable to ensure that the Trust is taxed as a partnership for federal income tax purposes.

7.  Capital Contributions; Units; Managing Owner’s Liability.

(a) Capital Contributions; Units.  The beneficial interests in the Trust shall consist of two types:  a general liability interest and limited liability Units.  The Managing Owner shall acquire the general liability interest, and investors shall all acquire limited liability Units.

Upon the initial contribution by the Managing Owner to the Trust, the Managing Owner became the holder of the general liability interest of the Trust.

No certificates or other evidences of beneficial ownership of the Units will be issued.  The Unitholders’ respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

Every Unitholder, by virtue of having purchased or otherwise acquired Units, shall be deemed to have expressly consented and agreed to be bound by the terms of this Declaration and Agreement of Trust.

Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

The general liability interest in the Trust held by the Managing Owner will be non-voting.

(b)  Managing Owner’s Liability.  The Managing Owner shall have unlimited liability for the repayment, satisfaction and discharge of all debts, liabilities and obligations of the Trust to the full extent, and only to the extent, of the Managing Owner’s assets.

The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent that the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were the general partner of such partnership.  The obligations of the Managing Owner under this paragraph shall be evidenced by its ownership of the general liability interest.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, shall invest in the Trust, as a general liability interest, no less than 1% of the total capital contributions to the Trust (including the Managing Owner’s contributions).  The Managing Owner may (i) withdraw any interest it may have in excess of such requirement as of any month-end or (ii) redeem any Units which it may acquire, in each case on the same terms as any Unitholder (although without early redemption charges).

8.  Allocation of Profits and Losses.

(a)  Capital Accounts and Allocations.  A capital account shall be established for each Unit and for the Managing Owner.  The initial balance of each capital account shall be the aggregate amount contributed to the Trust with respect to a Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees, expenses and Incentive Fee allocations (other than unamortized organizational and initial offering costs).  The Net Asset Value per Unit prior to the Trust commencing operations has been arbitrarily established by the Managing Owner as $100 per Unit.

As of the close of business (as determined by the Managing Owner) on the last business day of each month, any increase or decrease in the Trust’s Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the Units of all Unitholders.

In making the month-end adjustments to the capital accounts described in the preceding paragraph, capital accounts of all Units shall be adjusted to reflect the Brokerage Fee at the Primary Brokerage Fee Rate, as defined in Section 8(c).  Each Unitholder eligible for a Special Brokerage Fee Rate pursuant to Section 8(c) shall, to the extent Units are available for sale, be credited with additional Units at the following month-end Net Asset Value per Unit in an amount equal to the difference between the adjustment to the such Unitholder’s Units at the Primary Brokerage Fee Rate and the adjustment to the such Unitholder’s Units that would have been made under the applicable Special Brokerage Fee Rate (the “Brokerage Fee Excess”). The foregoing allocation of additional Units shall be used solely as a means of efficiently accounting for the Special Brokerage Fee Rate while preserving a uniform Net Asset Value per Unit.  To the extent Units are not available to be purchased with the Brokerage Fee Excess as of such date, the Brokerage Fee Excess shall be distributed to the Unitholder no later than 15 days after such month-end.

(b)  Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year, the Trust’s income and expense and capital gain or loss shall be allocated among the Unitholders (including the Managing Owner on a Unit-equivalent basis) pursuant to the following provisions of this Section 8(b) for federal income tax purposes.  Allocations of profit and loss shall be pro rata from net capital gain or loss and net ordinary income or loss realized by the Trust unless allocation of items of gain or income or loss or expense are necessary to satisfy the requirements in Sections 8(b)(1)(B) and 8(b)(1)(D) that sufficient profit and loss be allocated to tax accounts such that tax accounts attributable to redeemed Units equal distributions in redemption of such Units.  Notwithstanding the foregoing requirement that annual allocations of profit and loss be pro rata from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Unitholders, and such periodic allocations and adjustment shall be determined in a manner that in the judgment of the Managing Owner is consistent with the intent of this Section 8(b).

(1)  Trust profit and loss shall be allocated as follows:

(A)  For the purpose of allocating profit or loss among the Unitholders, there shall be established a tax account with respect to each outstanding Unit and with respect to the Managing Owner.  The initial balance of each tax account shall be the amount contributed to the Trust for each Unit and the amount contributed by the Managing Owner.  As of the end of each of the first sixty months after the Trust begins operations, the balance of such tax account shall be reduced by each Unit’s allocable share of the amount of organizational and initial offering cost reimbursements amortized as of the end of such month by the Trust, as provided in Section 8(c).  As of the end of each month after the Trust begins operations, the balance of such tax account shall be further reduced by each Unit’s allocable share of any amount payable by the Trust in respect of that month for the costs of the ongoing offering of Units.  The adjustment to reflect the amortization of organizational and initial offering cost reimbursements as well as ongoing offering costs shall be made prior to the following allocations of Trust profit and loss (and shall be taken into account in making such allocations).  Tax accounts shall be adjusted as of the end of each fiscal year and as of the date a Unitholder redeems any Units as follows:

(i)          Each tax account shall be increased by the amount of profit allocated to the Unitholder pursuant to Section 8(b)(1)(B) and 8(b)(1)(C) below.

(ii)          Each tax account shall be decreased by the amount of loss allocated to the Unitholder pursuant to Section 8(b)(1)(D) and 8(b)(1)(E) below and by the amount of any distributions the Unitholder has received with respect to such Unit.

(iii)          When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations set forth in Section 8(b)) shall be eliminated.

(B)  Profits shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the amount in the Unitholder’s tax account attributable to the redeemed Units.

(C)  Profit remaining after the allocation thereof pursuant to Section 8(b)(1)(B) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose capital accounts with respect to such Units are in excess of their tax accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Profit remaining after the allocation described in the preceding sentence shall be allocated among all Unitholders in proportion to their holdings of outstanding Units.

(D)  Loss shall be allocated first to each Unitholder who has redeemed any Units during the fiscal year up to the excess, if any, of the amount in such Unitholder’s tax account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E)  Loss remaining after the allocation thereof pursuant to Section 8(b)(1)(D) shall be allocated next among all Unitholders who hold Units outstanding at the end of the applicable fiscal year whose tax accounts with respect to such Units are in excess of their capital accounts in the ratio that each such Unitholder’s excess bears to all such Unitholders’ excesses.  Loss remaining after the allocation pursuant to the preceding sentence shall be allocated among all Unitholders in proportion to their holding of outstanding Units.

(2)  In the event that a Unit has been assigned, the allocations prescribed by this Section 8(b) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 8(b) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

(3)  The allocation for federal income tax purposes of profit and loss, as set forth herein, is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that net profit and net loss are allocated to such Unitholders under Section 8(a) hereof so as to eliminate, to the extent possible, any disparity between a Unitholder’s capital account and his tax account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Code.

(4)  Notwithstanding anything herein to the contrary, in the event that at the end of any Trust taxable year any Unitholder’s capital account is adjusted for, or such Unitholder is allocated, or there is distributed to such Unitholder any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Unitholder’s capital account, then such Unitholder shall be allocated all items of income and gain of the Trust for such year and for all subsequent taxable years of the Trust until such deficit balance has been eliminated.  In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Unitholder in any Trust taxable, all items of income and gain of the Trust for such taxable year and all subsequent taxable years shall be allocated among all such Unitholders in proportion to their respective deficit balances until such deficit balances have been eliminated.

(5)  The allocations of profit and loss to the Unitholders shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner’s discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(c)  Expenses.  The Managing Owner advanced all organizational and initial offering costs incurred in connection with the initial public offering of Units, for which the Managing Owner was reimbursed by the Trust on the closing date of the initial public offering of Units (the “Initial Closing Date”) and such costs are being amortized over 60 months beginning with June 1997.  At no month-end will the amount amortized by the Trust exceed 1/60 of 2% of the month-end Net Assets of the Trust.  The amount amortized each month-end shall be the lesser of (i) the product of (x) one divided by the number of months remaining in the amortization period times (y) the unamortized balance of the capitalized organizational and initial offering costs, or (ii) 1/60 of 2% of such month-end Net Assets at that month-end.  The amount of such expenses amortized each month shall be allocated on a pro rata basis to each Unit outstanding at such month-end (determined prior to any redemptions).   If (i) the Trust is terminated prior to the end of such 60-month period, or (ii) the entire amount of the organizational and initial offering costs reimbursed to the Managing Owner is not amortized at the end of the 60-month period due to the 2% limitation, the Managing Owner shall return to the Trust, without interest, an amount equal to the unamortized balance of the capitalized organizational and initial offering costs.

Effective July 1, 2003, the Trust shall pay no later than the fifth day of each month to Cargill Investor Services, Inc., the Trust’s clearing broker (“CIS”), the monthly Brokerage Fee at an annual rate of 6.0% (or approximately 0.5% per month) of the Trust’s assets (after deduction of the Management Fee payable to the Trust’s trading advisor) as of the immediately preceding month-end (the “Brokerage Fee Rate”); provided that, with respect to the month-end assets of the Trust attributable to Units held by any Unitholder holding as of such month-end Units originally issued at an aggregate Net Asset Value of at least $5,000,000, CIS shall be paid a Brokerage Fee at an annual rate equal to 4.5% (or a monthly rate of approximately 0.375%) of the assets (after deduction of the Management Fee) attributable to such Units (“Special Brokerage Fee Rate”), as described in the Prospectus.  Prior to July 1, 2003, the Trust paid CIS a monthly Brokerage Fee at an annual rate of 6.5% (or approximately 0.542% per month) and a Special Brokerage Fee at an annual rate equal to 5% (or approximately 0.417% per month).  In the event of Unitholders acquiring Units at more than one time, their Units will be treated on a “first-in, first-out” basis, as described in the Prospectus, for purposes of determining whether the Special Brokerage Fee Rate is applicable.

Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations.  All of the expenses which are for the Trust’s account shall be billed directly to the Trust, as appropriate.  Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner.

The Trust shall bear the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation), as incurred; provided that the Managing Owner shall absorb, without reimbursement from the Trust, all such costs to the extent that such costs exceed 0.5% of the Trust’s average month-end Net Assets in any fiscal year.  The amount of any such costs borne by the Trust shall be allocated on a pro rata basis to each Unit outstanding at any month-end (determined prior to any redemptions).

Net Assets, for purposes of calculating the 2% and 0.5% limitations on organizational and initial offering cost amortization and continuous offering costs set forth in this Section 8(c), shall be calculated in the same manner as calculation of the redemption value of a Unit, i.e., net of all accrued fees and expenses including any accrued Incentive Fee (but prior to redemption charges).

In no event shall organizational and offering expenses (including redemption fees, but excluding ongoing compensation) exceed 15% of the capital contributions to the Trust.

The Managing Owner shall not allocate any of its internal expenses or overhead to the account of the Trust.

(d)  Limited Liability of Unitholders.  Each Unit, when purchased in accordance with this Declaration and Agreement of Trust, shall, except as otherwise provided by law, be fully-paid and nonassessable.  Any provisions of this Declaration and Agreement of Trust to the contrary notwithstanding, Unitholders (including the Managing Owner, except to the extent otherwise provided herein) shall be entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

The Trust will indemnify, to the full extent permitted by law, each Unitholder (other than the Managing Owner in the event that the Managing Owner acquires Units) against any claims of liability asserted against such Unitholder solely because such Unitholder is a beneficial owner of the Trust (other than in respect of taxes due from such Unitholder as such a beneficial owner).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of any of the foregoing are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and that no resort shall be had to the Unitholders’ personal property for the satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Declaration and Agreement of Trust and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

(e)  Return of Capital Contributions.  No Unit-holder or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein.  In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9.  Management of the Trust.

(a)  Authority of the Managing Owner.  Pursuant to Section 3806 of the Act, the Trust shall be managed by the Managing Owner, and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Declaration and Agreement of Trust.

The Managing Owner, to the exclusion of all other Unitholders, shall control, conduct and manage the business of the Trust.  The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and shall supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may, in furtherance of the business of the Trust, cause the Trust to buy, sell, hold or otherwise acquire or dispose of commodities, futures contracts, options on futures contracts, and spot and forward contracts traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the trading of the Trust to be limited to only certain of the foregoing instruments.  The Managing Owner is specifically authorized to enter into brokerage, custodial and margining arrangements as described in the prospectus relating to the public offering of the Units, as it may be supplemented or updated from time to time (the “Prospectus”).  The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Declaration and Agreement of Trust) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust; provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of such amount as permitted under the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the “NASAA Guidelines”) in effect as of the date of the Prospectus (i.e., 14% annually — including pit brokerage and service fees — of the Trust’s average Net Assets, excluding the assets, if any, not directly related to trading activity).  The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust’s brokerage commissions have exceeded 14% of the Trust’s average Net Assets during the preceding year.

During any fiscal year of the Trust, if the Management Fee exceeds the 6% annual management fee contemplated by the NASAA Guidelines, the Managing Owner shall reimburse the Trust for such excess.

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

Any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding.  In addition, the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

The Managing Owner is hereby authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Managing Owner as the “tax matters partner” of the Trust.

All Unitholders, by subscribing to the Units, will be deemed to have consented to the Managing Owner’s  selection of:  (i) John W. Henry & Company, Inc. as the Trust’s trading advisor; (ii) Cargill Investor Services, Inc. as the Trust’s clearing broker, with whom the Trust’s trading assets will be maintained (it being understood that CIS may place certain Trust assets with a sub-custodian depository bank and employ the services of a third-party cash manager solely for purposes of cash management and further that the Managing Owner may place certain Trust assets in one or more bank accounts in the name of the Trust and engage a third-party cash manager to manage such assets with the goal of enhancing the net return on such assets), (iii) CIS Financial Services, Inc. as the Trust’s foreign currency and precious metals counterparty (“CISFS”) and (iv) Cargill Investor Services, Inc. as the Trust’s transfer agent.  The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement, the Escrow Agreement, the Selling Agreement and the Transfer Agent Agreement referred to in the Prospectus.

(b)  Fiduciary Duties.  The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust, provided that the Managing Owner shall not be obligated to engage in any conduct on behalf of the Trust to the detriment of any other commodity pool to which the Managing Owner owes similar fiduciary duties.  Except as otherwise provided herein or disclosed in the Prospectus, the Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law.  The Managing Owner’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of the Trust and the use thereof for the benefit of the Trust.   The funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer shall not be deemed to constitute “commingling” for these purposes).  The Managing Owner will take no actions with respect to the property of the Trust which do not benefit the Trust.  The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

(c)  Loans; Investments.  Except as otherwise provided in Section 8(c), the Trust shall not make loans to any party.  The Managing Owner shall make no loans to the Trust unless approved by the Unitholders in accordance with Section 19(a).  If the Managing Owner makes a loan to the Trust, the Managing Owner shall not receive interest in excess of its interest costs, nor may the Managing Owner receive interest in excess of the amounts which would be charged to the Trust (without reference to the Managing Owner’s financial resources or guarantees) by unrelated banks on comparable loans for the same purpose.  The Managing Owner shall not receive “points” or other financing charges or fees regardless of the amount.  The Trust shall not invest in any debt instruments other than Government Securities and other Commodity Futures Trading Commission (“CFTC”)-authorized investments, or invest in any equity security without prior notice to Unitholders.

(d)  Certain Conflicts of Interest Prohibited.   No person or entity may receive, directly or indirectly, any advisory or management fees, profit shares or any profit-sharing allocation, from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Trust; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, manager or joint venturer, or to the Managing Owner or any of its affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements.  No trading advisor shall be affiliated with the Trust’s commodity broker or any of its affiliates.

(e)  Certain Agreements. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner, or a trading advisor, shall be terminable by the Trust, without penalty, on no more than 60 days’ written notice.

In addition to any specific contract or agreements described herein, the Trust and the Managing Owner on behalf of the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Declaration and Agreement of Trust, the Act or any applicable laws, rules or regulations; provided, however, any material change in the Trust’s basic investment policies or structure shall require the approval of Unitholders owning more than 50% of the Units then outstanding and the Managing Owner shall notify Unitholders of any material changes relating to the Trust as provided in Section 10 hereof.

The Managing Owner shall not enter into any advisory agreement with any trading advisor that does not satisfy the relevant experience requirements under the NASAA Guidelines (i.e., a minimum of three years’ experience in the managed futures industry).

The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

The Managing Owner is hereby specifically authorized (i) to enter into, deliver and perform on behalf of the Trust the Trading Advisory Agreement, Selling Agreement on the terms described in the Prospectus, (ii) to enter into, deliver and perform on behalf of the Trust, as the case may be, the Escrow Agreement, the Customer Agreement, the Foreign Exchange Account Agreement, the Cash Bullion Account Agreement and the Transfer Agent Agreement as referred to in the Prospectus, (iii) to consent, at its sole discretion, to the selection and appointment by CIS, in its capacity as the Trust Lead Selling Agent, of one or more Wholesalers, Additional Selling Agents and Correspondents as described in the Prospectus and in accordance with the terms of the Selling Agreement and (iv) in the event that the Managing Owner determines to deposit Trust assets in one or more bank accounts in the name of the Trust at a bank (“Custodian”) and engage the services of a third-party cash manager to manage such assets, to enter into and deliver an appropriate cash management agreement and any related agreement.

The brokerage commissions paid by the Trust shall be competitive.  The Trust shall seek the best price and services available for its commodity transactions.

Initially all of the Trust’s assets will be deposited in the Trust’s account with CIS and CISFS.  CIS and CISFS will credit the Trust on the fifth business day of each month with interest income on 100% of the Trust’s average daily assets on deposit with CIS and CISFS, respectively, during the previous month at the average 91-day U.S. Treasury bill rate for that month in respect of deposits denominated in dollars and at applicable rates described in the Prospectus in respect of deposits denominated in currencies other than dollars (which may be zero in certain cases).    The Trust and the Managing Owner reserve the right to deposit, at any time, a portion of Trust assets with a Custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.

(f)  Prohibition on “Pyramiding.”  The Trust is prohibited from employing the trading technique commonly known as “pyramiding.”  A trading manager or advisor of the Trust taking into account the Trust’s open-trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in “pyramiding.”

(g)  Freedom of Action.  The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forgo any profits from any such activity, whether or not in competition with the Trust.  Neither the Trust nor any of the Unitholders shall have any rights by virtue of this Declaration and Agreement of Trust in and to such independent ventures or the income or profits derived therefrom.  Unitholders may similarly engage in any such other business activities.  The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust’s business and affairs.

10.  Audits and Reports to Unitholders.

The Trust’s books shall be audited annually by an independent certified public accountant.  The Trust shall cause each Unitholder to receive (i) within 90 days after the close of each fiscal year certified financial statements for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete its federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require.  The Managing Owner shall include in the annual reports sent to Unitholders an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Trust during the preceding year (including forward contracts on a futures-equivalent basis for purposes of such calculation).

Unitholders or their duly authorized representatives may inspect the books and records of the Trust, (which do not include records of the Trust’s trades) during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that upon request by the Managing Owner, the requesting Unitholder shall represent that the inspection and/or copies of such records will not be used for commercial purposes unrelated to such Unitholder’s interest as a beneficial owner of the Trust.  The Managing Owner shall have the right to keep confidential from the Unitholders, for such period of time as the Managing Owner deems reasonable, any information that the Managing Owner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Owner in good faith believes is not in the best interest of the Trust or could damage the Trust or its business or which the Trust is required by law or by agreement with a third party to keep confidential.

The Managing Owner shall calculate the Net Asset Value per Unit on a monthly basis and sell and redeem Units at Net Asset Value.

The Managing Owner shall notify the Unitholders of (i) changes to the trading method of the Trust’s trading advisor which the Managing Owner believes to be material, (ii) changes in Brokerage Fees, Incentive Fee or other fees paid by the Trust or (iii) material changes in the basic investment policies or structure of the Trust.  The Managing Owner shall so notify Unitholders, by certified mail or other means of notification providing for evidence of delivery, prior to any such change.  Such notification shall contain a ballot (if applicable), a description of the Unitholders’ voting and redemption rights, and a description of any material effect of such change.  The Managing Owner will send written notice to each Unitholder within seven days of any decline in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end.  Any such notice shall contain a description of the Unitholders’ voting and redemption rights.  The Trust shall pay the cost of any notification delivered pursuant to this paragraph.

The Managing Owner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Trust.  The Managing Owner shall cause the Trust to pay any taxes payable by the Trust; provided, however, that such taxes need not be paid if the Managing Owner or the Trust is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof, and such contest does not materially endanger any right or interest of the Trust.

The Managing Owner shall maintain and preserve all required records relating to the Trust for a period of not less than six years from the receipt of such records.

In particular, and not by way of limitation, the Managing Owner will retain all Subscription Agreement and Power of Attorney Signature Pages submitted by persons admitted as Unitholders, and all other records necessary to substantiate that Units are sold only to purchasers for whom the Units are a suitable investment, for at least six years after Units are sold to such persons.

The Managing Owner shall seek the best price and services for the Trust’s trading, and will, with the assistance of the Trust’s commodity broker(s), make an annual review of the commodity brokerage arrangements applicable to the Trust.  Not by way of qualifying the Managing Owner’s obligations to ensure that the Trust’s brokerage arrangements are competitive, but rather as a means of providing additional information to the Unitholders, in connection with such review, the Managing Owner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust, in order to assess whether the rates charged the Trust are reasonable in light of the services it receives and the terms upon which the Trust was promoted to subscribers.  If, as a result of such review, the Managing Owner determines that such rates are unreasonable in light of the services provided to the Trust and the terms upon which the Trust was promoted, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner’s opinion, comparable to the Trust.  The Managing Owner shall also make an annual review of the spot and forward trading arrangements for the Trust in an attempt to determine whether such arrangements are competitive with those of other comparable pools in light of the circumstances.

In addition to the undertakings in the preceding paragraph, the Trust will seek the best price and services available on its commodity brokerage transactions.  All brokerage transactions will be effected at competitive rates.  Brokerage commissions may not exceed the cap set forth in Section 9(a).  The Managing Owner will annually review the brokerage rates paid by the Trust to guarantee that the criteria set forth in this paragraph are followed.  The Managing Owner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

11  Assignability of Units.

Each Unitholder expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or, except by involuntary operation of law, without giving written notice to the Managing Owner.  No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of the Trust shall be effective against the Trust, the Trustee or the Managing Owner until the Managing Owner has received the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice.  The Managing Owner may, in its sole discretion, waive any such notice.  No such assignee, except with the consent of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof.  The Managing Owner’s consent is required for the admission of a substituted Unitholder, and the Managing Owner intends to so consent; provided, that the Managing Owner and the Trust receive an opinion of counsel to the Managing Owner and of counsel to the Trust that such admission will not adversely affect the classification of the Trust as a partnership for federal income tax purposes; and provided further, that an assignee shall not become a substituted Unitholder without first having executed an instrument reasonably satisfactory to the Managing Owner accepting and adopting the terms and provisions of this Declaration and Agreement of Trust, including a Subscription Agreement and Power of Attorney Signature Page, a counterpart signature page to this Declaration and Agreement of Trust or other comparable document, and without having paid to the Trust a fee sufficient to cover all reasonable expenses of the Trust in connection with its admission as a substituted Unitholder.  Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder.  If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled.  No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the last day of the month in which the Managing Owner receives notice of such assignment, transfer or disposition.

12.  Redemptions.

A Unitholder (including the Managing Owner except to the extent that its power to redeem is limited by any other provision of this Declaration and Agreement of Trust) to the extent that it owns Units or any assignee of Units of whom the Managing Owner has received written notice as described above, may redeem all or part of its Units, effective as of the close of business (as determined by the Managing Owner) on the last day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them, (ii) the Unitholder redeems at least $1,000 of Units, (iii) in the case of partial redemption, such Unitholder’s investment in the Trust after the partial redemption will be at least $1,000, and (iv) the Managing Owner shall have timely received a request for redemption (as provided below).  If Units are redeemed by a Unitholder at a time when there is an accrued incentive fee due to the Trust’s trading advisor, the amount of such accrual attributable to the Units being redeemed will be deducted from the redemption proceeds payable to the redeeming Unitholder and paid to the Trust’s trading advisor.  Units redeemed on or before the end of the eleventh full calendar month after such Units are issued by the Trust are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed.  Such charges will be deducted from redemption proceeds due to the Unitholder making the redemption and will be paid to CIS.  Units are issued, for purposes of determining whether an early redemption charge is due, as of the date as of which the subscription price of such Units is invested in the Trust, not when subscriptions are submitted by Unitholders or accepted by the Managing Owner or subscription funds are accepted into escrow.  No redemption charges shall be applicable to Unitholders who redeem because the Trust’s expenses have been increased.

In the event that a Unitholder acquires Units as of the end of more than one month, such Units will be treated on a “first-in, first-out” basis for purposes of identifying which of such Units are being redeemed so as to determine whether early redemption charges apply.

Requests for redemption as of any month-end must be received by the Managing Owner on or before the fifth business day prior to the month-end of redemption (including the last business day of the month), or such later date as shall be acceptable to the Managing Owner.

If as of the close of business (as determined by the Managing Owner) on any day, the Net Asset Value of a Unit has decreased to less than 50% of the Net Asset Value per Unit as of the previous highest month-end Net Asset Value per Unit or to $50 or less, after adding back all distributions, the Managing Owner shall cause the Trust to liquidate all open positions as expeditiously as possible and suspend trading.  Within ten business days after the suspension of trading, the Managing Owner shall declare a Special Redemption Date.  Such Special Redemption Date shall be a business day within 30 business days from the suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have its Units redeemed on such Date (only entire, not partial, interests in the Trust may be redeemed on a Special Redemption Date, unless otherwise determined by the Managing Owner).  Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of its Units, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date.  No redemption charges shall be assessed on any such Special Redemption Date.  As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice as described above of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed.  If, after a Special Redemption Date, the Net Assets of the Trust are at least $1,000,000 and the Net Asset Value per Unit is in excess of $25, the Trust may, in the discretion of the Managing Owner, resume trading.

The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so.  If the Managing Owner declares a Special Redemption Date, the Managing Owner shall not be required to again call a Special Redemption Date (whether or not a Special Redemption Date would otherwise be required to be called as described above); and the Managing Owner in its notice of a Special Redemption Date may, at its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of the preceding paragraph.  The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units, permit certain Unitholders to redeem at other than at month-end and waive the notice period otherwise required to effect redemptions.

Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Trust from commodity brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to the proportionate part of the Trust’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder’s Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account” subject to Section 4975 of the Code.

13.  Offering of Units.

The Managing Owner, on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner may deem advisable or necessary, with the Securities and Exchange Commission for the registration and continuous public offering of the Units, (ii) use its best efforts to qualify the Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner may deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner may deem advisable or necessary.

Fractional Units, calculated to five decimal places, may be sold.

All sales of Units in the United States will be conducted by registered brokers.

The Managing Owner shall not accept any subscriptions for Units if doing so would cause the Trust to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any “plan” or “account “ subject to Section 4975 of the Code.  If a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

All subscriptions will be held in escrow by The First National Bank of Chicago (the “Escrow Agent”) until released as of the last business day of the month. The interest actually earned on subscriptions funds while held by the Escrow Agent will be invested in the Trust, and each subscriber will be issued additional Units reflecting the subscriber’s attributable share of such interest.  The Managing Owner may terminate any offering of Units at any time.  The aggregate of all capital contributions shall be available to the Trust to carry on its business, and no interest shall be paid by the Trust on any such contributions after such contributions are released by the Escrow Agent.

14.  Additional Offerings.

The Managing Owner may, in its discretion, continue, suspend or discontinue the public offering of the Units, as well as make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d)) at the time of sale (unless the new Unit’s participation in the profits and losses of the Trust is appropriately adjusted).  No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

15.  Special Power of Attorney.

Each Unitholder by virtue of having purchased or otherwise acquired Units does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with full power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law):  (i) this Declaration and Agreement of Trust, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust.  The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on its authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

16.  Withdrawal of a Unitholder.

The Trust shall be dissolved upon the death, insanity, bankruptcy, retirement, resignation, expulsion, withdrawal, insolvency or dissolution of the Managing Owner, or any other event that causes the Managing Owner to cease to be the managing owner of the Trust, unless the Trust is continued pursuant to the terms of Section 5(a)(3).  In addition, the Managing Owner may withdraw from the Trust, without any breach of this Declaration and Agreement of Trust, at any time upon 120 days’ written notice by first class mail, postage prepaid, to the Trustee, each Unitholder and each assignee of whom the Managing Owner has notice.  If the Managing Owner withdraws from the Trust and all Unitholders agree in writing to continue the business of the Trust and to the appointment, effective as of the date of withdrawal of the Managing Owner, of one or more managing owners, the Managing Owner shall pay all expenses incurred as a result of its withdrawal.  Upon removal or withdrawal, the Managing Owner shall be entitled to redeem its interest in the Trust at its Net Asset Value on the next valuation date following the date of removal or withdrawal.

The Managing Owner may not assign its general liability interest or its obligation to manage the Trust without the consent of each Unitholder; provided, however, that the consent of Unitholders is not required if the Managing Owner assigns its general liability interest and its obligation to manage the Trust to an entity controlling, controlled by or under common control with the Managing Owner, provided that such entity (i) expressly assumes all obligations of the Managing Owner under this Declaration and Agreement of Trust and (ii) is entitled to act in the capacity of managing owner for the benefit of the Trust.  The Managing Owner shall notify all Unitholders of such assignment.  The Managing Owner will notify all Unitholders of any change in the principals of the Managing Owner.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a beneficial owner (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, the Unitholder’s estate, custodian or personal representative shall have no right to redeem or value such Unitholder’s interest except as provided in Section 12 hereof.  Each Unitholder that is a natural person expressly agrees that in the event of his or her death, he or she waives on behalf of himself or herself and his or her estate, and directs the legal representatives of his or her estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust.  Nothing in this Section 16 shall, however, waive any right given elsewhere in this Declaration and Agreement of Trust for Unitholders to be informed of the Net Asset Value of their Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

17.  Benefit Plan Investors.

Each Unitholder or assignee that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Unitholder or assignee (a “Plan Fiduciary”), represents and warrants that:  (a) the Plan Fiduciary has considered an investment in the Trust by such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust by the Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the investment in the Trust by the Plan does not violate, and is not otherwise inconsistent with, the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, any of their respective affiliates or any of their respective agents or employees:  (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary:  (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the Managing Owner, the Trustee, JWH, CIS, CISFS, any Selling Agent, Wholesaler, Correspondent, the Escrow Agent, and any of their respective affiliates; and (iii) is qualified to make such investment decision.

18.  Standard of Liability; Indemnification.

(a)  Standard of Liability for the Managing Owner.  The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust, and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b)  Indemnification of the Managing Owner by the Trust.  To the fullest extent permitted by law, subject to this Section 18, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 18, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of the Trust who:  (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from the funds of the Trust to the Managing Owner or its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied:  (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 18(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Declaration and Agreement of Trust.

In no event shall any indemnification permitted by this subsection (b) of Section 18 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects.  Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein.  Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder.  Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of Section 18 subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits and assets and the amount of any distributions wrongfully distributed to such Unitholder.

(c)  Indemnification by the Unitholders.  In the event that the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any activities of a Unitholder, obligations or liabilities unrelated to the business of the Trust or as a result of or in connection with a transfer, assignment or other disposition or an attempted transfer, assignment or other disposition by a Unitholder or an assignee of its Units or of any part of its right, title and interest in the capital or profits of the Trust in violation of this Declaration and Agreement of Trust, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys’ fees.

The Managing Owner shall indemnify and hold the Trust harmless from all loss or expense which the Trust may incur (including, without limitation, any indemnify payments) as a result of the difference between the standard of liability and indemnity under the Trading Advisory Agreement, the Customer Agreement, the Foreign Exchange Account Agreement or the Cash Bullion Account Agreement, on the one hand, and the Managing Owner’s standards of liability as set forth herein, on the other hand.

19.  Amendments; Meetings.

(a)  Amendments with Consent of the Managing Owner.  If at any time during the term of the Trust the Managing Owner shall deem it necessary or desirable to amend this Declaration and Agreement of Trust, the Managing Owner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the Managing Owner and, pursuant to a vote called by the Managing Owner, by the holders of Units representing a majority of the outstanding Units.  Such vote shall be taken at least 30 but not more than 60 days after delivery by the Managing Owner to each Unitholder of record by certified mail of notice of the proposed amendment and voting procedures.  Notwithstanding the foregoing, the Managing Owner may amend this Declaration and Agreement of Trust without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Declaration and Agreement of Trust and the Prospectus), (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Declaration and Agreement of Trust required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Declaration and Agreement of Trust which the Managing Owner deems advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders or the Trustee, or that is required by law, (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to avoid causing the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan,” as defined in and subject to ERISA, or of a “plan,” as defined in and subject to Section 4975 of the Code.

In the event that JWH shall cease to be the sole trading advisor of the Trust, the Managing Owner shall cause “JWH” to be deleted from the Trust’s name and take all such other actions as shall be necessary or appropriate.

(b)  Amendments and Actions without Consent of the Managing Owner.  In any vote called by the Managing Owner or pursuant to subsection (c) of this Section 19, upon the affirmative vote (which may be in person or by proxy) of more than 50% of the Units then owned by Unitholders, the following actions may be taken with respect to the Trust, irrespective of whether the Managing Owner concurs:  (i) this Declaration and Agreement of Trust may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 19 or extending the term of the Trust; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Declaration and Agreement of Trust without such Unitholder’s or assignee’s written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved and, as a result, terminated upon 60 days’ notice.

(c)  Meetings; Other.   Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes.  Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of all Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Declaration and Agreement of Trust, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within 15 days after such receipt, call a meeting of the Trust.  Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.  Such notice shall establish a record date for Units entitled to vote at the meeting, which shall be not more than 15 days prior to the date established for such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Declaration and Agreement of Trust in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee.   The Trustee’s written consent to any amendment of this Declaration and Agreement of Trust shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Declaration and Agreement of Trust or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated hereby to which the Trustee is a party; provided further, that the Trustee may not withhold consent for any action listed in subsections 19(b)(ii)-(vi).  Notwithstanding anything to the contrary contained in this Declaration and Agreement of Trust, the Trustee may immediately resign if, in its sole discretion, the Trustee determines that the Unitholders’ actions pursuant to subsections 19(b)(i)-(vi) would adversely affect the Trustee in any manner.

20.  Governing Law.

The validity and construction of this Declaration and Agreement of Trust shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that causes of action for violations of federal or state securities laws shall not be governed by this Section 20.

21.  Miscellaneous.

(a)  Notices.   All notices under this Declaration and Agreement of Trust shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mails.

(b)  Binding Effect.   This Declaration and Agreement of Trust shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives.  For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c)  Captions.   Captions in no way define, limit, extend or describe the scope of this Declaration and Agreement of Trust nor the effect of any of its provisions.  Any reference to “persons” in this Declaration and Agreement of Trust shall also be deemed to include entities, unless the context otherwise requires.

22.  Certain Definitions.

This Declaration and Agreement of Trust contains certain provisions required by the NASAA Guidelines.  The terms used in such provisions are defined as follows (the following definitions are included verbatim from such Guidelines and, accordingly, may not in all cases be relevant to this Declaration and Agreement of Trust):

Administrator.   The official or agency administering the securities laws of a state.

Advisor.   Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

Affiliate.   An Affiliate of a Person means:  (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

Capital Contributions.   The total investment in a Program by a Participant or by all Participants, as the case may be.

Commodity Broker.   Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

Commodity Contract.   A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet.   A compilation of the NASAA Guidelines sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the NASAA Guidelines.

Net Assets.   The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles.  Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest.   The Net Assets divided by the number of Program Interests outstanding.

Net Worth.   The excess of total assets over total liabilities as determined by generally accepted accounting principles.  Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits.   The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses.   All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law including taxes and fees, accountants’ and attorneys’ fees.

Participant.   The holder of a Program Interest.

Person.   Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee.   Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

Program.   A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

Program Broker.   A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

Program Interest.   A limited partnership interest or other security representing ownership in a Program.

Pyramiding.   A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor.   Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational and Offering Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program.  Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units.  The term “Sponsor” shall be deemed to include its Affiliates.

Valuation Date.   The date as of which the Net Assets of the Program are determined.

Valuation Period.   A regular period of time between Valuation Dates.

Certain terms not defined herein are used with the respective meanings set forth in the Prospectus.

23.  No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

24.  Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

25.  Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amended and Restated Declaration and Agreement of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY
     as Trustee

By:	/s/ Emmett R. Harmon
Name:	Emmett R. Harmon
Title:	Vice President

 CIS INVESTMENTS, INC.
     as Managing Owner

By:	/s/ Barbara A. Pfendler
Name:	Barbara A. Pfendler
Title:	Vice President

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By:            CIS INVESTMENTS, INC.

     as Attorney-in-Fact

By:	/s/ Barbara A. Pfendler
Name:	Barbara A. Pfendler
Title:	Vice President

Excerpt from First Amendment to the

Sixth Amended and Restated Declaration and Agreement of Trust of

JWH Global Trust

Please note that the below is only an excerpt.  A complete copy has been filed on a Current Report on Form 8-K by the Trust with the Securities and Exchange Commission on December 7, 2006 (available at www.sec.gov).

3.           Term.                       Section 5(a) of the Sixth Amendment and Restated Declaration and Agreement of Trust is hereby amended in total and shall hereafter read as follows:

(a) Term. The term of the Trust commenced on the day on which the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2026; (2) receipt by the Managing Owner of the determination by Unitholders owning more than 50% of the Units then outstanding to dissolve the Trust, notice of which is sent by certified mail, return receipt requested, to the Managing Owner not less than 90 days prior to the effective date of such dissolution; (3) 120 days after either (i) the date of filing by, or against, the Managing Owner of a petition for relief under the bankruptcy laws, or (ii) the notice of the retirement, resignation, or withdrawal of the Managing Owner is provided pursuant to the last sentence of this Section 5(a), unless prior to such 120th day (A) Unitholders owning more than 50% of the Units then outstanding vote (or agree in writing) to approve the appointment of one or more successor managing owners to continue the business of the Trust, or (B) in the event of (i) above, the bankruptcy court approves the sale and assignment of the interests of the Managing Owner to a purchaser/assignor and the purchaser/assignor assumes the duties and obligations of “Managing Owner” and the purchaser/assignor begins serving as the successor Managing Owner, or (4) 90 days after either (i) the insolvency of the Managing Owner, or (ii) any other event that would cause the Managing Owner to cease to be managing owner of the Trust, unless prior to such 90th day Unitholders owning more than 50% of the Units then outstanding vote (or agree in writing) to approve the appointment of one or more successor managing owners to continue the business of the Trust; (5) the dissolution of the Managing Owner; (6) the insolvency or bankruptcy of the Trust; (7) a decline in the aggregate Net Assets of the Trust to less than $2,500,000 (except as provided in Section 12); (8) a decline in the Net Asset Value per Unit to $50 or less (except as provided in Section 12); (9) dissolution of the Trust pursuant hereto; or (10) any other event which shall make it unlawful for the existence of the Trust to be continued or require dissolution of the Trust. The Managing Owner shall have no right to retire, resign or withdraw without first providing not less than 120 days’ prior written notice to all Unitholders of such proposed action. The Managing Owner shall be responsible for seeking the requisite vote of (or signatures from) Unitholders during the applicable period of time for the events covered by Section 5(a)(3) or 5(a)(4) above.

Second Amendment to the
Sixth Amended and Restated Declaration and Agreement of Trust of
JWH Global Trust

WHEREAS, Section 19(a) of the Sixth Amended and Restated Declaration of Trust (the “Declaration”) of JWH Global Trust (the “Trust”) permits the managing owner to amend the Declaration if the managing owner deems its advisable, provided that such amendment is for the benefit of and not adverse to the Unitholders of the Trust;

WHEREAS, R.J. O’Brien Fund Management, LLC, as managing owner, has determined that the amendments to the Declaration below are not adverse to the Unitholders;

WHEREAS, the Declaration is amended as follows, such amendments to become effective immediately, except the amendment to Section 8(c), which amendment shall become effective on September 1, 2007:

General

All references to the Managing Owner shall be to R.J. O’Brien Fund Management, LLC.

Section 3

The first sentence of Section 3 is hereby deleted and replaced with the following:  “The address of the principal office of the Trust is c/o R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606.”

Section 8(c)

The second paragraph is hereby deleted and replaced with the following: “The Trust shall pay no later than the fifth day of each month to R.J. O’Brien Fund Management, LLC the monthly Brokerage Fee at an annual rate of 5.0% (or approximately 0.4167% per month) of the Trust’s assets (after deduction of the Management Fee payable to the Trust’s trading advisor) as of the immediately preceding month-end (the “Brokerage Fee Rate”).

Section 9(a)

The eight paragraph is hereby deleted and replaced with the following: “All Unitholders, by subscribing to the Units, will be deemed to have consented to the Managing Owner’s selection of (i) John W. Henry & Company, Inc., as the Trust’s trading advisor; (ii) R.J. O’Brien and Associates, LLC, as the Trust’s clearing broker, with whom the Trust’s trading assets will be maintained (it being understood that certain assets may be placed with a sub-custodian depository bank and employ the services of a third-party cash manager solely for purposes of cash management and further that the Managing Owner may place certain Trust assets in one or more bank accounts in the name of the Trust and engage a third-party cash manager to manage such assets with the goal of enhancing the net return on such assets), (iii) such other entities as the Managing Owner deems appropriate.”

Section 9(e)

The seventh paragraph is hereby deleted and replaced with the following: “R.J. O’Brien & Associates, LLC credits the Trust with interest at 100% of the Trust’s average daily U.S. dollar balances on deposit with R.J. O’Brien & Associates, LLC during each month at 75% of the average 91-day Treasury bill rate and at LIBOR less 1.0% in respect of non-U.S. dollar deposits, or as otherwise disclosed in the prospectus.  The economic benefit from the possession of the Trust’s assets in excess of the interest credited by R.J. O’Brien & Associates, LLC to the Trust will be retained by R.J. O’Brien & Associates, LLC.  The Trust and the Managing Owner reserve the right to deposit, at any time, a portion of the Trust assets with a custodian and engage the services of a third-party cash manager to manage such assets with the goal of enhancing net return on such assets.”

IN WITNESS WHEREOF, the Managing Owner has determined that this Second Amendment to the Sixth Amended and Restated Declaration and Agreement of Trust is advisable, in the interest of and not adverse to the Unitholders and the Trustee and has duly executed this Second Amendment to Sixth Amended and Restated Declaration and Agreement as of July 25, 2007.

R.J. O’BRIEN FUND MANAGEMENT, LLC

As Managing Owner

By:           /s/ Annette Cazenave

Name:      Annette Cazenave
Title:        Senior Vice President

[This Page Intentionally Left Blank]

EXHIBIT B

JWH GLOBAL TRUST
____________________
SUBSCRIPTION REQUIREMENTS
By executing a Subscription Agreement and Power of Attorney Signature Page for JWH Global Trust  (the “Trust”), each purchaser (“Purchaser”) of units of beneficial interest (“Units”) in the Trust subscribes for Units at the net asset value per Unit, as described in the Trust’s current Prospectus (the “Prospectus”).  The minimum initial subscription is $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts.  Incremental subscriptions will be accepted in multiples of $100 in excess of such minimums.  Existing unitholders may make additional investments in the Trust in $1,000 minimums, also with $100 increments.  Units are sold in fractions calculated to five decimal places.

Purchaser is herewith delivering to Purchaser’s selling agent (hereinafter, “Selling Agent”) an executed Subscription Agreement and Power of Attorney Signature Page and either (i) delivering a check in the full amount of the Purchaser’s subscription or (ii) hereby authorizing such Selling Agent to debit Purchaser’s customer securities account maintained with such Selling Agent for the full amount of Purchaser’s subscription in accordance with the procedures described under “Plan of Distribution — Subscription Procedure” in the Prospectus.  If Purchaser’s Subscription Agreement and Power of Attorney is accepted by R.J. O’Brien Fund Management, LLC, the managing owner of the Trust (the “Managing Owner”), Purchaser agrees to contribute Purchaser’s subscription to the Trust and to be bound by the terms of the Trust’s Declaration and Agreement of Trust (Exhibit A to the Prospectus), including, without limitation, the provisions of Sections 9(a), 11 and 15 thereof.  Purchaser agrees to reimburse the Trust and the Managing Owner for any expense or loss incurred by either as a result of the cancellation of Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the amount of the subscription price of any or all of such Units.

If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a Unit (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, John W. Henry & Company, Inc. (“JWH”), R.J. O’Brien & Associates, LLC, any Selling Agent, wholesaler or correspondent, The Bank of New York Mellon Corporation (the “Escrow Agent”), Wilmington Trust Company (the “Trustee”), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the Managing Owner, JWH, R.J. O’Brien & Associates,  any Selling Agent, wholesaler or correspondent, the Escrow Agent, the Trustee, and any of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

Investor Suitability

Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000.

Residents of the following states must meet the specific requirements set forth below (net worth is, in all cases, to be calculated exclusive of home, furnishings and automobiles).  It is recommended (required, in the case of an individual Alabama Purchaser, California Purchaser, Kentucky Purchaser, Michigan Purchaser, or Pennsylvania Purchaser) that no individual Purchaser should (may, in the case of an individual Alabama Purchaser, California Purchaser, Kentucky Purchaser, Michigan Purchaser, or Pennsylvania Purchaser) invest more than 10% of his or her net worth in the Units and no entity Purchaser, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Units.

B-1

1.
Alabama – Net worth of at least $250,000, or a net worth of at least $70,000 and an annual gross income of $70,000.  Note that this investment will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times their investment in this program and other programs.

2.	Alaska — Net worth of at least $225,000 or a net worth of at least $60,000 and annual gross income of at least $60,000.
3.	Arizona — Net worth of at least $250,000 or a net worth of at least $70,000 and annual gross income of at least $70,000.
4.
California — Annual gross income of at least $65,000 and a net worth of at least $250,000, or a net worth of at least $500,000.  A California Purchaser may not invest more than 10% of his or her net worth in the Units.

5.	Indiana — Net worth of at least $250,000 or a net worth of at least $70,000 and annual gross income of at least $70,000.
6.	Iowa — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual gross income of at least $70,000.
7.
Kansas — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000.  It is recommended by the Office of the Kansas Securities Commissioner that no one Kansas investor should invest more than 10% of his or her readily marketable assets in the Trust.

8.
Kentucky — Liquid net worth of at least $300,000, or a combined liquid net worth of $85,000 and annual income of $85,000.  A Kentucky Purchaser may not invest more than 10% of his or her liquid net worth in the Units.

9.
Maine — Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000.  All Maine residents, including existing Unitholders in the Trust subscribing for additional Units, must execute a Subscription Agreement and Power of Attorney Signature Page.  Maine residents must sign a Subscription Agreement and Power of Attorney Signature Page specifically prepared for Maine residents, a copy of which shall accompany this Prospectus and be delivered to all Maine residents.  (SEE EXHIBIT C-II)

10.	Massachusetts — Net worth of at least $225,000 or a net worth of at least $60,000 and annual gross income of at least $60,000.
11.
Michigan — Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of $70,000.  A Michigan Purchaser may not invest more than 10% of his or her net worth in the Units.

12.	Minnesota — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.
13.	Mississippi — Net worth of at least $225,000 or a net worth of at least $60,000 and annual gross income of at least $60,000.
14.	Missouri — Net worth of at least $225,000 or a net worth of at least $60,000 and annual gross income of at least $60,000.
15.	New Hampshire — Net worth of at least $250,000 or a net worth of at least $125,000 and an annual gross income of at least $50,000.
16.	New Mexico — Net worth of at least $250,000 or a net worth of at least $70,000 and annual gross income of at least $70,000.
17.
New Jersey — Annual gross income of at least $65,000 and a net worth of at least $250,000, or a net worth of at least $500,000. A New Jersey Purchaser may not invest more than 10% of his or her net worth in the Units.

18.	North Carolina — Net worth of at least $250,000 or a net worth of at least $70,000 and annual gross income of at least $70,000.
19.	North Dakota — Net worth of at least $250,000 or a net worth of at least $70,000 and annual gross income of at least $70,000.
20.
Ohio— Net worth of at least $250,000 or a net worth of at least $70,000 and annual gross income of at least $70,000.  An Ohio Purchaser may not invest more than 10% of his or her liquid net worth in the Units.

21.	Oklahoma — Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.
22.	Oregon — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000.
23.
Pennsylvania — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual income of at least $70,000.  A Pennsylvania Purchaser may not invest more than 10% of his or her net worth in the Units.

24.	South Carolina — Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and state income tax.
25.	South Dakota — Net worth of at least $225,000 or a net worth of at least $60,000 and annual gross income of at least $60,000.
26.	Tennessee — Net worth of at least $250,000, or an annual gross income of at least $70,000 and a net worth of at least $70,000.
27.	Texas — Net worth of at least $225,000 or a net worth of at least $60,000 and annual gross income of at least $60,000.
28.	Washington – Net worth of at least $250,000, or annual gross income of at least $70,000 and net worth of at least $70,000.
_________________________
In the case of IRA and SEP plans, the foregoing suitability standards are applicable to the beneficiary of the plan for whose account the Units are being acquired.  In the case of a custodian purchasing Units for a minor, the Units will be either a gift to the minor and not paid with funds of the minor or the minor meets the foregoing suitability standards.

The foregoing suitability standards are regulatory minimums only.  Merely because Purchaser meets such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as the Trust is, in fact, suitable for Purchaser.

B-2

EXHIBIT C-I

JWH GLOBAL TRUST
____________________

SUBSCRIPTION INSTRUCTIONS
FOR
UNITS OF BENEFICIAL INTEREST

(ALL STATES EXCEPT MAINE)

Any person considering subscribing for Units should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).
Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if is a new account or if it is an existing account.
Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor
Item 4 through 8	•	The following specific instructions are provided for certain ownership types identified on the Signature Page:
•
Trust— Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act— Complete Item 4 with the name of minor followed by “UGMA.”  Enter the minor’s Social Security Number in Item 3.  In Item 8, enter the custodian’s name followed by “Custodian.”  Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation— The partnership’s or corporation’s name is required in Item 4.  Enter a partner’s or officer’s name in Item 5.  Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian.  Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address.  The Custodian must sign in the space provided.

Complete residence address in Item 6 and mailing address (if different) in Item 7.

Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing.  In the case of joint ownership, either Social Security Number may be used.  If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8.  Check box if applicable.

Item 9	•	The investor(s) must sign the Subscription Agreement and Power of Attorney Signature Page. Joint accounts must include signatures of all parties.
Items 10 and 11	•	Financial Advisor must complete

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page may be
required to be retained in the Branch Office.

 JWH GLOBAL TRUST
UNITS OF BENEFICIAL INTEREST

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

JWH GLOBAL TRUST c/o The Bank of New York Mellon Corporation P.O. Box 1148 New York, NY 07101-1148	For Overnight Mail: The Bank of New York Mellon Corporation 101 Barclay Street, A-Level New York, NY 10286 Attn: R.J. O’Brien – JWH Global Trust
Dear Sirs:

1.   Subscription for Units.   I hereby subscribe for the dollar amount of units of beneficial interest(“Units”) in JWH Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto (minimum $5,000; $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts), at a purchase price per Unit of net asset value.  Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples.  Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments.  Fractional Units will be issued to five decimal places.  The terms of the offering of the Units are described in the current Prospectus of the Trust (the “Prospectus”).  I have either (i) authorized my financial advisor to debit my customer securities account in the amount of my subscription or (ii) delivered a check to my Financial Advisor made payable to “The Bank of New York Mellon Corporation, Escrow Agent for JWH Global Trust.”  If I have chosen to subscribe by account debit, I acknowledge that I must have my subscription payment in such account when I submit my subscription.  My financial advisor shall debit my account and the amounts so debited will be transmitted directly to the Escrow Agent.  R.J. O’Brien Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  Subscriptions are revocable for five business days after submission.  All Units are offered subject to prior sale.

Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Units as of the end of the month.

2.   Representations and Warranties of Subscriber.  I have received the Prospectus and an account statement (current within 60 days) relating to the Trust.  I understand that certain investor suitability standards must be met as a condition of my investment in the Units.  I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in “Exhibit B — Subscription Requirements” to the Prospectus.  If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans.  If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.  If subscriber is not an individual, subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page.  Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member.  If subscriber is a custodian for a minor, the Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth in “Exhibit B — Subscription Requirements” to the Prospectus.

3.   Power of Attorney.   In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.   Governing Law.   Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney derives from a business  initiated in and concluded in the United States of America and shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

5.   Risks.  These securities are speculative and involve a high degree of risk.  It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust.  Risk factors relating to the Units include the following:

(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from three to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; past performance is not necessarily indicative of future results; (iv) the use of a single advisor applying a limited number of generally similar trading programs decreases diversification relative to a fund using multiple advisors and increases risk; (v) the Trust must generate trading profits, after taking into account estimated interest income, of 5.45% to cover its expenses and break even; (vi) there is no market for the Units; Units may only be redeemed as of the end of a calendar month subject to a 2% redemption charge through the end of the eleventh month after issuance; (vii) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (viii) investors are required to make representations and warranties in connection with their investment; and (ix) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face”  beginning at page 10 of the Prospectus.

PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

JWH GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for units of beneficial interest (“Units”) in JWH Global Trust (the “Trust”), and by either (i) enclosing a check payable to “ The Bank of New York Mellon Corporation, as Escrow Agent for JWH Global Trust” or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor’s securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of 100% of the Net Asset Value per Unit.

The named investor further acknowledges receipt of the current Prospectus of the Trust (the “Prospectus”), together with a recent Account Statement relating to the Trust (current within 60 calendar days) and the Trust’s most recent Annual Report if not included in the Prospectus.  The Prospectus includes the Trust’s Declaration and Agreement of Trust, Subscription Requirements and Subscription Agreement and Power of Attorney, the terms of which govern the investment in the Units being subscribed for hereby.

1) Investment Amount $_____________ (minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)	Check box if own Units ☐	2) Investor’s securities account: Account #_______ ☐ check box if debiting investor’s securities account

3) Social Security # |___|___|__| - |___|___|- |___|___|___|__| or	Taxpayer ID # |___|___| - |___|___|___|___|___|___|
Taxable Investors (check one)
☐	Individual Investor	☐	Community Property	☐	Partnership	☐	Tenants in Common
☐	Joint Tenants with Right of Survivorship	☐	Estate	☐	UGMA/UTMA (Minor)	☐	Corporation	☐	Trust

Non-Taxable Investors — Custodian Signature Required (check one)
☐	IRA	☐	IRA Rollover	☐	Profit Sharing	☐	SEP
☐	Roth IRA	☐	Pension	☐	Defined Benefit	☐	Other	_________________

4) Investor(s) Name(s):

5)
Additional Information (For Estates, Partnerships, Trusts and Corporations)

6) Residence Address of Unitholder
Street (P.O. Box numbers are not acceptable for residence address)	City	State	Zip

7) Mailing Address (if different):
Street	City	State	Zip

8) Custodian Information: Taxpayer ID# |___|___| -|___|___|___|___|___|___|___|	Custodian Account Number

Name	Street	City	State	Zip

UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □.  Under the penalties of perjury, by signature below I hereby certify that the Social Security or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.  Moreover, under penalties of perjury, by signature below I certify that I am a U.S. Person.

NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust): □.  Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  I will deliver the appropriate Form W-8 as instructed by my Financial Advisor.

9)	INVESTOR(S) MUST SIGN
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

Signature	Date	Signature of Joint Investor (if any)	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

10)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus.  I  have also informed the investor of the unlikelihood of a public trading market developing for the Units and the restrictions on the redemption of Units.  I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.  The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2810 of the NASD.

X		X
	Financial Advisor Signature Date		Office Manager Signature (if required) Date

11) Broker-Dealer Firm		Financial Advisor
	First M.I.		Last Fin. Adv. Number

Financial Advisor Mailing Address:
Street (P.0. Box numbers are not acceptable for residence address)	City	State	Zip

|___|___|___|-|___|___|___|-|___|___|___|___|	|___|___|___|-|___|___|___|-|___|___|___|___|
Financial Advisor Phone	Financial Advisor Fax	E-mail address

[This Page Intentionally Left Blank]

EXHIBIT C-II
JWH GLOBAL TRUST
____________________

SUBSCRIPTION INSTRUCTIONS
FOR
UNITS OF BENEFICIAL INTEREST

(STATE OF MAINE INVESTORS)

Any person considering subscribing for Units should carefully read and review the Prospectus, including the Privacy Policy of the Managing Owner contained therein.  The Prospectus must be accompanied by the most recent Account Statement of the Trust (current within 60 calendar days).

The Units are speculative and involve a high degree of risk.  It is recommended that no subscriber should invest more than 10% of such subscriber’s net worth (which excludes home, furnishings and automobiles) in the Trust.

Attached to these subscription instructions is a detachable carbonless copy set of the Subscription Agreement and Power of Attorney Signature Page (the “Signature Page”) with the Subscription Agreement and Power of Attorney on the reverse side.  The Signature Page is the document which you must execute if you wish to subscribe for Units.  One copy of such Signature Page should be retained by you for your records and the others delivered to your Financial Advisor.

FILL IN ALL THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLUE OR BLACK INK ONLY, AS FOLLOWS:

Item 1	•	Enter the whole dollar amount of the subscription (no cents).
Item 2	•	Enter the investor’s securities account number and check the appropriate box to indicate if is a new account or if it is an existing account.

Item 3	•	Enter the Social Security or Taxpayer ID Number of the investor.

Item 4 through 8	•	The following specific instructions are provided for certain ownership types identified on the Signature Page:

 Trust— Enter the trust’s name in Item 4 and the trustee’s name in Item 5, followed by “Ttee.”

Custodian Under Uniform Gifts to Minors Act— Complete Item 4 with the name of minor followed by “UGMA.”  Enter the minor’s Social Security Number in Item 3.  In Item 8, enter the custodian’s name followed by “Custodian.”  Be sure to furnish the Taxpayer ID Number of the Custodian.

Partnership or Corporation— The partnership’s or corporation’s name is required in Item 4.  Enter a partner’s or officer’s name in Item 5.  Enter the Taxpayer ID Number of the partnership or corporation in Item 3.

Non-Taxable Investor — If applicable, complete Item 8 for the Custodian.  Be sure to furnish the Taxpayer ID Number of the Custodian as well as the Custodian name and address.  The Custodian must sign in the space provided.

Complete residence address in Item 6 and mailing address (if different) in Item 7.

Check the appropriate box to indicate the type of ownership (Tax Category) for the entity that is subscribing.  In the case of joint ownership, either Social Security Number may be used.  If the Non-Taxable Investor is a plan or IRA of a Financial Advisor, check the box for “Other” and indicate “Selling Agent Plan” in the space provided.

The investor(s) must review the representations relating to backup withholding tax (“United States Investors Only” section) or non-resident alien status (“Non-United States Investors Only” section) following Item 8.  Check box if applicable.

Item 9	•	The investor(s) must sign the Subscription Agreement and Power of Attorney Signature Page. Joint accounts must include signatures of all parties.
Items 10 and 11	•	Financial Advisor must complete.

The Financial Advisor’s copy of the Subscription Agreement and Power of Attorney Signature Page may be
required to be retained in the Branch Office.

CII-1

JWH GLOBAL TRUST
UNITS OF BENEFICIAL INTEREST

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933
OR THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
(STATE OF MAINE INVESTORS)
JWH GLOBAL TRUST c/o The Bank of New York Mellon Corporation P.O. Box 1148 New York, NY 07101-1148	For Overnight Mail: The Bank of New York Mellon Corporation 101 Barclay Street, A-Level New York, NY 10286 Attn: R.J. O’Brien – JWH Global Trust

Dear Sirs:

1.       Subscription for Units. I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) in JWH Global Trust (the “Trust”) set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto

2.       Representations and Warranties of Subscriber. I have received the Prospectus and an account statement (current within 60 days) relating to the Trust. I have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). If subscriber is an individual purchaser, subscriber is not investing more than 10% of his or her net worth (exclusive of home, furnishings and automobiles) in the Units. If subscriber is an entity purchaser, including an ERISA plan, subscriber is not investing more than 10% of its liquid net worth (readily marketable securities) in the Units. If subscriber is an employee benefit plan, the investment in the Units by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the Managing Owner, the Trading Advisor, the Futures Broker, the Foreign Currency Broker, any Selling Agent, Wholesaler or correspondent, or the Escrow Agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust. If subscriber is not an individual, subscriber is authorized to invest in the Trust and the person signing the Subscription Agreement and Power of Attorney Signature Page on behalf of the subscriber is duly authorized to execute such Signature Page. Subscriber is registered with the Commodity Futures Trading Commission and is a member of National Futures Association in all capacities that subscriber is required to be registered or such a member. If subscriber is a custodian for a minor, the Units purchased will be either a gift to the minor and not paid with funds of the minor or the minor meets the net worth and annual income requirements set forth above.

3.       Power of Attorney. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration and Agreement of Trust of the Trust, including, without limitation, the execution of the said Agreement itself and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4.       Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

NOTICE TO MAINE INVESTORS

A minimum of $5,000 of Units must be purchased, except the minimum purchase is $2,000 for trustees or custodians of eligible employee benefit plans and individual retirement accounts. Units are sold at the Net Asset Value per Unit. Incremental subscriptions in excess of the foregoing minimums are permitted in $100 multiples. Existing investors may subscribe for additional Units in $1,000 minimums, also with $100 increments. Fractional Units will be issued to five decimal places. The terms of the offering of the Units are described in the current Prospectus of the Trust (the “Prospectus”). You must either (i) have authorized your Financial Advisor to debit your customer securities account in the amount of your subscription or (ii) delivered a check to your Financial Advisor made payable to “The Bank of New York Mellon Corporation, Escrow Agent for JWH Global Trust.” If you have chosen to subscribe by account debit, you must have your subscription payment in such account when you submit your subscription. Upon receipt of your subscription, your Financial Advisor will debit your account and the amounts so debited will be transmitted directly to the Escrow Agent.    R.J. O’Brien Fund Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. Subscriptions are revocable for five business days after submission. All Units are offered subject to prior sale.

Subscriptions generally must be received by the Managing Owner no later than five business days before month-end (including the last business day of the month) in order to be invested in the Units as of the end of the month.

These securities are speculative and involve a high degree of risk. It is recommended that you should invest no more than 10% of your net worth (excluding home, furnishings and automobiles) in the Trust. Risk factors relating to the Units include the following:

(i) You could lose all or substantially all of your investment in the Trust; (ii) the Trust is speculative and it takes positions with total values that are bigger than the total amount of the Trust’s assets; the face value of the Trust’s positions typically range from three to fifteen times its aggregate Net Asset Value; (iii) performance has been volatile; past performance is not necessarily indicative of future results; (iv) the use of a single advisor applying a limited number of generally similar trading programs decreases diversification relative to a fund using multiple advisors and increases risk; (v) the Trust must generate trading profits, after taking into account estimated interest income, of 5.45% to cover its expenses and break even; (vi) there is no market for the Units; Units may only be redeemed as of the end of a calendar month subject to a 2% redemption charge through the end of the eleventh month after issuance; (vii) the Trust trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets; (viii) investors are required to make representations and warranties in connection with their investment; and (ix) each prospective investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

See “The Risks You Face” beginning at page 10 of the Prospectus.
PLEASE COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS CAREFULLY AND ENSURE THAT YOUR FINANCIAL ADVISOR KNOWS WHETHER YOU ARE SUBSCRIBING BY CHECK OR ACCOUNT DEBIT.

CII-2

JWH GLOBAL TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
(STATE OF MAINE INVESTORS)
(See Subscription Instructions on Cover)

The investor named below, by executing and delivering this Signature Page and by payment of the purchase price for units of beneficial interest (“Units”) in JWH Global Trust (the “Trust”), and by either (i) enclosing a check payable to “ The Bank of New York Mellon Corporation, as Escrow Agent for JWH Global Trust” or (ii) authorizing the Selling Agent (or Additional Selling Agent, as the case may be) to debit investor’s securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of 100% of the Net Asset Value per Unit.

1) Investment Amount $_______________ (minimum $5,000, except $2,000 minimum for IRAs and other qualified accounts; $1,000 minimum for additional investments; $100 increments)

2) Investor’s Account # at Broker_________	☐ Check box if New Account	☐ Check box if Adding to Existing Account

3) Social Security #   |___|___|__ - |___|___|__- |___|___|___|__|          or       Taxpayer ID # |___|___ - |___|___|___|___|___|___|

4) Investor(s) Name(s): |___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

5) |___|___|___|___|___||___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|

Additional Information (For Estates, Partnerships, Trusts and Corporations)

6) Residence Address of Unitholder:

|___|___|___|___|___|___|___|___|___|___|__|	|___|___|___|___|___|___|	|___|___|	|___|___|___|___|___|
Street (P.0. Box numbers are not acceptable for residence address)	City	State	Zip

7) Mailing Address of Unitholder (if different than Residence Address):
|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|		|___|___|	|___|___|___|___|___|
Street	City	State	Zip

8) Tax Category (Choose only one from either Taxable Investors or Non-Taxable Investors)
Taxable Investors (check one)

☐	Individual Investor	☐	Community Property	☐	Partnership	☐	Tenants in Common	☐	LLC
☐	Joint Tenants with Right of Survivorship	☐	Estate	☐	UGMA/UTMA (Minor)	☐	Corporation	☐	Trust

Non-Taxable Investors — Custodian Signature Required (check one)

☐	IRA	☐	IRA Rollover	☐	Roth IRA	☐	SEP IRA
☐	Profit Sharing	☐	Pension	☐	Defined Benefit	☐	401K	Other	_________________

Custodian Information: Taxpayer ID# ___|___|___|___|___|___|___|___|___|___|
	Custodian Signature	Date

|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|___|	|___|___|	|___|___|___|___|___|
Name Street City	State	Zip

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:☐Under the penalties of perjury, by signature below I hereby certify that the Social Security or Taxpayer ID Number set forth in Item 3 above is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. Moreover, under penalties of perjury, by signature below I certify that I am a U.S. Person.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature below I hereby certify that I am not a U.S. Person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust):☐. Moreover, under penalties of perjury, by signature below I certify that I am (or am authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates. I will deliver the appropriate Form W-8 as instructed by my Financial Advisor.

9)	INVESTOR(S) MUST INITIAL AND SIGN

Acknowledgments [ Please initial ]

—	I/(We) have received the current Prospectus of the Trust (the “Prospectus”), including the Declaration and Agreement of Trust and a Subscription Agreement and Power of Attorney for Maine investors, the terms of which govern my investment in the Units, together with the Trust’s most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus).

—	I/(We) meet the minimum income and net worth standards as set forth in Exhibit B to the Prospectus for Maine investors.

—	I/(We) am (are) purchasing Units for my (our) own account.
—	If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, I(we) have satisfied myself (ourselves) as to the potential tax consequences on this investment.

INVESTOR(S) MUST SIGN

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding set forth after Section 8 above.

Signature	Date	Signature of Joint Investor (if any)

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

10)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have provided the investor with a copy of the Prospectus and informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units and the restrictions on the redemption of Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Trust is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Financial Advisor MUST sign below in order to substantiate compliance with Rule 2810 of the NASD .

X	__________________________________________________		X	__________________________________________________________________
	Financial Advisor Signature	Date	Office Manager Signature (if required)	Date

11)Broker-Dealer Firm: _____________	Financial Advisor:________________________________________________________
	First	M.I.	Last	Fin. Adv. Number

Financial Advisor Mailing Address:___________________________________________________________________________
Street (P.0. Box numbers are not acceptable for residence address)	City	State	Zip

|___|___|___|-|___|___|___|-|___|___|___|___|	|___|___|___|-|___|___|___|-|___|___|___|___|	_______________________________
Financial Advisor Phone	Financial Advisor Fax	E-mail address

CII-3

[This Page Intentionally Left Blank]

JWH GLOBAL TRUST

UNITS OF BENEFICIAL INTEREST

REQUEST FOR REDEMPTION

 ________________________________
    Date
JWH GLOBAL TRUST c/o The Bank of New York Mellon Corporation P.O. Box 1148 New York, NY 07101-1148	For Overnight Mail: The Bank of New York Mellon Corporation 101 Barclay Street A-Level New York, NY 10286 Attn: R.J. O’Brien – JWH Global Trust
Dear Sirs:

The undersigned hereby requests redemption subject to all the terms and conditions of the Sixth Amended and Restated Declaration and Agreement of Trust (the “Declaration and Agreement of Trust”) of JWH GLOBAL TRUST (the “Trust”) of Units of Beneficial Interest (“Units”) in the Trust.  (Insert number of Units to be redeemed below.  Unitholders need not redeem all of their Units, provided that at least $1,000 of Units are redeemed and a minimum investment of $1,000 is maintained after any partial redemption.  If no number of Units is indicated, ALL Units held by the undersigned will be redeemed.)  Units are redeemed at the Net Asset Value per Unit, as defined in the Declaration and Agreement of Trust, less any applicable redemption charge (see below).  Redemption shall be effective as of the end of the current calendar month, provided this Request for Redemption is received no later than five business days before the end of such month (including the last business day of the month).  Payment of the redemption proceeds will generally be made within ten business days of the date of redemption.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of such Units.  Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Units redeemed at or prior to the end of the eleventh full month after such Units are sold are subject to redemption charges of 2% of the Net Asset Value of Units at which they are redeemed.  Such charges will be deducted from the redemption proceeds and paid to R.J. O’Brien Fund Management, LLC, the Trust’s Managing Owner.  If the undersigned has purchased Units at more than one closing, such Units will be treated on a first-in/first-out basis for purposes of determining whether redemption charges continue to be applicable to such Units.

___________________
United States Unitholders Only:

The undersigned has checked the following box if he, she or it is subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: □.  Under the penalties of perjury, by signature below the undersigned hereby certifies that the Social Security or Taxpayer ID Number set forth below is his, her or its true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.  Moreover, under penalties of perjury, by signature below the undersigned certifies that he, she or it is a U.S. Person.

Non-United States Unitholders Only:

Under penalties of perjury, by signature below the undersigned hereby certifies that he, she or it is not a U.S. person (including (a) a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) a United States corporation, partnership, estate or trust): □.  Moreover, under penalties of perjury, by signature below the undersigned certifies that he, she or it is (or is authorized to sign for) the beneficial owner (as defined in the Internal Revenue Code) of all the income to which this form relates.  The undersigned will deliver the appropriate Form W-8 as instructed by his, her or its Financial Advisor.

D-1

Tax ID — SS# or Fed No (No hyphens)		Account Number

Account Name

Type of Account:
(i.e., IRA, Individual, Trust, Joint Tenant)
Please note that custodial signatures & medallion stamps are required for all IRA accounts (see below)

By
(Authorized corporate officer, partner, trustee or custodian)

Account Mailing Address (this must match mailing address on account):

Street or P.O. Box

City

State	Zip	Country

Phone

JWH Global Trust:

Redeem: Number of Units		(Write “ALL” for full redemption)

(Check one)
Mail check to the address above
Credit my customer securities account at:
(custodial accounts can ONLY be credited back to the customer’s securities account)
Name of Broker Dealer:
Account Name:_______________________________
Account Number:______________________________

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.

Please place custodian medallion stamp in box below

___________________________________________________
Individual Unitholder (required in all cases)

___________________________________________________
Individual Unitholder (if Joint Tenant account)

___________________________________________________
Authorized Corporate Officer, Partner, Trustee, or Custodian

D-2

No person is authorized to give any information or to make any representation not contained in this prospectus in connection with the matters described herein, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer by any person within any jurisdiction in which such offer is not authorized, or in which the person making such offer is not qualified to do so, or to any person to whom such offer would be unlawful. The delivery of this prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of its issue.

Until 90 days from the date of this prospectus, all dealers that effect transaction in these securities, or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.